Exhibit 10.2

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT (this “Agreement”), dated as of January 12, 2017, is by and among (i) American Realty Capital Hospitality Advisors, LLC (the “Advisor”), (ii) American Realty Capital Hospitality Properties, LLC (the “Hospitality Manager”), (iii) American Realty Capital Hospitality Grace Portfolio, LLC (the “Grace Manager” and together with the Hospitality Manager, the “Property Manager”), (iv) Crestline Hotels & Resorts, LLC (“Crestline”), (v) American Realty Capital Hospitality Trust, Inc. (“ARCH”), (vi) American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), (vii) American Realty Capital Hospitality Special Limited Partnership, LLC (the “Special Limited Partner” and together with the Advisor, the Hospitality Manager, the Grace Manager and Crestline, the “Advisor Parties”), and (viii) solely in connection with Sections 7(b), 7(d), 8, 9 and 10 through 22 (inclusive), Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC, a Delaware limited liability company and an entity that is controlled, directly or indirectly, by Brookfield Asset Management, Inc. (the “Investor” and, together with the Advisor Parties, ARCH and the OP, the “Parties”).

Reference is hereby made to (i) that certain Agreement of Limited Partnership of the OP, dated as of January 7, 2014, as amended by that certain First Amendment to the Agreement of Limited Partnership of the OP, dated as of August 7, 2015 and that certain Second Amendment to Agreement of Limited Partnership of the OP, dated as of November 11, 2015 (collectively, the “OP Agreement”), (ii) that certain Advisory Agreement, dated as of January 7, 2014, by and among ARCH, the OP and the Advisor, as amended by that certain First Amendment to Advisory Agreement, dated as of November 11, 2015 and that certain Second Amendment to Advisory Agreement, dated as of March 24, 2016 (collectively, the “Advisory Agreement”), and (iii) those certain property management agreements listed on Exhibit A hereto (collectively, the “Property Management Agreements”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Investor, the OP and ARCH are entering into that certain Securities Purchase, Voting and Standstill Agreement (the “SPA”), pursuant to which, among other things, (a) the Investor has agreed to purchase, and ARCH has agreed to sell, one (1) share of a new series of preferred stock of ARCH, and (b) the Investor has agreed to purchase, and the OP has agreed to sell, units of a new series of convertible preferred operating partnership units of the OP (the transactions contemplated by the SPA collectively referred to herein as the “Transaction”);

WHEREAS, as a condition precedent to the “Initial Closing” (as defined in the SPA and referred to herein as the “Closing”), the transactions contemplated by this Agreement (including the Advisory Agreement Amendment and the Property Management Transactions, collectively, the “Advisor/Property Manager Transactions”) shall be consummated effective as of the Closing;

WHEREAS, effective as of, and contingent upon, the Closing, the Advisor, ARCH and the OP desire to amend the Advisory Agreement in the form set forth on Exhibit B (the “Advisory Agreement Amendment”, and the Advisory Agreement as so amended, the “Amended Advisory Agreement”); and

WHEREAS, effective as of, and contingent upon, the Closing, the Property Manager, Crestline, ARCH and the OP desire (i) to assign to Crestline and amend (including, without limitation, to add each of the properties currently covered by the Interstate Managed Agreements set forth on Exhibit A) each of the Property Management Agreements under the heading Crestline Managed Agreements on Exhibit A, substantially in the form(s) set forth on Exhibit C-1 (each, as assigned and amended, an “Amended Crestline Managed Agreement”), (ii) to terminate each of the Property Management Agreements under the heading Interstate Managed Agreements on Exhibit A, substantially in the form set forth on Exhibit C-3 (each, an “Interstate Terminated Agreement”), (iii) to terminate each of the Property Management Agreements under the heading Other Property Management Agreements on Exhibit A, by means of a termination agreement in substantially the form(s) set forth on Exhibit C-3 (each, an “Other Property Management Termination Agreement” and, together with the Interstate Terminated Agreements, the “Termination Agreements”), and (iv) to assign to the applicable operating lessee and amend each of the Property Management Agreements under the heading Short-Term Managed Agreements on Exhibit A, substantially in the form(s) set forth on Exhibit C-4 (each, as assigned and amended, a “Short-Term Managed Agreement” and the transactions contemplated by the Amended Crestline Managed Agreements, the Termination Agreements, the Short-Term Managed Agreements and the Amended Short-Term Prime Agreements (if any), the “Property Management Transactions”).

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein.

1.           Consideration. In consideration for the entry into the Property Management Transactions and subject to, and effective upon, the Closing, ARCH and the OP shall:

(a) at the Closing, pay, or cause to be paid, solely in consideration for the entry into the Property Management Transactions, a one-time amount in cash equal to $10,000,000 in the aggregate to the Property Manager or its designee by wire transfer of immediately available funds to the account designated by the Property Manager to ARCH and the OP in writing at least three (3) business days prior to the Closing;

(b) on the fifteenth (15th) day of each of the twelve (12) calendar months following the Closing (or the next business day if such fifteenth (15th) day of the month is not a business day), pay, or cause to be paid, solely in consideration for the entry into the Property Management Transactions, an amount in cash, and without interest, equal to $333,333.33 to the Property Manager or its designee by wire transfer of immediately available funds to the account designated by the Property Manager to ARCH and the OP in writing at least three (3) business days prior to the applicable payment date (and if no such wire instructions are given at least three (3) business days prior to the applicable payment date, to the last account previously designated in writing by the Property Manager to ARCH and the OP); provided, however, that if the Closing occurs on or prior to the fifteenth (15th) day of a month, the first of such twelve (12) payments shall be made on the fifteenth (15th) day in the month in which Closing occurs;

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(c) at the Closing and subject to Section 7(c) hereof, issue to the Property Manager or its designee, solely in consideration for the entry into the Property Management Transactions, 279,329 shares of common stock, par value $0.01 per share (the “Common Stock”) of ARCH, which number of shares of Common Stock the Parties acknowledge and agree represents, as of the date hereof, an aggregate value of shares of Common Stock equal to $6,000,000 at a price per share of Common Stock equal to $21.48; provided, however, that (i) the number of shares of Common Stock to be issued to the Property Manager or its designee pursuant to this Section 1(c) shall be appropriately adjusted in the event that ARCH effects, after the date hereof, any stock dividend (excluding any payment-in-kind stock dividends paid by ARCH to its stockholders in accordance with its past practice commencing in fiscal year 2016), stock split, combination or other similar recapitalization at or prior to the Closing with respect to the Common Stock (any such event, a “Recap”);

(d) at the Closing and solely as consideration for the entry into the Property Management Transactions, waive any and all obligations of the Advisor to refund or otherwise repay (including through the offset of any amounts due to the Advisor or its affiliates) any Organization and Offering Expenses (as defined in the Advisory Agreement) previously reimbursed to the Advisor under the Advisory Agreement, which the Parties acknowledge and agree are equal to $5,821,988 as of the date hereof; provided, however, that such waiver shall, subject to the execution and delivery of the Transaction Documents by each of the Advisor Parties party thereto, be effective as of, and contingent upon, the Closing without any further action on the part of any person; provided further that the Advisor (on behalf of itself and its affiliates) acknowledges and agrees that in no event shall any Organization and Offering Expenses (including any unreimbursed Organization and Offering Expenses that have previously been invoiced to ARCH or any of its affiliates by the Advisor or any of its current or former affiliates (including, ARC Advisory Services, RCS Advisory Services and SK Research) under the Advisory Agreement) be reimbursable by ARCH, the OP or any of their respective subsidiaries to the Advisor or any of its current or former affiliates and, effective as of the Closing, the Advisor Parties (on behalf of themselves and their respective affiliates) hereby waive and release each of ARCH, the OP and their respective affiliates from any and all payments obligations with respect to the Organization and Offering Expenses; and

(e) at the Closing, subject to Section 7(c) hereof, and solely as consideration for the entry into the Property Management Transactions, (x) remove all transfer, vesting and other restrictions on the Class B Units (as defined in the OP Agreement) held by the Advisor or any of its affiliates as of the Closing, (y) convert all of such Class B Units into 524,956 OP Units (as defined in the OP Agreement), and (z) immediately following such conversion, redeem such 524,956 OP Units for 524,956 shares of Common Stock; provided, however, that the number of shares of Common Stock to be issued to the Advisor, any of its affiliates or other designees pursuant to this Section 1(e) shall be appropriately adjusted in the event of a Recap, after the date hereof; provided, further, that the transactions contemplated by the foregoing provisions of this Section 1(e) shall, subject to the execution and delivery of the Transaction Documents by each of the Advisor Parties party thereto, be effective as of, and contingent upon, the Closing without any further action on the part of any person.

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Notwithstanding anything contained herein to the contrary, the Parties hereby acknowledge and agree that no consideration contemplated herein is being paid, and no consideration shall be payable to, the Advisor, its affiliates or to any other person in respect of the termination of the Advisory Agreement, the entry into the Amended Advisory Agreement or the internalization of management services provided by the Advisor.

2.           Certain Acknowledgements.

(a) The Advisor Parties, on behalf of themselves and each of their affiliates, hereby acknowledge and agree that no amounts shall be payable to the Advisor, the Property Manager or any of their respective affiliates in connection with the Transaction, the Advisor/Property Manager Transactions (including, the termination of the Advisory Agreement, the entry into the Amended Advisory Agreement and the Property Management Transactions) or pursuant to the OP Agreement, other than (i) as specifically provided in the Amended Advisory Agreement and this Agreement (including in any agreement attached hereto as an Exhibit), (ii) pursuant to any agreement entered into following the Closing between ARCH or any of its subsidiaries, on the one hand, and any Advisor Party or any of their respective affiliates, on the other hand, or (iii) in respect of (x) current accounts payable owing to the Advisor by ARCH pursuant to the Advisory Agreement as of the date hereof, net of any receivables owing by the Advisor or any of its affiliates to ARCH or any of its subsidiaries (other than the amounts waived pursuant to Section 1(d)), (y) all amounts, including all fees and expense reimbursements owing to the Advisor pursuant to the Advisory Agreement under the terms thereof prior to the Closing, net of any reimbursements owing by the Advisor to ARCH or any of its subsidiaries prior to the Closing (other than the amounts waived pursuant to Section 1(d)), and (z) all amounts, including all fees and expense reimbursements owing to the Property Manager or Crestline pursuant to any property management agreement with ARCH or its subsidiaries (subject to any modifications or amendments contemplated by the Property Management Transactions).

(b) In furtherance of, and not in limitation of, Section 2(a), the (x) Special Limited Partner hereby acknowledges and agrees that, effective as of, and contingent upon, the Closing (i) the Special Limited Partner Interest (as defined in the OP Agreement) held by the Special Limited Partner, and all of the Special Limited Partner’s right, title and interest thereto and thereunder, shall automatically be forfeited without any further action on the part of any person (and, at such time, the Special Limited Partner Interest will no longer be outstanding and there shall be no rights in connection therewith), and (ii) the OP shall be entitled to, and shall, redeem (without the payment of any consideration to the Special Limited Partner or any of its affiliates) such Special Limited Partner Interest, and (y) each of the Advisor Parties (on behalf of themselves and each of their affiliates) hereby acknowledges and agrees that, effective as of the Closing, no such person shall have any right to consent to or otherwise object to the execution, delivery or performance of any amendment or modification to the OP Agreement.

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(c) (i) Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, each of the Parties acknowledges and agrees that all rights of (i) the Advisor Parties and their respective affiliates and representatives (collectively, the “Indemnitees”) to indemnification (including in respect of events and occurrences happening before, on, or after the Closing) by ARCH or the OP pursuant to, and accordance with, the terms of (v) ARCH’s or the OP’s constituent documents (the “Governing Documents”), (w) the Advisory Agreement, (x) the Property Management Agreements (solely to the extent not covered by the continuing terms of such Property Management Agreements, as amended or assigned, following the Closing), (y) that certain Management Agreement, dated as of March 10, 2008, by and between BSE/AH Blacksburg Hotel, L.L.C. and Crestline (solely to the extent not covered by the continuing terms of such Management Agreement, as amended or assigned, following the Closing), and (z) that certain Indemnification Agreement, made and entered into as of the 31st day of December, 2014, by and between ARCH, the Advisor, AR Capital, LLC and the other parties thereto (the “Indemnification Agreement”), in each case ((v) through (z)), solely in respect of any claims (a “Third Party Claim”) against the Indemnitees made by a third party (but expressly excluding the Advisor Parties themselves and/or their current or former affiliates or representatives and expressly including any derivative claims or actions (e.g., a derivative claim brought by ARCH on behalf of one or more of its shareholders)), and (ii) ARCH, the OP and their affiliates and representatives to indemnification (including in respect of events and occurrences happening before, on, or after the Closing) by the Advisor Parties or any of their respective affiliates under (x) the Advisory Agreement, (y) the Property Management Agreements (solely to the extent not covered by the continuing terms of such Property Management Agreements, as amended or assigned, following the Closing), and (z) that certain Management Agreement, dated as of March 10, 2008, by and between BSE/AH Blacksburg Hotel, L.L.C. and Crestline (solely to the extent not covered by the continuing terms of such Management Agreement, as amended or assigned, following the Closing), in each case ((x) through (z)) solely in respect of any claims made by a third party against ARCH, the OP or their affiliates or representatives, in each case (clause (i) and (ii) of this Section 2(c)(i)), shall not terminate, shall survive the consummation of the Advisor/Property Manager Transactions and the Indemnitees and ARCH, the OP and their affiliates and representatives, as applicable, shall continue to be entitled to such rights to indemnification (to the extent applicable).

(ii)        Notwithstanding the provisions of the Indemnification Agreement or the Governing Documents, an Indemnitee shall not admit liability, make any settlement offer, or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of ARCH and the OP, such consent not to be unreasonably withheld.

(iii)       Notwithstanding the provisions of the Indemnification Agreement or the Governing Documents, ARCH and the OP shall have the right, by giving written notice to the Indemnitees within thirty (30) days after receipt of notice with respect to any Third-Party Claim, to assume control of the defense of such Third-Party Claim with a counsel of its choosing that is of nationally recognized standing, and Indemnitees shall cooperate in good faith in such defense; provided, however, that ARCH and the OP shall not be permitted to control such defense if it has failed or is failing to defend in good faith the Third Party Claim.  ARCH and the OP shall have the right to retain one (1) counsel to represent ARCH and the OP and all Indemnitees with respect to any Third-Party Claim; provided, however, that if Indemnitees reasonably conclude, based upon the advice of counsel of nationally recognized standing, which approval shall not be unreasonably withheld, that (i) there are legal defenses available to the Indemnitees that are different from or additional to those available to ARCH and the OP, (ii) there exists a conflict of interest between ARCH and the OP, on the one hand, and the Indemnitees, on the other hand, or (iii) if ARCH and the OP fail to assume the defense of such Third-Party Claim in a timely manner, Indemnitees shall be entitled to control the defense of the Third-Party Claim with one (1) legal counsel of Indemnitees’ choice, subject to the prior approval of ARCH and the OP, which approval shall not be unreasonably withheld, at the expense of ARCH and the OP.  Each of the Indemnitees, on the one hand, and ARCH and the OP, on the other hand, shall reasonably cooperate with each other in connection with the defense of any Third-Party Claim, including by retaining and providing to the party controlling such defense records and information that are reasonably relevant to such Third-Party Claim and making available employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.  The Indemnitees or ARCH and the OP, as the case may be, that is controlling such defense shall keep the other parties reasonably advised of the status of such Action and the defense thereof and shall consider in good faith any recommendations made by the other parties with respect thereto. If ARCH and the OP exercise their right to control the defense of a Third Party Claim, ARCH and the OP shall obtain the prior written consent of the applicable Indemnitees (such consent not to be unreasonably withheld, conditioned or delayed) before entering into any settlement of a Third Party Claim or ceasing to defend such Third Party Claim if, (i) pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitees or any of their affiliates directly after giving effect to all insurance and indemnification payments, (ii) such settlement does not expressly and unconditionally release all applicable Indemnitees all liabilities and obligations with respect to such claim without prejudice, or (iii) if such settlement includes any statement as to culpability or failure to act by or on behalf of the Indemnitees or any of their affiliates.

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3.           Amended Advisory Agreement.

(a) At, but subject to, the Closing, each of ARCH, the OP and the Advisor shall execute and deliver to the other applicable Parties, the Advisory Agreement Amendment; provided that, solely in the event that both (I) the Closing occurs on or after March 31, 2017, and (II) on or prior to March 1, 2017, the Independent Directors (as defined below) have not provided written notice to the Advisor of their desire to extend the term of the Advisory Agreement, then (x) the Advisory Agreement Amendment shall not be executed at the Closing, and (y) the Advisory Agreement shall terminate on the date of Closing (provided, that, for the avoidance of doubt, the provisions of Sections 15 (as modified by Section 3(b)(iv) hereof and the terms of the Royalty-Free IP License), 19, 21 to 22 (inclusive, but as modified by Section 2(c) hereof), and 23 through 31 (inclusive) thereof shall survive such termination). If executed in accordance with the prior sentence of this Section 3(a), the Advisory Agreement Amendment shall provide, among other things, that (i) the Advisory Agreement shall terminate on the later of (i) March 31, 2017, and (ii) the date of Closing, unless, on or prior to March 1, 2017, the Independent Directors (the “Independent Directors”) of the Board of Directors of ARCH (the “Board”) provide written notice to the Advisor that such Independent Directors desire to extend the term of the Advisory Agreement, in which case, the Advisory Agreement shall terminate on May 31, 2017 (which term shall be extendable in accordance with the terms of the Advisory Agreement Amendment).

(b) From and after the date hereof until the expiration without renewal or earlier termination of the Advisory Agreement in accordance with its terms (including as the Advisory Agreement may be amended by the Advisory Agreement Amendment at the Closing), each of the Advisor Parties and their respective affiliates hereby agree to use their respective commercially reasonable efforts to assist ARCH and its subsidiaries to take such actions as ARCH and its subsidiaries reasonably deem necessary to:

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(i)         transition to self-management, including by providing to ARCH and its personnel (in electronic format or otherwise if unavailable in electronic format) all documentation, books and records relating to ARCH and its subsidiaries (including, all applicable legal files and information in the investor data system such as investor statements, contact information, investor marketing materials and template materials) and taking such actions as are set forth on Schedule IV hereto; provided, however, that the Advisor Parties and their respective affiliates shall be entitled to retain one copy of any such documentation, books and records provided that during any such time as the Advisor Parties or their respective affiliates retain such records, such persons continue to hold such documentation, books and records in confidence and not disclose such materials to any third party;

(ii)         effective as of, and contingent upon, the Closing, assume, in each case, free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind all relevant hospitality accounting systems, software, IT equipment (excluding all servers owned or leased by the Advisor or its affiliates, but not the information contained on such servers relating to ARCH and its subsidiaries), hospitality related third-party contracts, all office furniture and office equipment presently exclusively used by the dedicated individuals working on behalf of ARCH (including desks, chairs, office and cellular phones, office and portable computers, file cabinets) and any other related assets set forth on a mutually agreed schedule to the Asset Assignment Agreement (as defined below). In furtherance of the foregoing provisions of this Section 3(b)(ii), each of the Advisor and its applicable affiliates, on the one hand, and ARCH and its applicable affiliates, on the other hand, shall execute and deliver to the other an assignment and assumption agreement, substantially in the form set forth on Exhibit D-1 (the “Asset Assignment Agreement”);

(iii)       solely in the event of a delivery by ARCH to Crestline prior to January 31, 2017 of a written request to license such space, effective as of, and contingent upon, the Closing, license certain office space currently occupied by employees of the Advisor and its affiliates who provide services to ARCH or the OP at 3950 University Drive, Fairfax, Virginia for the period of time set forth in the Facilities Use Agreement (as defined below). In furtherance of the foregoing provisions of this Section 3(b)(iii) and assuming the delivery of the notice by ARCH specified herein, each of the Advisor, Crestline and its applicable affiliates, on the one hand, and ARCH and its applicable affiliates, on the other hand, shall execute and deliver to the other an office license agreement, substantially in the form set forth on Exhibit D-2 (the “Facilities Use Agreement”);

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(iv)       for a period of 90 days following the Closing, have all rights (x) necessary to use all company names, brands, logos and other applicable intellectual property, including the name “ARC Hospitality” and “ARC Hospitality Trust,” and (y) to the website (including the domain name) located at www.archospitalityreit.com. In furtherance of the foregoing provisions of this Section 3(b)(iv), each of the Advisor and its applicable affiliates, on the one hand, and ARCH and its applicable affiliates, on the other hand, shall execute and deliver to the other a royalty-free license, substantially in the form set forth on Exhibit D-3 (the “Royalty-Free IP License”);

(v)        until the latest to occur of (i) the date of the Closing, (ii) the date of expiration of the Amended Advisory Agreement without renewal thereof, or (iii) to the extent that the Transition Services Agreement (as defined below) is executed at or prior to the expiration of the Amended Advisory Agreement, the date of expiration of the Transition Services Agreement, the “Trigger Date”), have the right to hire relevant personnel of the Advisor and its affiliates set forth on Schedule I attached hereto effective no earlier than the Closing (such personnel for so long as he or she is providing services to the Advisor or its affiliates, “Transition Personnel”). As used herein “Transferred Employees” shall mean (x) any personnel employed by Crestline or its subsidiaries so hired and (y) any personnel employed by an entity other than Crestline or its subsidiaries so hired and who executes and delivers to the Advisor or its applicable affiliates a waiver and release of claims in favor of the Advisor and its affiliates in substantially the form set forth on Exhibit D-4 (provided that such form shall be appropriately modified to the extent mutually and reasonably agreed necessary to comply with the terms of a Transition Personnel’s employment contract, if any); and

(vi)       at or prior to the Closing, obtain all consents of governmental authorities and other third parties (x) required by ARCH or its subsidiaries to be obtained in connection with the Closing or the consummation of the Advisor/Property Manager Transactions, or (y) required by the Advisor Parties to be obtained in connection with the consummation of the Advisor/Property Manager Transactions; provided, however, that all out-of-pocket costs and expenses payable to any third party (which third parties expressly exclude the Advisor Parties and their affiliates and representatives) in connection with obtaining all consents described in this Section 3(b)(vi) shall be borne by ARCH or its subsidiaries (provided that in no event shall the Advisor Parties be entitled to agree to any such payment, cost or expense without the prior written approval of ARCH); provided, further, that no Advisor Party or its affiliates shall be required to (I) undertake any obligation to a third party in exchange for any consent or for taking any action (except that Crestline shall enter into certain subordination agreements in favor of ARCH’s or its subsidiaries’ lenders in connection with the Property Management Transactions in such forms as are customary and reasonably satisfactory to Crestline and such lenders), or (II) litigate, pursue or defend against any proceeding (including any temporary restraining order or preliminary injunction) challenging the Transaction or the Advisor/Property Management Transaction, in whole or in part.

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(c) Each of the Advisor Parties (on behalf of itself and its respective affiliates) acknowledges and agrees that, other than as expressly provided in the Transition Services Agreement or the Facilities Use Agreement, the assistance to be provided in connection with the matters described in Sections 3(b)(i) through 3(b)(v) shall be without additional compensation or payment by ARCH, the OP or any of their respective affiliates (except to the extent mutually agreed in writing at or following the Closing).

(d) In furtherance of, and not in limitation of, Section (3)(b)(v), Advisor hereby agrees as set forth on Schedule V.

(e) Solely in the event that the SPA is terminated in accordance with its terms for any reason prior to the Closing, then the Advisor, ARCH and the OP each hereby agree that the Advisory Agreement shall be automatically extended, without any further action on the part of any person and without modification, other than that the Advisory Agreement shall be automatically amended such that (i) the term of the Advisory Agreement shall continue in force until March 31, 2018 (unless the SPA is terminated prior to March 31, 2017, in which case, the term of the Advisory Agreement shall expire on the one (1)-year anniversary of the date of termination of the SPA) (such expiration date, the “Initial Term Expiration Date”), (ii) unless the Independent Directors or the Advisor, as the case may be, provide at least sixty (60) days’ written notice of termination to the other prior to Initial Term Expiration Date (which notice of termination may be provided for any reason and which termination shall be effective as of the Initial Term Expiration Date), then the Advisory Agreement shall automatically renew thereafter for successive one (1)-year periods ending on the calendar day of each year on which the Initial Expiration Date occurred, provided that, at any time after Initial Term Expiration Date, either the Independent Directors or the Advisor, as the case may be, shall be entitled to terminate the Advisory Agreement by providing at least ninety (90) days’ prior written notice of termination (which notice of termination may be provided for any reason), and (iii) prior to Initial Term Expiration Date, the Advisory Agreement can be terminated by ARCH or the OP only with Cause (as defined in the Advisory Agreement) upon forty-five (45) days’ prior written notice to the Advisor. In addition, solely in the event that (x) the Closing has not occurred on or prior to June 1, 2017, (y) as of June 1, 2017, the SPA has not been terminated, and (z) the Advisory Agreement has not otherwise been terminated for cause, then the Advisory Agreement shall be automatically extended, without any further action on the part of any person and without modification, other than that the Advisory Agreement shall be automatically amended such that the term of the Advisory Agreement shall continue in force until the earlier of (I) the date of Closing (at which time the terms of Section 3(a) shall apply and the Advisory Agreement shall either terminate or the Advisory Agreement Amendment shall be executed, as applicable), and (II) the date of termination of the SPA (at which time the terms of the first sentence of this Section 3(e) shall apply). ARCH hereby acknowledges and agrees that (x) the Board has made all applicable evaluations and determinations required to be made pursuant to Section 8.2 of the REIT Charter with respect to this Section 3(e), (y) such evaluations and determinations shall not be revised or amended, and (z) no further, consent, approval or other authorization is required (pursuant to the REIT Charter or otherwise) in connection with the matters contemplated by this Section 3(e); provided, however, that the Parties acknowledge and agree that, notwithstanding the foregoing, nothing shall restrict the rights of the Independent Directors, the Board or ARCH to terminate the Advisory Agreement for cause in accordance with the terms of the Advisory Agreement (or to make evaluations or determinations in connection therewith).

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(f) The Advisor hereby agrees that, from and after the date hereof through the Closing (or the earlier termination of this Agreement), it shall, and shall cause its affiliates (including AR Global, LLC) to (other than as directed by the Board): (i) incur amounts that are classified as expense reimbursements under Section 11 of the Advisory Agreement in accordance with the terms of the Advisory Agreement and consistent past practice, and (ii) use commercially reasonable efforts to continue the operations of the business of ARCH and its subsidiaries in the ordinary course of business consistent with past practice and to comply with the terms of ARCH’s 2017 Annual Business Plan.

4.           Transition Services Agreement. At the written request of ARCH (which may not be delivered after the expiration without renewal or earlier termination of the Amended Advisory Agreement in accordance with its terms), the Advisor, ARCH and the OP shall (subject to mutual agreement on the applicable services to be provided, the fees payable in connection therewith (which fees shall include a reimbursement of all costs related to Transition Personnel, and which fees, to the extent not set forth on Exhibit F shall be reasonable and customary for the applicable services being provided) and the term therefor, which services, fees and term the Advisor, ARCH and the OP agree to negotiate in good faith following the written request of ARCH) enter into one or more short-term transition services agreement in substantially the form set forth on Exhibit F (the “Transition Services Agreement”), pursuant to which the Advisor or certain of its mutually agreed affiliates shall provide mutually agreed transition services to ARCH and the OP in exchange for a mutually agreed rate of compensation. The term of such Transition Services Agreement shall begin no sooner than the later of (i) April 1, 2017, and (ii) the date of Closing.

5.           Property Management Transactions.

(a) Immediately prior, but subject to, the Closing, the Property Manager, Crestline, ARCH and the OP, as applicable, shall (x) execute and deliver, or cause to be executed and delivered, to the other applicable Parties, each of the Amended Crestline Managed Agreements, each of the Termination Agreements, each of the Short-Term Managed Agreements and, if required in accordance with Section 5(b), each of the Amended Short-Term Prime Agreements, and (y) consummate the Property Management Transactions.

(b) Notwithstanding the requirement to execute Other Property Management Termination Agreements and Short-Term Managed Agreements pursuant to this Agreement, solely in the event that the Parties are unable to procure, prior to Closing, the applicable consents and agreements from the applicable third parties in connection with the execution and delivery of the Short-Term Managed Agreements, then, solely in such case, in lieu of execution of an Other Property Management Termination Agreement and a Short-Term Managed Agreement with respect to the applicable properties for which such third party consents and agreements could not be procured prior to Closing, the Property Manager, ARCH and the OP, as applicable, shall execute and deliver, or cause to be executed and delivered, to the other applicable Parties, an amendment to each of the applicable Property Management Agreements under the heading Other Property Management Agreements on Exhibit A, substantially in the form set forth on Exhibit C-5 (each, as amended, an “Amended Short-Term Prime Agreement”).

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6.           Registration Rights Agreement. Immediately prior, but subject to, the Closing, the Advisor, each of its affiliates holding Class B Units and ARCH shall execute and deliver to the other applicable Parties, a registration rights agreement, substantially in the form set forth on Exhibit G (the “Registration Rights Agreement”).

7.           Covenants.

(a) Each Party shall, and shall cause its respective affiliates to use their respective commercially reasonable efforts to (x) obtain all third-party consents required in connection with the Advisor/Property Manager Transactions, and (y) diligently prepare for and commence ARCH’s transition to self-management (including, in accordance with Section 3(b)) with the brands, lenders, service providers and other constituencies such that such transition to self-management would occur no later than March 31, 2017. Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, advisable or desirable to consummate or implement the Transaction and the Advisor/Property Manager Transactions, including providing information reasonably requested by other Persons necessary for such Persons to evaluate whether to obtain any applicable consent; provided, however, that all out-of-pocket costs and expenses payable to any third party (which third parties expressly exclude the Advisor Parties and their affiliates and representatives) in connection with any action necessary, proper, advisable or desirable to consummate or implement the Transaction (including, obtaining all required consents shall be borne by ARCH or its subsidiaries (provided that in no event shall the Advisor Parties be entitled to agree to any such payment, cost or expense without the prior written approval of ARCH); provided, further, that no Advisor Party or its affiliates shall be required to (I) undertake any obligation to a third party in exchange for any consent or for taking any action (except that Crestline shall enter into certain subordination agreements in favor of ARCH’s or its subsidiaries’ lenders in connection with the Property Management Transactions in such forms as are customary and reasonably satisfactory to Crestline and such lenders), or (II) litigate, pursue or defend against any proceeding (including any temporary restraining order or preliminary injunction) challenging the Transaction or the Advisor/Property Management Transaction, in whole or in part. Each of the Parties shall execute and deliver, or cause their applicable affiliates to execute and deliver, as applicable, in accordance with the terms and conditions set forth in this Agreement, the Advisory Agreement Amendment, each of the Amended Crestline Managed Agreements, each of the Termination Agreements, each of the Short-Term Managed Agreements, the Amended Short-Term Prime Agreements (if any), the Transition Services Agreement, the Mutual Waiver and Release, the Facilities Use Agreement, the Asset Assignment Agreement, the Royalty-Free IP License, each of the Employee Non-Competition Releases and the Registration Rights Agreement (such agreements, collectively, the “Transaction Documents”).

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(b) The Investor hereby acknowledges and agrees (on its own behalf and on behalf of its affiliates), that, in the event the Investor or any affiliate thereof becomes the Class A Member (as defined in that certain Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio I Holdco, LLC and that certain Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio II Holdco, LLC, each dated as of February 27, 2015, as each may be amended, modified or supplemented from time to time (collectively, the “Preferred Agreements”)), no right, whether contingent or then existing, to terminate or otherwise modify the Amended Crestline Managed Agreements or the Amended Short-Term Prime Agreements (if any) upon a Changeover Event (as defined in the Preferred Agreements) (solely as a result of the occurrence of such Changeover Event and/or pursuant to the Preferred Agreements) shall be exercisable for so long as the Advisor and its affiliates are not in material breach of this Agreement, the Amended Advisory Agreement, the Amended Crestline Managed Agreements, the Short-Term Managed Agreements, the Amended Short-Term Prime Agreements (if any), the Transition Services Agreement (if applicable) or the Facilities Use Agreement (which breach has not been cured within fifteen (15) business days following written notice thereof to the Advisor). Solely for purposes of this Section 7(b), with respect to the Investor, the term “affiliate” shall not include Brookfield Investment Management Inc., Brookfield Investment Management (Canada) Inc. or any of their respective controlled affiliates, for so long as such entity continues to represent the “public side” of Brookfield Asset Management Inc. (“BAM”) and is separated from the “private side” of BAM (including from the Investor) in accordance with internal policies by an information barrier reasonably designed to prevent the unauthorized disclosure of non-public information between the public side and private side.

(c) Notwithstanding anything to the contrary in this Agreement, in no event shall any shares of Common Stock be issued to the Property Manager, the Advisor or their respective designees under this Agreement (including, pursuant to Sections 1(c), 1(e) or 7(e)) if such issuance would result in a violation of the charter of ARCH (as amended from time to time in accordance with its terms, the “REIT Charter”), including the provisions of Section 5.9 thereof; provided, however, that, subject to the Property Manager, the Advisor or their respective designees, as applicable, delivering a representation letter in a customary form to the Board, ARCH shall, concurrently with the issuance of such shares of Common Stock in accordance with this Agreement, exempt such person from the Aggregate Share Ownership Limit (as defined in the REIT Charter) in connection with the issuances of Common Stock contemplated by this Agreement.

(d) Immediately prior, but subject to, the Closing, each of the Advisor Parties (on behalf of themselves and each of their respective affiliates), on the one hand, and ARCH, the OP and the Investor (on behalf of themselves and each of their respective affiliates), on the other hand, shall execute and deliver to the other applicable Parties a general mutual waiver and release, substantially in the form set forth on Exhibit I (the “Mutual Waiver and Release”).

(e) Effective as of, and contingent upon, the Closing and subject to Section 7(c) hereof, the Advisor agrees that all OP Units held by it or its applicable affiliates shall be redeemed for an aggregate of ninety (90) shares of Common Stock; provided, however, that the number of shares of Common Stock to be issued to the Advisor or its applicable affiliate pursuant to this Section 7(e) shall be appropriately adjusted in the event of a Recap after the date hereof.

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(f) ARCH and the OP (on behalf of themselves and their subsidiaries) hereby acknowledge and agree that (x) from and after the Closing, none of them shall be covered by, or have any rights with respect to, any director and officer liability insurance policy sponsored or maintained by any Advisor Party or its affiliates (except to the extent that any tail policy is procured in accordance with the below), and (y) on or prior to the Closing, (i) ARCH and/or the OP shall, at their sole cost and expense, obtain (to the extent not already held) and maintain at all times for a period of six (6) years following the Closing, a standalone primary coverage director and officer liability policy with coverage (including in respect of ARCH, the OP, the Advisor Parties and their respective affiliates and representatives, in each case that have been engaged in services on behalf of ARCH or its subsidiaries)) providing for matters and events occurring prior to the Closing and with policy coverage limitations of no less than $20,000,000 plus $10,000,000 of Side A coverage, or (ii) if elected by ARCH pursuant to written notice to the Advisor no later than March 1, 2017, the Advisor Parties shall, at the sole cost and expense of ARCH and the OP, obtain and maintain at all times for a period of six (6) years following the Closing a tail policy providing for coverage (including in respect of ARCH, the OP, the Advisor Parties and their respective affiliates and representatives) of matters and events occurring prior to the Closing to the current director and officer liability policy covering ARCH, the OP and its affiliates as of the date hereof that is maintained by the Advisor Parties or their affiliates. The Parties hereby agree to reasonably cooperate with each other (including, by providing any reasonably requested information) to ensure the smooth transition and implementation of the insurance coverage contemplated in this Section 7(f)(y). Upon request, ARCH and the OP shall provide the applicable Advisor Parties with certificate(s) of insurance as proof of the insurance coverage contemplated in this Section 7(f)(y)(i) or the Advisor Parties shall provide ARCH and the OP with certificate(s) of insurance as proof of the insurance coverage contemplated in this Section 7(f)(y)(ii), as applicable. In addition, in the event that, prior to the Closing, ARCH or the OP elect in their sole discretion to purchase additional insurance in connection with their obligations to indemnify the Indemnitees as described in Section 2(c) (which insurance shall include coverage for the Indemnitees), the Advisor Parties shall contribute up to fifty percent (50%) of the costs associated with obtaining such insurance; provided, however, that the amount of such contribution shall not exceed $250,000 in the aggregate; provided, further, that to the extent that the Advisor Parties contribute to the cost of such insurance, the Advisor Parties shall be named as “additional insureds” under such insurance if available for the coverage obtained. Upon request, ARCH and the OP shall provide the applicable Advisor Parties with certificate(s) of insurance as proof of the insurance coverage contemplated in the immediately prior sentence.

8.           Crestline Right of First Refusal.

(a) From and after the Closing, each of Crestline and the Advisor hereby acknowledges and agrees that, if either (i) the Advisor or any affiliate of the Advisor (each, a “Transfer Party”) proposes to transfer, directly or indirectly, all or substantially all of the equity securities of Crestline held by the Transfer Parties (the “Equity Assets”) to any Person other than to the Advisor, Barceló Crestline Corporation or any of their respective affiliates (the “Acquiror”), or (ii) Crestline or any of its subsidiaries proposes to transfer all or a substantial portion of the assets of Crestline or any of its subsidiaries (the “Crestline Assets”) to any Acquiror (an “Asset Transfer”), in each case, pursuant to a bona fide third party offer, in single transaction or a series of related transactions, whether by sale, amalgamation, merger, recapitalization, reorganization or other similar business combination (a “Crestline Sale”), such Transfer Party or Crestline (in the case of an Asset Transfer) shall deliver to each of ARCH and the Investor written notice (the “ROFR Transfer Notice”) stating the proposed material terms of such Crestline Sale, including the name and contact information of the Acquiror, the Equity Assets or the Crestline Assets to be sold and the amount and form of consideration offered by the Acquiror (the “Offer Price”).

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(b) Upon receipt of a ROFR Transfer Notice, each of ARCH and the Investor shall, on the terms and subject to the conditions of this Section 8, have the right to elect to purchase at the Offer Price and on the other terms and conditions specified in the ROFR Transfer Notice, the Equity Assets or the Crestline Assets, as applicable; provided that, in the event that the Investor elects to exercise such rights, then ARCH’s election shall be of no force or effect. The rights of the Investor pursuant to this Section 8(b) shall be exercisable by the delivery of notice to the applicable Transfer Party (the “Notice of Exercise”), within ten (10) calendar days from the date of receipt of the ROFR Transfer Notice (the “Option Period”). The rights of ARCH and the Investor pursuant to this Section 8(b) shall terminate if unexercised prior to the expiration of the Option Period. The delivery of a ROFR Transfer Notice and of a Notice of Exercise shall be irrevocable.

(c) In the event that ARCH or the Investor exercises its right to purchase the Equity Assets or the Crestline Assets, as applicable, then the applicable Transfer Party or Crestline must sell such Equity Assets or Crestline Assets to ARCH or the Investor, as applicable, and ARCH or the Investor (as applicable), on the one hand, and the applicable Transfer Party or Crestline, on the other hand, shall exclusively negotiate in good faith the terms of definitive purchase agreement on customary terms to purchase such Equity Assets or Crestline Assets at the Offer Price and on the other terms and conditions specified in the ROFR Transfer Notice, in each case, within thirty (30) calendar days after the end of the Option Period.  Following the entry into such a definitive purchase agreement, the parties thereto shall consummate the purchase thereunder as promptly as practicable, but in any case within a time period of up to ninety (90) calendar days; provided that either the Transfer Party or Crestline, on the one hand, or ARCH or the Investor, on the other hand, shall be entitled to extend such ninety (90)-calendar period by up to an additional sixty (60) calendar days to the extent necessary to obtain any applicable third party approvals, permissions, authorizations or similar consents in connection with such transaction (provided, that, to the extent that the Transfer Party or Crestline, as applicable, has not exercised its commercially reasonable efforts to obtain such approvals, authorizations, permissions or similar consents, ARCH or the Investor, as applicable, shall have the right to further extend such time period). At the consummation of any such purchase and sale, all parties to such purchase and sale shall execute such additional documents as are otherwise necessary to consummate such transaction.

(d) If either:

(x) neither ARCH nor the Investor exercises its option to purchase the Equity Assets or the Crestline Assets, as applicable; or

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(y) ARCH or the Investor validly exercises such option and (I) a definitive purchase agreement is not executed within the thirty (30) calendar day period provided in Section 8(c) or (II) the consummation of the purchase does not occur within the period provided in Section 8(c) (including any extension of such time period as provided therein);

then the applicable Transfer Party or Crestline, as applicable, shall have the right, for a period of two hundred ten (210) calendar days (provided that, solely in the event that such Transfer Party or Crestline has signed a definitive agreement with respect to such transaction, such Transfer Party or Crestline, as applicable, shall be entitled to extend such two hundred ten (210) calendar day period by up to an additional sixty (60) calendar days to the extent necessary to obtain any applicable approvals, permissions, authorizations or similar consents in connection with such transaction (but only for so long as Crestline or the applicable Transfer Party are using its commercially reasonable efforts to obtain such consents)) from (A) in the case of clause (x) of this Section 8(d) the earlier of (i) the expiration of the Option Period with respect to such ROFR Transfer Notice or (ii) the date on which such Transfer Party receives written notice from ARCH and the Investor that each of them will not exercise the option granted pursuant to Section 8, or (B) in the case of clause (y) of this Section 8(d) the end of (1) the thirty (30) calendar day period for negotiation of a definitive agreement if such definitive agreement is not executed within such thirty (30) calendar period, and (2) the period provided in Section 8(c) (including any extension of such time period as provided therein) in the event that a definitive agreement is executed within the thirty (30) calendar day negotiation period, to sell the applicable Equity Assets or Crestline Assets set forth in the ROFR Transfer Notice to any person at a price of not less than the Offer Price, and otherwise on terms and conditions no more favorable to such person, in the aggregate, than those specified in the ROFR Transfer Notice. If such sale is consummated within such two hundred ten (210) calendar day period (subject to the sixty (60) calendar day extension set forth above, if applicable, to obtain consents), then the rights of ARCH and the Investor pursuant to this Section 8 shall terminate with respect to the applicable Equity Assets or Crestline Assets sold. If such sale is not consummated within such two hundred ten (210) calendar day period (subject to the sixty (60) calendar day extension set forth above, if applicable, to obtain consents) for any reason, then the restrictions provided for herein shall again become effective, and thereafter neither any Transfer Party nor Crestline, as applicable, may consummate a Crestline Sale without again offering the same to ARCH and the Investor in accordance with this Section 8, except, in each case, in the event that (1) neither ARCH nor the Investor exercised its option to purchase the applicable Equity Assets or Crestline Assets to be sold or (2) ARCH or the Investor exercised the option to purchase the applicable Equity Assets or Crestline Assets and a definitive agreement was executed in connection with such exercise but the applicable acquisition was never consummated solely as a result of a default in the obligation to consummate the acquisition under such definitive agreement by ARCH or the Investor, as applicable, in accordance with the terms of such definitive agreement.

(e) Each of ARCH, the OP and the Investor hereby acknowledge and agree that, subject to compliance with the terms and conditions described in this Section 8 and any applicable terms of the Amended Crestline Managed Agreements, no consent of ARCH, the OP, the Investor or any of their respective board of directors or similar governing body shall be required for Crestline or its equityholders to sell, transfer, assign or otherwise dispose of, directly or indirectly, any of the equity interests in, or assets of, Crestline.

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9.           Representations and Warranties.

(a) Each of ARCH, the OP and the Investor hereby, severally (and not jointly), represents and warrants to the Advisor Parties, solely as to itself, as of the date hereof and as of the Closing, as follows:

(i)         Existence and Power. ARCH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all power and authority required to carry on its business as now conducted. The OP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority to carry on its business as now conducted. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority to carry on its business as now conducted.

(ii)        Authorization. It and each of its applicable subsidiaries, has all requisite corporate or similar power, authority and legal capacity to execute and delivery, as applicable, this Agreement and each of the other Transaction Documents to which such person(s) are party, to the perform its obligations hereunder and thereunder and to consummate the Advisor/Property Manager Transactions to which such person is a party. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it or any of its subsidiaries are party have been duly approved by all requisite action on it and its applicable subsidiaries’ parts. This Agreement has been, and the other Transaction Documents to which it or any of its respective subsidiaries is a party will be, executed and delivered by it or such subsidiary, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes or will constitute a legal, valid and binding obligation of it and such applicable subsidiaries, enforceable against each such person in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles (the “Equitable Exceptions”).

(iii)       Non-Contravention. The execution, delivery and performance by it of this Agreement and by it or any of its subsidiaries of the other Transaction Documents to which such person(s) are party does not and will not, directly or indirectly, (a) violate, contravene or conflict with any provision of the organizational documents of such person, (b) contravene or conflict with, or constitute a violation of, any applicable order or provisions of any applicable law binding upon or applicable to any such person, (c) except as set forth on Schedule II attached hereto and any applicable filings with the Securities and Exchange Commission, require it or any of its respective subsidiaries to make or obtain any registration, filing, application, notice, consent, approval, order, qualification, authorization, designation, declaration or waiver with, to or from any governmental authority or any other person, or (d) except as set forth on Schedule II attached hereto, require a consent, approval or waiver from, or notice to, any party to any contract to which it or any of its respective subsidiaries is a party, except, in the case of clauses (b), (c) and (d), for any such violation, contravention, conflict, requirement, consent, approval or waiver that would not be reasonably expected, individually or in the aggregate, to have a material adverse effect on it or any of its respective subsidiaries’ ability to consummate the Advisor/Property Manager Transactions on the terms and conditions set forth in this Agreement and the other Transaction Documents.

(b) ARCH hereby represents and warrants to each of the Advisor Parties who receives shares of Common Stock pursuant to the Advisor/Property Manager Transactions, as of the date hereof, as of the Closing and as of the date any such shares are issued, that such shares of Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the REIT Charter and applicable federal and state securities laws.

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(c) Each of the Advisor Parties hereby, jointly and severally, represents and warrants to ARCH, the OP and the Investor, as of the date hereof and as of the Closing, as follows:

(i)         Existence and Power. Each of the Advisor Parties is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority required to carry on its business as now conducted.

(ii)        Authorization. It and each of its applicable subsidiaries, has all requisite corporate or similar power, authority and legal capacity to execute and delivery, as applicable, this Agreement and each of the other Transaction Documents to which such person(s) are party, to the perform its obligations hereunder and thereunder and to consummate the Advisor/Property Manager Transactions to which such person is a party. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it or any of its affiliates (other than ARCH, the OP and their respective subsidiaries) are party have been duly approved by all requisite action on it and its applicable subsidiaries’ parts. This Agreement has been, and the other Transaction Documents to which it or any of its respective affiliates (other than ARCH, the OP and their respective subsidiaries) is a party will be, executed and delivered by it or such affiliate, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes or will constitute a legal, valid and binding obligation of it and such applicable subsidiaries, enforceable against each such person in accordance with its terms, subject to the Equitable Exceptions.

(iii)       Non-Contravention. The execution, delivery and performance by it of this Agreement and by it or any of its affiliates (other than ARCH, the OP and their respective subsidiaries) of the other Transaction Documents to which such person(s) are party does not and will not, directly or indirectly, (a) violate, contravene or conflict with any provision of the organizational documents of such person, (b) contravene or conflict with, or constitute a violation of, any applicable order or provisions of any applicable law binding upon or applicable to any such person, (c) except as set forth on Schedule III attached hereto, require it or any of its respective subsidiaries to make or obtain any registration, filing, application, notice, consent, approval, order, qualification, authorization, designation, declaration or waiver with, to or from any governmental authority or any other person, or (d) except as set forth on Schedule III attached hereto, require a consent, approval or waiver from, or notice to, any party to any contract to which it or any of its respective affiliates (other than ARCH, the OP and their respective subsidiaries) is a party, except, in the case of clauses (b), (c) and (d), for any such violation, contravention, conflict, requirement, consent, approval or waiver that would not be reasonably expected, individually or in the aggregate, to have a material adverse effect on it or any of its respective affiliates’ (other than ARCH, the OP and their respective subsidiaries) ability to consummate the Advisor/Property Manager Transactions on the terms and conditions set forth in this Agreement and the other Transaction Documents.

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(iv)       Claims. Except as disclosed in writing by ARCH or the OP in the SPA (including any schedules, annexes, attachments or exhibits thereto), there are no Third Party Claims pending (or threatened in writing) against any Advisor Party as of the date hereof for which any such Advisor Party would be entitled to indemnification in accordance with Section 2(c).

(d) Each of the Advisor Parties who receives shares of Common Stock pursuant to the Advisor/Property Manager Transactions, hereby represents and warrants to ARCH, as of the date hereof and as of the Closing, as follows:

(i)         Such person is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) aware that the issuance and/or sale of shares of Common Stock hereunder (collectively, the “Securities”) is being made in reliance on a private placement exemption from registration under the Securities Act; and (iii) acquiring the Securities for its own account.

(ii)        Each such person understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the registration rights provided for in the Registration Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (w) in a transaction not involving a public offering, (x) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (y) pursuant to an effective registration statement under the Securities Act or (z) to ARCH or one of its subsidiaries, in each of cases (w) through (z) in accordance with any applicable state and federal securities laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(iii)       Each such person understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, each of ARCH and the OP may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY AND OPCO THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

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(iv)       Each such person: (w) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities, and (x) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(v)        Except for this Agreement, neither the Advisor, the Special Limited Partner nor any of their respective affiliates is a party to any option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of any shares of Common Stock, OP Units, Class B Units, Special Limited Partner Interests or other equity interests in ARCH, the OP or any of their respective subsidiaries. Neither the Advisor, the Special Limited Partner nor any of their respective affiliates is a party to any voting trust, proxy or other agreement or understanding with respect to, restricting or otherwise relating to the voting or dividend rights in respect of any shares of Common Stock, OP Units, Class B Units, Special Limited Partner Interests or other equity interests in ARCH, the OP or any of their respective subsidiaries. No Person has any rights to or claims against the Class B Units or OP Units held by the Advisor or the Special Limited Partner Interests held by the Special Limited Partner. At the Closing, (x) the Class B Units, the OP Units and the Special Limited Partner Interests held by the Advisor, the Special Limited Partner or the applicable affiliate of the Advisor or Special Limited Partner, as applicable, shall be free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind, (y) all rights, title and interest of the Advisor, the Special Limited Partner or the applicable affiliate of the Advisor or Special Limited Partner, as applicable, in and to the Class B Units, the OP Units and the Special Limited Partner Interests shall be redeemed or forfeited, as applicable, pursuant to the terms of this Agreement, and (z) the Advisor, the Special Limited Partner or the applicable affiliate of the Advisor or Special Limited Partner, as applicable, will cease to be a limited partner of the OP simultaneously with the Closing.

10.         Termination; Exclusivity.

(a)         This Agreement shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect with no liability on the party of any party hereto upon the termination of the SPA in accordance with its terms prior to the Closing; provided, however, that Section 3(e) and Sections 10-22 (inclusive) shall survive any such termination; provided, further, that nothing in this Section 10 shall relieve any Party of liability for breach of this Agreement prior to the termination hereof pursuant to this Section 10.

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(b)       In consideration of the expenditure of time, effort and expense to be undertaken by the Investor and ARCH, each of the Advisor Parties hereby agrees that until the Closing or the earlier termination of this Agreement in accordance with Section 10(a) (the “Exclusivity Period”), it shall not (except to the extent any of the following shall involve Crestline (including, the 60% interest held therein by an affiliate of Advisor and Property Manager), provided that any such transaction involving Crestline or such 60% interest therein shall recognize and give effect to the terms set forth in this Agreement), and shall direct its subsidiaries and affiliates not to, directly or indirectly, (i) solicit, initiate, engage or participate in any discussions or negotiations with respect to any acquisition, amalgamation, merger, recapitalization, reorganization or other business combination involving the Advisor, the Special Limited Partner, the Property Manager or any of their respective subsidiaries or any purchase of all or a substantial portion of the assets and/or equity securities of the Advisor, the Property Manager, the Special Limited Partner or any their respective subsidiaries or any other transaction that would be inconsistent with the successful completion of the Transaction or the Advisor/Property Manager Transactions (such matters, a “Competing Transaction”), (ii) enter into any agreement, arrangement or understanding relating to any potential Competing Transaction with any person or entity (including any sub-manager of any property sub-management agreement), or (iii) take any action to encourage or facilitate the foregoing or the making of any proposals or inquiries that may reasonably be expected to lead to a Competing Transaction or may inhibit the ability of the Parties to consummate the Advisor/Property Manager Transactions.

(c)        In consideration of the expenditure of time, effort and expense to be undertaken by the Advisor Parties, each of the Investor, ARCH and the OP hereby agrees that during the Exclusivity Period, it shall not and shall direct its subsidiaries and representatives not to, directly or indirectly, (i) take any action or encourage or facilitate the making of any proposals or inquiries with the primary intent or primary purpose of preventing the payment of any consideration due to the Advisor Parties hereunder or in any Transaction Document or (ii) exercise any right to terminate the Advisory Agreement or any agreement set forth on Exhibit A hereto without cause.

11.         Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

12.         Governing Law; Specific Performance; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the Law of the State of New York, not taking into account any rules of conflicts of laws that would cause the application of the laws of any other jurisdiction, and the Parties hereby consent to the jurisdiction of the courts located in New York, New York.

(b) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the need to post any bond or other security, in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled at law or in equity.

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(c)        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14.         Further Assurances. Each Party shall execute and deliver such additional documents, certificates, agreements and writings and take such other actions as may be reasonably requested by any other Party to consummate the Advisor/Property Manager Transactions.

15.         Parties in Interest. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not a party to this Agreement. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any current or former employee (including, any beneficiary or dependent thereof) of any Advisor Party or its respective affiliates (including any Transition Personnel) in respect of continued employment by the Advisor Party or any affiliates thereof or otherwise.

16.         Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

17.         Headings. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof.

18.         Expenses. Except as specifically set forth herein, each Party will bear its own costs and expenses in connection with this Agreement, including all fees and expenses of its representatives and advisors, whether or not the Closing is not consummated.

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19.         Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. Unless the context otherwise requires, the term “party” when used in this Agreement means a Party to this Agreement. References in this Agreement to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Agreement to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a business day shall be extended to the next business day (with the term “business day” meaning any day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close). Notwithstanding anything to the contrary, with respect to the Investor, the term “affiliate” as used in this Agreement shall not include ARCH or any of its subsidiaries.

20.         Assignment. No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the relevant other Parties, except that (a) the Investor shall be entitled to assign its rights under this Agreement to any of its affiliates, and (b) so long as such transfer or assignment would not violate any agreement to which ARCH or any of its subsidiaries is a party (or otherwise require the consent of ARCH or its subsidiaries under any such other agreement), the Advisor Parties shall be entitled to (x) assign their rights to any cash consideration payable hereunder to any of their respective affiliates (provided that no such assignment by the Advisor Parties shall relieve the Advisor Parties of their duties and obligations hereunder), or (y) transfer the equity interests thereof to any of their respective affiliates (excluding any real estate investment trust (or any of such real estate investment trust’s subsidiaries) that is an affiliate of any of the Advisor Parties). Any attempted assignment, delegation or transfer in violation of this Section 20 shall be void.

21.         Certain Additional Acknowledgments. For purposes of clarity, each of the Parties acknowledges and agrees that (a) in no event shall the Investor have any payment obligation (on behalf of ARCH, the OP or otherwise) in connection with the consideration to be paid under this Agreement or the Advisor/Property Manager Transactions (except to the extent of the exercise of any acquisition rights by the Investor pursuant to Section 8), and (b) Investor’s payment obligations in connection with the Transaction shall solely be governed by the terms and conditions set forth in the SPA.

22.         Amendments and Waivers.

(a) This Agreement may only be amended by execution of a writing signed on behalf of each of the Parties.

22

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its managing member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

Signature page to Framework Agreement

AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC

By: American Realty Capital Hospitality Properties, LLC, its sole member

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its managing member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AMERICAN REALTY CAPITAL HOSPITALITY SPECIAL LIMITED PARTNERSHIP, LLC

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

CRESTLINE HOTELS & RESORTS, LLC

By:	/s/ James A. Carroll
Name:	James A. Carroll
Title:	Chief Executive Officer

Signature page to Framework Agreement

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:	/s/ Jonathan P. Mehlman
Name:	Jonathan P. Mehlman
Title:	President and Chief Executive Officer

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Hospitality Trust, Inc., its general partner

By:	/s/ Jonathan P. Mehlman
Name:	Jonathan P. Mehlman
Title:	President and Chief Executive Officer

Signature page to Framework Agreement

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II, LLC

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

Signature page to Framework Agreement

Exhibit A

Property Management Agreements

[see attached]

EXHIBIT A

Property Management Agreements

Crestline Managed Agreements

1.	Second Amended and Restated Management Agreement effective as of February 1, 2016, by and among ARC Hospitality Portfolio I TRS, LLC, ARC Hospitality Portfolio I NTC TRS, LP, ARC Hospitality Portfolio I MISC TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC, as amended by that certain First Amendment to Second Amended and Restated Management Agreement effective as of October 13, 2016, by and among ARC Hospitality Portfolio I TRS, LLC, ARC Hospitality Portfolio I NTC TRS, LP, ARC Hospitality Portfolio I MISC TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (31 Hotels)

2.	Amended and Restated Management Agreement effective as of September 1, 2015, by and among ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II TRS, LLC, ARC Hospitality Portfolio II MISC TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (10 Hotels)

3.	Management Agreement effective as of February 27, 2015, by and between ARC Hospitality Portfolio I DEKS TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (Kansas – 1 Hotel)

4.	F&B Management Agreement effective as of February 27, 2015, by and between ARC Hospitality Portfolio I KS TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (Kansas- 1 Hotel)

5.	Management Agreement effective as of February 27, 2015, by and between ARC Hospitality Portfolio I TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (Ohio – 2 Hotels)

6.	Management Agreement effective as of February 27, 2015, by and between ARC Hospitality Portfolio I NTC TRS, LP and American Realty Capital Hospitality Grace Portfolio, LLC (Texas - 5 Hotels)

7.	Management Agreement effective as of February 27, 2015, by and between ARC Hospitality Portfolio II NTC TRS, LP and American Realty Capital Hospitality Grace Portfolio, LLC (Texas - 1 Hotel)

8.	Management Agreement effective as of October 15, 2015, by and among ARC Hospitality SWN TRS, LLC, ARC Hospitality SWN CRS NTC TRS, LP and American Realty Capital Hospitality Properties, LLC (15 Hotels)

9.	Management Agreement effective as of January 27, 2014, by and between ARC Hospitality TRS Baltimore, LLC and American Realty Capital Hospitality Properties, LLC (Courtyard Baltimore)

10.	Management Agreement effective as of January 27, 2014, by and between ARC Hospitality TRS Providence, LLC and American Realty Capital Hospitality Properties, LLC (Courtyard Providence)

11.	Management Agreement effective as of January 27, 2014, by and between ARC Hospitality TRS GA Tech, LLC and American Realty Capital Hospitality Properties, LLC (Georgia Tech)

12.	Management Agreement effective as of January 27, 2014, by and between ARC Hospitality TRS Stratford, LLC and American Realty Capital Hospitality Properties, LLC (Homewood Suites Stratford)

Interstate Managed Agreements

13.	Hotel Management Agreement dated as of October 15, 2015, by and between ARC Hospitality SWN INT NTC TRS, LP and American Realty Capital Hospitality Properties, LLC (Hampton Inn & Suites El Paso – Airport)

14.	Hotel Management Agreement dated as of February 11, 2016, by and between ARC Hospitality SWN TRS, LLC and American Realty Capital Hospitality Properties, LLC (Fairfield Inn & Suites Denver Airport)

15.	Hotel Management Agreement dated as of February 11, 2016, by and between ARC Hospitality SWN TRS, LLC and American Realty Capital Hospitality Properties, LLC (Hilton Garden Inn Fort Collins)

16.	Hotel Management Agreement dated as of February 11, 2016, by and between ARC Hospitality SWN TRS, LLC and American Realty Capital Hospitality Properties, LLC (Hampton Inn – Ft. Collins)

17.	Hotel Management Agreement dated as of February 11, 2016, by and between ARC Hospitality SWN TRS, LLC and American Realty Capital Hospitality Properties, LLC (Springhill Suites Denver Airport)

Other Property Management Agreements

18.	Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio I HIL TRS, LLC, ARC Hospitality Portfolio I NTC HIL TRS, LP, and American Realty Capital Hospitality Grace Portfolio (Hilton - 35 Hotels)

This has been amended by that certain First Amendment to Management Agreement dated as of November 2, 2016, by and between ARC Hospitality Portfolio I HIL TRS, LLC, ARC Hospitality Portfolio I NTC HIL TRS, LP, and American Realty Capital Hospitality Grace Portfolio, LLC, relating to the Homewood Suites Phoenix-Biltmore.

This has also been amended by that certain Hilton Omnibus 2016 Incentive Fee Implementation (Prime Pool I) made effective as of January 1, 2016, between ARC Hospitality Portfolio I HIL TRS, LLC, ARC Hospitality Portfolio I NTC HIL TRS, LP and American Realty Capital Hospitality Grace Portfolio, LLC (Hilton – 35 Hotels)

19.

Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Portfolio II NTC HIL TRS, LP, and American Realty Capital Hospitality Grace Portfolio, LLC (Hilton - 7 Hotels)

This has been amended by that Hilton Omnibus 2016 Incentive Fee Implementation (Prime Pool II) made effective as of January 1, 2016, between ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Portfolio II NTC HIL TRS, LP and American Realty Capital Hospitality Grace Portfolio, LLC (Hilton - 7 Hotels)

20.

Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio I MCK TRS, LLC, ARC Hospitality Portfolio I NTC TRS, LP, and American Realty Capital Hospitality Grace Portfolio, LLC (McKibbon - 19 Hotels)

21.

Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II MISC TRS, LLC, and American Realty Capital Hospitality Grace Portfolio, LLC (McKibbon - 2 Hotels)

22.

Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio I MISC TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (InnVentures - Residence Inn Boise)

23.	Management Agreement effective as of February 27, 2015 by and between ARC Hospitality Portfolio I MISC TRS, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (InnVentures - Residence Inn Portland)

Short-Term Managed Agreements[1]

24.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Albany – Wolf Road)

1 Numbers 24-65 below have been amended by that certain Omnibus 2016 Incentive Fee Implementation Sub Agreement made effective as of January 1, 2016, between American Realty Capital Hospitality Grace Portfolio, LLC and the management entities listed on Exhibit A thereto. (Hilton – 42 Hotels)

25.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Baltimore – Glen Burnie)

26.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Beckley)

27.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Birmingham / Mountain Brook)

28.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Boca Raton – Deerfield Beach)

29.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Boca Raton)

30.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Charleston Airport)

31.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Charlotte / Gastonia)

32.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Chattanooga Airport / I-75)

33.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Chicago / Gurnee)

34.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Cleveland / Westlake)

35.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn & Suites Colorado Springs Air Force Academy)

36.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Columbus – I-26 Airport)

37.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Columbus / Dublin)

38.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Columbus Airport)

39.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Dallas - Addison)

40.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Detroit / Madison Heights / South Troy)

41.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Detroit / Northville)

42.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Fayetteville I-95)

43.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Kansas City / Overland Park)

44.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Kansas City – Airport)

45.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Memphis Poplar)

46.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Morgantown)

47.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Norfolk Naval Base)

48.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Palm Beach Gardens)

49.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Pickwick Dam at Shiloh Falls)

50.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Scranton at Montage Mountain)

51.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn St. Louis / Westport)

52.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn State College)

53.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn West Palm Beach)

54.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn & Suites Boynton Beach)

55.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites San Antonio - Northwest)

56.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites Hartford / Windsor Locks)

57.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites Memphis Germantown)

58.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites Phoenix-Biltmore)

59.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites Augusta)

60.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Homewood Suites Management LLC (Homewood Suites Seattle Downtown)

61.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Chicago / Naperville)

62.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn College Station)

63.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Indianapolis)

64.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Knoxville Airport)

65.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and Hampton Inns Management LLC (Hampton Inn Milford)

66.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and InnVentures IVI, LP (Residence Inn Boise)

67.	Management Agreement effective as of February 27, 2015 by and between American Realty Capital Hospitality Grace Portfolio, LLC and InnVentures IVI, LP (Residence Inn Portland)

68.	Management Agreement dated October 3, 2014 by and between American Realty Capital Hospitality Grace Portfolio, LLC and McKibbon Hotel Management, Inc. (McKibbon - 19 Hotels)

69.	Management Agreement dated October 3, 2014 by and between American Realty Capital Hospitality Grace Portfolio, LLC and McKibbon Hotel Management, Inc. (McKibbon - 2 Hotels)

Exhibit B

Advisory Agreement Amendment

[see attached]

EXHIBIT B

THIRD AMENDMENT

ADVISORY AGREEMENT

This THIRD AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”) is entered into as of [•], 2017, by and among Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.), a Maryland corporation (the “Company”), Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.), a Delaware limited partnership (the “Operating Partnership”), and American Realty Capital Hospitality Advisors, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of January 7, 2014 (as amended, the “Advisory Agreement”);

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that First Amendment to Advisory Agreement, dated as of November 11, 2015;

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that Second Amendment to Advisory Agreement, dated as of March 24, 2016;

WHEREAS, on January [__], 2017, each of the Company, the Operating Partnership, the Advisor and certain other parties entered into that certain Framework Agreement (the “Framework Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(i). Effective as of the date hereof, Section 10(i) of the Advisory Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything contained in this Agreement to the contrary, from and after the date of Closing (as defined in the Framework Agreement), the Asset Management Fee payable under this Agreement in respect of any period commencing after such date shall be reduced by an aggregate amount equal to the cost of the base compensation of all Transition Personnel (as defined in the Framework Agreement) that is then being paid directly by the Company, the Operating Partnership or any of their respective subsidiaries (and not by the Advisor or any of its Affiliates); provided, however, that the amount of the reduction for each such Transition Personnel shall not be greater than the base compensation paid to such Transition Personnel by the Advisor or any of its affiliates prior to the Closing (as defined in the Framework Agreement).”

2.	Addition of Section 10(k). Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 10(k):

“(k) Termination of Certain Fees. Notwithstanding anything contained in this Agreement to the contrary, from and after the date hereof, no amounts shall be payable in respect of any Acquisition Fees, Real Estate Commissions, Annual Subordinated Performance Fees, Financing Coordination Fees or any other fees, costs or reimbursements under this Section 10 (other than Section 10(i)), in each case, in respect of any event or transaction consummated or entered into on or after the date hereof.”

3.	Addition of Section 11(c). Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 11(c):

“(c) The Company and the Operating Partnership shall have the right, but not the obligation, to offset any amounts payable directly or reimbursable to the Advisor pursuant to this Section 11 in respect of periods from and after the date hereof against any amounts by which the Asset Management Fee is to be reduced pursuant to the last sentence of Section 10(i); provided, however, that the Asset Management Fee shall not also be (and has not previously been) reduced by the amount so offset.”

4.	Amendment to Section 16. Effective as of the date hereof, Section 16 of the Advisory Agreement is hereby replaced in its entirety with the following:

“16. TERM OF AGREEMENT. This Agreement shall continue in force for a period ending on [March 31, 2017/DATE OF CLOSING] [May 31, 2017] 1 . Thereafter, the term may be renewed for one additional two calendar month period upon written notice to the Advisor by the Independent Directors of the Company given no later than May 1, 2017.”

5.	Amendment to Section 17. Effective as of the date hereof, the last sentence of Section 17 of the Advisory Agreement is hereby replaced in its entirety with the following:

“The provisions of Sections 15 (as modified by Section 3(b)(iv) of the Framework Agreement and the terms of the Royalty-Free IP License (as defined in the Framework Agreement)), 19, 21 to 22 (inclusive, but as modified by Section 2(c) of the Framework Agreement), and 23 through 31 (inclusive) shall survive any expiration or earlier termination of this Agreement.”

[Signature Page Follows]

1  Date to be inserted prior to signing based on whether written notice has been delivered in accordance with Section 3(a) of the Framework Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed and delivered this Amendment as of the date first set forth above.

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

[Signature Page to Third Amendment to Advisory Agreement]

Exhibit C-1

Amended Crestline Managed Agreement

[see attached]

EXHIBIT C-1

ASSIGNMENT AND AMENDMENT OF

CRESTLINE SWN MANAGEMENT AGREEMENT

This Assignment and Amendment of Crestline SWN Management Agreement (“Assignment”) is made effective as of _________, 2017 (“Effective Date”) by and among American Realty Capital Hospitality PROPERTIES, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“Assignor”); CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company, with an address at 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (“Assignee”); and ARC HOSPITALITY SWN INT NTC TRS, LP, a Delaware limited partnership, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 1”), ARC HOSPITALITY SWN TRS, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 2”), and ARC HOSPITALITY SWN CRS NTC TRS, LP, a Delaware limited partnership, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 3”) (TRS 1, TRS 2, and TRS 3, collectively, “TRS”).

RECITALS:

WHEREAS, Assignor, TRS 2, and TRS 3 are parties to that certain Management Agreement dated October 15, 2015 (inclusive of the “slip page” replacement to page 14 that was substituted after execution of such Management Agreement) with respect to the management by Assignor of fifteen of the hotels listed on Exhibit A thereto (p. 1, hotels #3, 5, 9-10, and 13-16; p. 2, hotels #2, 5, 8, 14, 17, and 19; and p. 3, hotel #2) (such hotels, the “Crestline Hotels”), as assigned and amended concurrently with the execution of this Assignment (the “Crestline SWN Management Agreement”);

WHEREAS, Assignor desires to assign its rights and obligations under the Crestline SWN Management Agreement to Assignee; Assignee desires to accept the assignment of Assignor’s rights and obligations under Crestline SWN Management Agreement, as further amended by this Assignment; and TRS desires to consent to this Assignment and to have Assignee manage and operate the Crestline Hotels from and after the Effective Date, in accordance with the Crestline SWN Management Agreement as further amended by this Assignment;

WHEREAS, Assignor and TRS 1 are parties to that certain Hotel Management Agreement dated October 15, 2015, with respect to the management of the Hampton Inn & Suites El Paso-Airport, and Assignor and TRS 2 are parties to those certain Hotel Management Agreements dated February 11, 2016, with respect to the management of the Fairfield Inn & Suites Denver Airport, the SpringHill Suites Denver Airport, the Hilton Garden Inn Fort Collins, and the Hampton Inn Fort Collins (all of the Hotel Management Agreements referenced in this Recital, collectively, “Interstate Management Agreements”, and all of the hotels referenced in this Recital, collectively, “Interstate Hotels”);

WHEREAS, Assignor and Interstate Management Company, LLC are parties to that certain Hotel Management Agreement dated October 15, 2015, and to those four certain Hotel Management Agreements dated February 11, 2016, with respect to the management of the Interstate Hotels (such Hotel Management Agreements, the “Interstate Sub-MAs”);

WHEREAS, Assignor is, contemporaneously with execution of this Assignment, terminating the Interstate Management Agreements and the Interstate Sub-MAs with respect to each of the Interstate Hotels;

WHEREAS, Assignee and TRS wish to further amend the Crestline SWN Management Agreement to add the Interstate Hotels to Exhibit A thereto and to add TRS 1 as a party thereto, such that Assignee will, from and after the Effective Date, manage the Interstate Hotels pursuant to the Crestline SWN Management Agreement as further amended by this Assignment;

NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and obligations in, to and under the Crestline SWN Management Agreement, and Assignee hereby accepts and assumes all such rights, title and obligations of Assignor in, to and under the Crestline SWN Management Agreement. TRS hereby consents to such assignment and assumption.

2.	Each of Assignee and TRS agrees that the Crestline SWN Management Agreement is hereby further amended as follows:

a.	The Interstate Hotels are added to Exhibit A and TRS 1 is added to the preamble and to the defined term “TRS”, such that TRS 1 will become a party to the Crestline SWN Management Agreement and Assignee will, from and after the Effective Date, manage each of the Interstate Hotels on behalf of the applicable TRS pursuant to the Crestline SWN Management Agreement;

b.	The Management Commencement Date is acknowledged and agreed to be (i) October 15, 2015, with respect to the Hampton Inn & Suites El Paso-Airport, such that the Initial Term of such Hotel shall expire on December 31, 2035, and (ii) February 11, 2016, with respect to the Fairfield Inn & Suites Denver Airport, the SpringHill Suites Denver Airport, the Hilton Garden Inn Fort Collins, and the Hampton Inn Fort Collins, such that the Initial Term of each such Hotel shall expire on December 31, 2036.

 2

c.	The following is added at the end of Section 5.01:

Notwithstanding the foregoing, effective as of the first day of the forty-ninth (49th) month following the defined “Effective Date” of that certain Assignment and Amendment of Crestline SWN Management Agreement (the “Assignment”), dated [closing/assignment date] (the “Effective Date” as defined in the Assignment, the “Assignment Date”, and such first day of the forty-ninth (49th) month thereafter, the “Sale Termination Right Effective Date”), TRS shall have the right to Terminate this Agreement with respect to any individual Hotel effective immediately upon a sale of such Hotel (whether alone or as part of a portfolio transaction, and whether by way of merger, consolidation, or otherwise) so long as, at or prior to the time of such Termination, either (at TRS’s election) (x) TRS pays, or causes to be paid, to Management Company an amount in cash equal to (i) the Management Fees earned, due, and payable with respect to such Hotel in the trailing twelve (12) full months (after normalizing such Management Fees to account for any rooms which may have been vacant during such period as a result of PIP work or other construction, repair, or improvement work performed at such Hotel), multiplied by (ii) two and one-half (2.5), or (y) if the sale of the Hotel in question is occurring during the period prior to the six (6)-year anniversary of the Assignment Date, TRS effects a Property Replacement in accordance with the immediately following paragraph.

In addition, if TRS conducts a sale of any Hotel (whether alone or as a part of a portfolio transaction, and whether by way of merger, consolidation or otherwise) after the Assignment Date but prior to the date that is six (6) years following the Assignment Date, TRS shall have the right to Terminate this Agreement with respect to such Hotel if TRS concurrently adds to this Agreement as a “Hotel” a hotel (“Replacement Hotel”) that (A) was owned by an Affiliate of TRS as of the Assignment Date, and continues to be owned by an Affiliate of TRS as of the date of the sale of the Hotel in question (the “Sale Date”); (B) is, at the time of the Sale Date, subject to a management agreement that (I) has a term of one year or less, and/or (II) includes a right to terminate without cause upon notice of one year or less; and (C) has, as of the Sale Date, the same or greater historical annual revenue, over the year preceding the Sale Date, as the Hotel that is being Terminated (such addition of a Replacement Hotel in accordance with this paragraph, a “Property Replacement”).

For the avoidance of doubt, any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel and also complies with terms and conditions set forth in this Section 5.01 shall not be subject to the requirements of Section 20.01 of this Agreement.

d.	Section 6.01.A. is amended to replace the entire current provision with the following:

In consideration of the services to be performed during the Term of this Agreement by Management Company, Management Company shall be paid a periodic base management fee (“Base Management Fee”) in the amount of three percent (3%) of Gross Revenues for each Accounting Period. Each such periodic fee shall be paid to Management Company (or retained by Management Company as provided below) at such time as the final monthly report for such Accounting Period is submitted to TRS as provided in Section 6.02 A below.

 3

e.	Section 6.01.C. is deleted in its entirety.

f.	Section 19.01.A. is amended by replacing the period at the end of subsection (iii) with a semicolon, and by adding the following language as a new paragraph after subsection (iii):

Notwithstanding anything in this Section 19.01.A. to the contrary, Management Company’s rights to assign or transfer its interest in this Agreement or delegate any responsibilities hereunder shall remain subject to satisfaction of all applicable rights of first refusal or similar obligations under that certain “Framework Agreement”, by and among American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Special Limited Partnership, LLC and [INVESTOR], dated _________ (the “Framework Agreement”) and no assignment, transfer or delegation by the Management Company shall be permitted hereunder without compliance with such provisions of the Framework Agreement.

g.	Section 20.01 is amended to add the following at the end of such section:

Notwithstanding the foregoing and for the avoidance of doubt, the terms and conditions set forth in this Section 20.01 of this Agreement shall not apply in the event that any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel otherwise complies with terms and conditions set forth in Section 5.01.

h.	Section 22.08 is amended [insert new notice addressees/addresses for TRS and for Management Company]

3.	This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

4.	This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

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5.	This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Assignment or the terms of this Assignment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Assignment via a facsimile (or transmission of a .pdf file) of this Assignment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Assignment.

6.	Except as specifically modified by this Assignment, all of the provisions of the Crestline SWN Management Agreement are unchanged and continue in full force and effect. In the event of any conflicts between the Crestline SWN Management Agreement and this Assignment, this Assignment shall control.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

WITNESS:	ASSIGNOR:

American Realty Capital Hospitality PROPERTIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

WITNESS:	ASSIGNEE:

CRESTLINE HOTELS & RESORTS, LLC,
a Delaware limited liability company

By:
Authorized Signatory

WITNESS:	TRS 1:

ARC HOSPITALITY SWN INT NTC TRS, LP,
a Delaware limited partnership

	By:	ARC HOSPITALITY SWN NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

 6

TRS 2:

ARC HOSPITALITY SWN TRS, LLC,
a Delaware limited liability company

By:
Authorized Signatory

TRS 3:

ARC HOSPITALITY SWN CRS NTC TRS, LP,
a Delaware limited partnership

By:	ARC HOSPITALITY SWN NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

7

EXHIBIT C-1

ASSIGNMENT AND AMENDMENT OF CURRENT MANAGEMENT AGREEMENT

This Assignment and Amendment of Current Management Agreement (“Assignment”) is made effective as of [       ], 2017 (“Effective Date”) by and among American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“Assignor”); CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company, with an address at 3950 University Drive, Suite 301, Fairfax, VA 22030 (“Assignee”); and ARC HOSPITALITY PORTFOLIO I TRS, LLC, ARC HOSPITALITY PORTFOLIO I NTC TRS, LP, and ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC (collectively, “TRS”).

RECITALS:

WHEREAS, on February 27, 2015, on the one hand, ARC Hospitality Portfolio I TRS, LLC and ARC HOSPITALITY PORTFOLIO I NTC TRS, LP, and, on the other hand, American Realty Capital Hospitality Grace Portfolio, LLC, entered into a “Management Agreement” (the “Initial Management Agreement”) with respect to the eighteen hotels listed as “Hotels” on Exhibit A thereto, with a “Management Commencement Date” (as defined in the Initial Management Agreement) of February 27, 2015; and

WHEREAS, on September 1, 2015, the parties to the Initial Management Agreement entered into an Amended and Restated Management Agreement (the “Amended Management Agreement”), which added ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC (together with the Initial TRS Entities, “TRS”) as a party, and added ten hotels to Exhibit A thereto as “Hotels”, along with other minor changes; and

WHEREAS, on February 1, 2016, the parties further amended and restated the Amended Management Agreement (the “Second Amended and Restated Management Agreement”) to add four more hotels to Exhibit A as “Hotels” and to make other minor changes; and

WHEREAS, on October 13, 2016, the parties amended the Second Amended and Restated Management Agreement (the “First Amendment”, and the Second Amended and Restated Management Agreement following such First Amendment, the “Current Management Agreement”); and

WHEREAS, TRS holds leasehold title granted by ARC Hospitality Portfolio I Owner, LLC and ARC Hospitality Portfolio I NTC Owner, LP (individually or as context requires, the “Owner”) of certain real property and improvements more particularly described on Exhibit A to the Current Management Agreement (individually or collectively, as the context requires, the “Hotel”); and

WHEREAS, Assignor desires to assign its rights and obligations under the Current Management Agreement to Assignee; Assignee desires to accept the assignment of Assignor’s rights and obligations under Current Management Agreement, as further amended by this Assignment; and TRS desires to consent to this Assignment and to have Assignee manage and operate the Hotel from and after the Effective Date, in accordance with the Current Management Agreement as further amended by this Assignment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and obligations in, to and under the Current Management Agreement, and Assignee hereby accepts and assumes all such rights, title and obligations of Assignor in, to and under the Current Management Agreement. TRS hereby consents to such assignment and assumption.

2.	Each of Assignee and TRS agrees that the Current Management Agreement is hereby further amended as follows:

a.	All references to “Management Company” shall hereafter be deemed to refer to Assignee.

b.	The definition of “Affiliate” is amended to delete subsection (i).

c.	Section 5.01 is amended by adding the following at the end of the paragraph:

Notwithstanding the foregoing, effective as of the first day of the forty-ninth (49th) month following the defined “Effective Date” of that certain Assignment and Amendment of Current Management Agreement (the “Assignment”), dated [closing/assignment date] (the “Effective Date” as defined in the Assignment, the “Assignment Date”, and such first day of the forty-ninth (49th) month thereafter, the “Sale Termination Right Effective Date”), TRS shall have the right to Terminate this Agreement with respect to any individual Hotel effective immediately upon a sale of such Hotel (whether alone or as part of a portfolio transaction, and whether by way of merger, consolidation, or otherwise) so long as, at or prior to the time of such Termination, either (at TRS’s election) (x) TRS pays, or causes to be paid, to Management Company an amount in cash equal to (i) the Management Fees earned, due, and payable with respect to such Hotel in the trailing twelve (12) full months (after normalizing such Management Fees to account for any rooms which may have been vacant during such period as a result of PIP work or other construction, repair, or improvement work performed at such Hotel), multiplied by (ii) two and one-half (2.5), or (y) if the sale of the Hotel in question is occurring during the period prior to the six (6)-year anniversary of the Assignment Date, TRS effects a Property Replacement in accordance with the immediately following paragraph.

In addition, if TRS conducts a sale of any Hotel (whether alone or as a part of a portfolio transaction, and whether by way of merger, consolidation or otherwise) after the Assignment Date but prior to the date that is six (6) years following the Assignment Date, TRS shall have the right to Terminate this Agreement with respect to such Hotel if TRS concurrently adds to this Agreement as a “Hotel” a hotel (“Replacement Hotel”) that (A) was owned by an Affiliate of TRS as of the Assignment Date, and continues to be owned by an Affiliate of TRS as of the date of the sale of the Hotel in question (the “Sale Date”); (B) is, at the time of the Sale Date, subject to a management agreement that (I) has a term of one year or less, and/or (II) includes a right to terminate without cause upon notice of one year or less; and (C) has, as of the Sale Date, the same or greater historical annual revenue, over the year preceding the Sale Date, as the Hotel that is being Terminated (such addition of a Replacement Hotel in accordance with this paragraph, a “Property Replacement”).

For the avoidance of doubt, any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel and also complies with terms and conditions set forth in this Section 5.01 shall not be subject to the requirements of Section 20.01 of this Agreement.

d.	Section 6.01.A. is amended to replace the entire current provision with the following:

In consideration of the services to be performed during the Term of this Agreement by Management Company, Management Company shall be paid a periodic base management fee (“Base Management Fee”) in the amount of three percent (3%) of Gross Revenues for each Accounting Period. Each such periodic fee shall be paid to Management Company (or retained by Management Company as provided below) at such time as the final monthly report for such Accounting Period is submitted to TRS as provided in Section 6.02 A below.

e.	Section 6.01.C. is deleted in its entirety.

f.	Section 19.01.A. is amended by replacing the period at the end of subsection (iii) with a semicolon, and by adding the following language as a new paragraph after subsection (iii):

Notwithstanding anything in this Section 19.01.A. to the contrary, Management Company’s rights to assign or transfer its interest in this Agreement or delegate any responsibilities hereunder shall remain subject to satisfaction of all applicable rights of first refusal or similar obligations under that certain “Framework Agreement”, by and among American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Special Limited Partnership, LLC and [INVESTOR], dated _________ (the “Framework Agreement”) and no assignment, transfer or delegation by the Management Company shall be permitted hereunder without compliance with such provisions of the Framework Agreement.

g.	Section 20.01 is amended to add the following at the end of such section:

Notwithstanding the foregoing and for the avoidance of doubt, the terms and conditions set forth in this Section 20.01 of this Agreement shall not apply in the event that any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel otherwise complies with terms and conditions set forth in Section 5.01.

h.	Section 22.08 is amended [insert new notice addressees/addresses for TRS and for Management Company]

3.	This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

4.	This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

5.	This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Assignment or the terms of this Assignment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Assignment via a facsimile (or transmission of a .pdf file) of this Assignment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Assignment.

6.	Except as specifically modified by this Assignment, all of the provisions of the Current Management Agreement are unchanged and continue in full force and effect. In the event of any conflicts between the Current Management Agreement and this Assignment, this Assignment shall control.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered by their duly authorized officers as of the Effective Date.

ASSIGNOR:

American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ASSIGNEE:

CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

TRS:

ARC Hospitality Portfolio I TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership

By:	ARC HOSPITALITY PORTFOLIO I NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

Exhibit C-2

RESERVED

EXHIBIT C-2

[RESERVED]

Exhibit C-3

Termination Agreement

[see attached]

EXHIBIT C-3

OMNIBUS AGREEMENT FOR TERMINATION OF

MANAGEMENT AGREEMENTS

This Omnibus Agreement for Termination of Management Agreement (“Agreement”), is entered into as of ________, 2017 (the “Termination Date”), by and among (1) ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 and ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership with an address at 405 Park Avenue, New York, New York 10022 (collectively hereinafter referred to as “Hilton Pool I Owner”); (2) ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 and ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership with an address at 405 Park Avenue, New York, New York 10022 (collectively hereinafter referred to as “Hilton Pool II Owner” (and together with Hilton Pool I Owner, “Hilton Owner”)); (3) ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 and ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership with an address at 405 Park Avenue, New York, New York 10022 (collectively hereinafter referred to as “McKibbon Pool I Owner”); (4) ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 and ARC HOSPITALITY PORTFOLIO II NTC TRS, LP, a Delaware limited partnership with an address at 405 Park Avenue, New York, New York 10022 (collectively hereinafter referred to as “McKibbon Pool II Owner” (and together with McKibbon Pool I Owner, “McKibbon Owner”)); (5) ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 (“InnVentures Owner”); (6)  ARC HOSPITALITY SWN INT NTC TRS, LLP, a Delaware limited partnership with an address at 405 Park Avenue, New York, New York 10022 and ARC HOSPITALITY SWN TRS, LLC, a Delaware limited liability company with an address at 405 Park Avenue, New York, New York 10022 (collectively hereinafter referred to as “Interstate Owner” (and together with Hilton Owner, McKibbon Owner, and InnVentures Owner, “Owner”)); and (7) American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“Grace Manager”) and American Realty Capital Hospitality PROPERTIES, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“ARC Manager” (and together with Grace Manager, “Manager”)).

WITNESSETH:

Hilton

WHEREAS, Hilton Pool I Owner and Grace Manager entered into a “Management Agreement” dated as of February 27, 2015, amended by that certain First Amendment to Management Agreement on November 2, 2016 and clarified by that certain Omnibus 2016 Incentive Fee Implementation (collectively, the “Hilton Pool I Prime Management Agreement”) pursuant to which Hilton Pool I Owner engaged Grace Manager to act as Hilton Pool I Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the Hilton Pool I Prime Management Agreement (collectively, the “Hilton Pool I Hotels”) pursuant to the terms thereof;

WHEREAS, in accordance with the terms of the Hilton Pool I Prime Management Agreement and pursuant to those certain “Management Agreements” (“Hilton Pool I Sub-MAs”) entered into contemporaneously with the Hilton Pool I Prime Management Agreement, between Grace Manager and the manager entities listed in the Hilton Pool I Sub-MAs (such manager entities, the “Hilton Pool I Sub-Managers”), Grace Manager delegated the management of the Hilton Pool I Hotels to the Hilton Pool I Sub-Managers;

WHEREAS, Hilton Pool II Owner and Grace Manager entered into a “Management Agreement” dated as of February 27, 2015 and clarified by that certain Omnibus 2016 Incentive Fee Implementation (the “Hilton Pool II Prime Management Agreement” (and together with the Hilton Pool I Prime Management Agreement, the “Hilton Prime Management Agreements”)) pursuant to which Hilton Pool II Owner engaged Grace Manager to act as Hilton Pool II Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the Hilton Pool II Prime Management Agreement (collectively, the “Hilton Pool II Hotels” (and together with the Hilton Pool I Hotels, the “Hilton Hotels”)) pursuant to the terms thereof;

WHEREAS, in accordance with the terms of the Hilton Pool II Prime Management Agreement and pursuant to those certain “Management Agreements” (“Hilton Pool II Sub-MAs” (and together with the Hilton Pool I Sub-MAs, the “Hilton Sub-MAs”)) entered into contemporaneously with the Hilton Pool II Prime Management Agreement with respect to the Hilton Hotels, between Grace Manager and the manager entities listed in the Hilton Pool II Sub-MAs (such manager entities, the “Hilton Pool II Sub-Managers” (and together with the Hilton Pool I Sub-Managers, the “Hilton Sub-Managers”)), Grace Manager delegated the management of the Hilton Pool II Hotels to the Hilton Pool II Sub-Managers;

McKibbon

WHEREAS, McKibbon Pool I Owner and Grace Manager entered into a “Management Agreement” dated as of February 27, 2015 (the “McKibbon Pool I Prime Management Agreement”) pursuant to which McKibbon Pool I Owner engaged Grace Manager to act as McKibbon Pool I Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the McKibbon Pool I Prime Management Agreement (collectively, the “McKibbon Pool I Hotels”) pursuant to the terms thereof;

2

WHEREAS, in accordance with the terms of the McKibbon Pool I Prime Management Agreement and pursuant to that certain “Management Agreement” (“McKibbon Pool I Sub-MA”) entered into contemporaneously with the McKibbon Pool I Prime Management Agreement, between Grace Manager and McKibbon Hotel Management, Inc. (the “McKibbon Sub-Manager”), Grace Manager delegated the management of the McKibbon Pool I Hotels to the McKibbon Sub-Manager;

WHEREAS, McKibbon Pool II Owner and Grace Manager entered into a “Management Agreement” dated as of February 27, 2015 (the “McKibbon Pool II Prime Management Agreement” (and together with the McKibbon Pool I Prime Management Agreement, the “McKibbon Prime Management Agreements”)) pursuant to which McKibbon Pool II Owner engaged Grace Manager to act as McKibbon Pool II Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the McKibbon Pool II Prime Management Agreement (collectively, the “McKibbon Pool II Hotels” (and together with the Hilton Pool I Hotels, the “McKibbon Hotels”)) pursuant to the terms thereof;

WHEREAS, in accordance with the terms of the McKibbon Pool II Prime Management Agreement and pursuant to that certain “Management Agreement” (“McKibbon Pool II Sub-MA” (and together with the McKibbon Pool I Sub-MA, the “McKibbon Sub-MAs”)) entered into contemporaneously with the McKibbon Pool II Prime Management Agreement with respect to the McKibbon Hotels, between Grace Manager and McKibbon Sub-Manager, Grace Manager delegated the management of the McKibbon Pool II Hotels to the McKibbon Sub-Manager;

InnVentures

WHEREAS, InnVentures Owner and Grace Manager entered into two “Management Agreements,” each dated as of February 27, 2015 (the “InnVentures Prime Management Agreements”) pursuant to which InnVentures Owner engaged Grace Manager to act as InnVentures Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described in the InnVentures Prime Management Agreements (collectively, the “InnVentures Hotels”) pursuant to the terms thereof;

WHEREAS, in accordance with the terms of the InnVentures Prime Management Agreements and pursuant to those certain “Management Agreements” (“InnVentures Sub-MAs” (and together with the Hilton Sub-MAs and the McKibbon Sub-MAs, the “Sub-MAs”)) entered into contemporaneously with the InnVentures Prime Management Agreements with respect to the InnVentures Hotels, between Grace Manager and InnVentures IVI, LP (the “InnVentures Sub-Manager” (and together with the Hilton Sub-Managers and the McKibbon Sub-Manager, the “Sub-Managers”)), Grace Manager delegated the management of the InnVentures Hotels to the InnVentures Sub-Manager;

3

Interstate

WHEREAS, Interstate Owner and ARC Manager entered into five “Hotel Management Agreements,” the first of which was dated as of October 15, 2015, and the remaining four of which were dated as of February 11, 2016 (collectively, the “Interstate Prime Management Agreements” (and together with the Hilton Prime Management Agreements, the McKibbon Prime Management Agreements, and the InnVentures Prime Management Agreements, the “Prime Management Agreements”)) pursuant to which Interstate Owner engaged ARC Manager to act as Interstate Owner’s exclusive agent to supervise, direct, and control management and operation of the five hotels referenced in the Interstate Prime Management Agreements (collectively, the “Interstate Hotels” (and together with the Hilton Hotels, the McKibbon Hotels, and the InnVentures Hotels, the “Hotels”)) pursuant to the terms thereof;

WHEREAS, in accordance with the terms of the Interstate Prime Management Agreements and pursuant to those certain “Hotel Management Agreements” (“Interstate Sub-MAs”) entered into contemporaneously with the Interstate Prime Management Agreement with respect to the Interstate Hotels, between ARC Manager and Interstate Management Company, LLC (the “Interstate Sub-Manager”), ARC Manager delegated the management of the Interstate Hotels to the Interstate Sub-Manager;

Assignments

WHEREAS, contemporaneously with the execution of this Agreement, (i) the Hilton Sub-MAs are being assigned from Grace Manager to the applicable Hilton Owner pursuant to that certain Omnibus Assignment and Amendment of Management Agreement (“Hilton Assignment”), resulting in a direct contractual arrangement between the applicable Hilton Owner and the applicable Hilton Sub-Managers with respect to the management of the Hilton Hotels; (ii) the McKibbon Sub-MAs are being assigned from Grace Manager to the applicable McKibbon Owner pursuant to that certain Omnibus Assignment and Amendment of Management Agreement (“McKibbon Assignment”), resulting in a direct contractual arrangement between the applicable McKibbon Owner and the McKibbon Sub-Manager with respect to the management of the McKibbon Hotels; (iii) the InnVentures Sub-MAs are being assigned from Grace Manager to the applicable InnVentures Owner pursuant to that certain Omnibus Assignment and Amendment of Management Agreement (“InnVentures Assignment”), resulting in a direct contractual arrangement between the InnVentures Owner and the InnVentures Sub-Manager with respect to the management of the InnVentures Hotels; and (iv) (a) pursuant to that certain [insert name of agreement to terminate Interstate Sub-MAs] the Interstate Sub-MAs are being terminated, and (b) pursuant to that certain Assignment and Amendment of Crestline SWN Management Agreement (“Crestline SWN Assignment” (and together with the Hilton Assignment, the McKibbon Assignment, and the InnVentures Assignment, the “Assignments”)), the management of the Interstate Hotels is being transferred to Crestline Hotels & Resorts, LLC (“Crestline”);

Terminations

WHEREAS, Owner and Manager have agreed to terminate the Prime Management Agreements, effective as of the Termination Date as provided in this Agreement, such that management of the Hotels will hereafter be governed solely by the assigned Sub-MAs or the Crestline SWN Assignment, as applicable.

4

AGREEMENT:

NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Subject to and effective as of the Termination Date, each of the Prime Management Agreements is hereby terminated and, from and after the Termination Date, management of the Hotels by Sub-Managers or Crestline, as applicable, will be governed solely by the applicable amended Sub-MAs (as assigned to the applicable Owner pursuant to the Assignment) or by Crestline pursuant to the Crestline SWN Assignment. As of the Termination Date, Manager shall have no further obligations to manage the Hotels.

2.          Manager acknowledges and agrees that Manager will not receive any payments in the future with respect to any services rendered to Owner under the Prime Management Agreements or to be rendered to Owner pursuant to the Prime Management Agreements on or prior to the Termination Date, other than the Base Management Fee for the month in which the Termination Date occurs which shall be payable by Owner to Manager in the normal course in accordance with, in the case of the Hilton Hotels and the InnVentures Hotels, Section 9.1 of the Hilton Prime Management Agreements or the InnVentures Prime Management Agreement, as the case may be, in the case of the McKibbon Hotels, Section C of the Management Fee Rider of the McKibbon Prime Management Agreements, and in the case of the Interstate Hotels, Section 9.1 and Section 9.4 of the Interstate Prime Management Agreements.

3.          Any capitalized term not specifically defined in this Agreement shall have the definition given such term in the Prime Management Agreements.

4.          This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

5.          This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

6.          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

5

7.          Each of the parties hereto shall execute and deliver such further instruments and assurances to provide such other documents as may be reasonably required to effectuate the purpose of this Agreement.

8.          Subject to and effective as of the Termination Date, Manager, on behalf of itself and its officers, employees, managers, equityholders, parents, affiliates, heirs, executors, administrators, agents, successors and assigns, irrevocably and unconditionally waives and releases any and all rights with respect to, and releases, forever acquits and discharges Owner, and its respective present and future equityholders, directors, officers, employees, agents and other representatives, in their capacities as such, and their respective heirs, executors, administrators, successors and assigns with respect to, each and all claims, demands, charges, complaints, obligations, causes of action, suits, liabilities, indebtedness, sums of money, covenants, agreements, instruments, contracts (written or oral, express or implied), controversies, promises, fees, expenses (including attorneys’ fees, costs and expenses), damages and judgments, at law or in equity, in contract or tort, in the United States, state, foreign or other judicial, administrative, arbitration or other proceedings, of any nature whatsoever, known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case which arise out of, are based upon or are connected with the Prime Management Agreements, other than the Base Management Fee for the month in which the Termination Date occurs which shall be payable by Owner to Manager in the normal course in accordance with, in the case of the Hilton Hotels and the InnVentures Hotels, Section 9.1 of the Hilton Prime Management Agreements or the InnVentures Prime Management Agreement, as the case may be, in the case of the McKibbon Hotels, Section C of the Management Fee Rider of the McKibbon Prime Management Agreements, and in the case of the Interstate Hotels, Section 9.1 and Section 9.4 of the Interstate Prime Management Agreements (the “Manager Released Claims”). Manager represents and warrants that it has not assigned or otherwise transferred any right or interest in or to any of Prime Management Agreements. MANAGER FURTHER ACKNOWLEDGES THAT MANAGER IS AWARE THAT STATUTES EXIST THAT RENDER NULL AND VOID RELEASES AND DISCHARGES OF ANY CLAIMS, RIGHTS, DEMANDS, LIABILITIES, ACTIONS OR CAUSES OF ACTIONS THAT ARE UNKNOWN TO THE RELEASING OR DISCHARGING PARTY AT THE TIME OF EXECUTION OF THE RELEASE AND DISCHARGE. MANAGER HEREBY EXPRESSLY AND VOLUNTARILY WAIVES, SURRENDERS AND AGREES TO FOREGO ANY PROTECTION TO WHICH MANAGER WOULD OTHERWISE BE ENTITLED BY VIRTUE OF THE EXISTENCE OF ANY SUCH STATUTE IN ANY JURISDICTION. Notwithstanding anything to the contrary contained herein, the release set forth in this Section 8 shall not affect or otherwise apply to the parties’ rights and obligations in connection with the Prime Management Agreements under this Agreement or pursuant to the Assignment.

6

9.          Manager shall be solely responsible for the payment of any and all claims for loss, damages, costs, expenses or otherwise, arising out of any act or omission of its employees or agents in connection with the performance of this Agreement or the Prime Management Agreements. Subject to and effective as of the Termination Date, Manager shall indemnify, defend and hold harmless each Owner and each of their respective directors, officers, employees, agents, affiliates, successors and permitted assigns (collectively, the “Owner Indemnitees”) from and against, and shall pay and reimburse each of the Owner Indemnitees for, any and all claims, losses, damages, costs, expenses, liabilities, actions or other charges of any kind, including reasonable attorneys’ fees, costs of investigation and costs of enforcing any right to indemnification hereunder or pursuing any insurance providers incurred or sustained by, or imposed upon, the Owner Indemnitees based upon, resulting from, arising out of or relating to any act or omission of the Manager, its employees or its agents under the Sub-MAs or, in the case of the Hilton Hotels, under those certain Owner Agreements by and among Manager, the respective Owner, and the respective Sub-Manager, in each case, arising on or prior to the date of this Agreement.

[Signatures follow on next page]

7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Hilton Owners:
ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY PORTFOLIO I NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

8

ARC Hospitality Portfolio II NTC HIL TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY
PORTFOLIO II NTC TRS GP,
LLC, its general partner

By:
Name:
Title:
Date:

Mckibbon Owners:
ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY
PORTFOLIO I NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

9

ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC HOSPITALITY PORTFOLIO II NTC TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY PORTFOLIO II NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

Innventures Owner:
ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

Interstate Owners:
ARC HOSPITALITY SWN INT NTC TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY SWN NTC
TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

10

ARC HOSPITALITY SWN TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

MAnager:
American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

American Realty Capital Hospitality PROPERTIES, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

11

Exhibit C-4

Short-Term Managed Agreement

[see attached]

OMNIBUS ASSIGNMENT AND AMENDMENT OF MANAGEMENT AGREEMENT

This Omnibus Assignment and Amendment of Management Agreement (“Assignment”) is made, effective as of _____, 2017 (the “Effective Date”), by and between (1) American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company, whose principal place of business is 405 Park Avenue, New York, NY 10022 (“Assignor”); (2) ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership, ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company, and ARC Hospitality Portfolio II NTC HIL TRS, LP, a Delaware limited partnership, the principal place of business of each of which is [insert] (collectively, “Assignee”); and (3) Hampton Inns Management LLC, a Delaware limited liability company, and HOMEWOOD SUITES Management LLC, a Delaware limited liability company, the principal place of business of each of which is 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 (collectively, “Manager”).

RECITATIONS

WHEREAS, Assignee is the operating lessee of the Hotels listed on Exhibit A hereto (collectively, “Hotels”), pursuant to leases (collectively, “Leases”) between Assignee and the entities listed as “REIT Property Owner Entity” on Exhibit A hereto (collectively, “Property Owners”), which are the owners of the respective listed Hotels;

WHEREAS, Assignor and Assignee have entered into those certain management agreements by and between the entities listed as “Owner Management Agreement Parties” with respect to each Hotel on Exhibit A hereto, dated as of February 27, 2015 (collectively, “Owner Management Agreements”), pursuant to which the Assignee has, among other things, appointed Assignor as Assignee’s exclusive agent to supervise, direct, and control management and operation of the Hotels pursuant to the terms thereof;

WHEREAS, Assignor and Manager are parties to those certain Management Agreements (collectively, “Management Agreements”), dated February 27, 2015 with respect to the management of the Hotels, as clarified effective January 1, 2016 by that certain Omnibus 2016 Incentive Fee Implementation;

WHEREAS, Assignor, Assignee, Property Owners, and Manager have entered into those certain Owner Agreements dated as of February 27, 2015 (collectively, “Owner Agreements”) governing certain rights and obligations as between the entities listed as “Owner Agreement Parties” with respect to each Hotel on Exhibit A hereto, in connection with the Leases, the Management Agreements, and the Owner Management Agreements;

WHEREAS, Assignor and Assignee are, contemporaneously with execution of this Assignment, terminating the Owner Management Agreements, and in connection therewith, Assignor desires to assign its rights and obligations under the Management Agreements, Assignee desires to accept the assignment of Assignor’s rights and obligations under the Management Agreements, as amended by this Assignment, and Manager desires to acknowledge and consent to such assignment; and

NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Effective as of the Effective Date, Assignor hereby assigns, transfers and conveys to the applicable Assignee set forth opposite the name of the applicable Management Agreement on Exhibit B hereto all of Assignor’s rights, title and obligations in, to and under such Management Agreements, and such Assignee hereby accepts and assumes all such rights under such Management Agreements and assumes all obligations and liabilities of Assignor under such Management Agreements. Manager hereby consents to such assignment and assumption.

2.	Each of Assignee and Manager agrees that each of the Management Agreements are hereby amended as follows:

a.	All references to “Owner” and/or “Lessee” shall hereafter be deemed to refer to the applicable Assignee set forth opposite the name of the applicable Management Agreement on Exhibit B hereto. References to both “Owner” and “Lessee” in any single sentence shall each be deemed to refer to the applicable Assignee set forth opposite the name of the applicable Management Agreement on Exhibit B hereto.

b.	In the fourth line of the Preamble of each of the Management Agreements, “(hereinafter referred to as “Owner”)” is replaced with “(hereinafter referred to as “Owner” and/or “Lessee”).

c.	In the first “Whereas” clause, the following words are deleted: “an Affiliate (defined below) of [Assignee entity name] (the “Lessee”),”.

d.	The second “Whereas” clause is deleted in its entirety.

e.	In the third “Whereas” clause, the reference to the “Owner Management Agreement” at the end of the sentence is deleted.

f.	In Section 6.2, the last sentence is deleted.

g.	The following is added as a new Section 11.2.D. to the Management Agreements for the Hotels listed under “ENN I” in the “Portfolio Column” of Exhibit A hereto:

2

Notwithstanding anything herein to the contrary, in the event that W2007 Equity Inns Senior Mezz, LLC, or its successor or assign (“Preferred Equity Holder”), delivers notice to Management Company that a “Changeover Event” has occurred under the Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio I Holdco, LLC, dated February 27, 2015, which notice shall be definitive hereunder as to whether a “Changeover Event” has occurred for purposes of this Agreement, and upon which Management Company shall be required and entitled to rely, Preferred Equity Holder may terminate this Agreement by written notice (which may be incorporated in the initial notice as to the occurrence of a Changeover Event), effective immediately or upon such later date as set forth in said notice, without the payment of any termination fee, penalty, accrued and unpaid Base Management Fees or Incentive Fees or any other fees, commissions or other amounts payable or reimbursable to Management Company under this Management Agreement.  The parties hereby agree and acknowledge that the Preferred Equity Holder shall be an express third party beneficiary of this Management Agreement and entitled to enforce the provisions hereof in accordance with the terms set forth herein.  Management Company acknowledges that the provisions of this Section 11.2.D. were a material component of the consideration received by Owner for entering into this Agreement.

h.	The following is added as a new Section 11.2.D. to the Management Agreements for the Hotels listed under “ENN II” in the “Portfolio Column” of Exhibit A hereto:

Notwithstanding anything herein to the contrary, in the event that W2007 Equity Inns Senior Mezz, LLC, or its successor or assign (“Preferred Equity Holder”), delivers notice to Management Company that a “Changeover Event” has occurred under the Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio II Holdco, LLC, dated February 27, 2015, which notice shall be definitive hereunder as to whether a “Changeover Event” has occurred for purposes of this Agreement, and upon which Management Company shall be required and entitled to rely, Preferred Equity Holder may terminate this Agreement by written notice (which may be incorporated in the initial notice as to the occurrence of a Changeover Event), effective immediately or upon such later date as set forth in said notice, without the payment of any termination fee, penalty, accrued and unpaid Base Management Fees or Incentive Fees or any other fees, commissions or other amounts payable or reimbursable to Management Company under this Management Agreement.  The parties hereby agree and acknowledge that the Preferred Equity Holder shall be an express third party beneficiary of this Management Agreement and entitled to enforce the provisions hereof in accordance with the terms set forth herein.  Management Company acknowledges that the provisions of this Section 11.2.D. were a material component of the consideration received by Owner for entering into this Agreement.

3

i.	In Section 13.1(b)(i), the last two sentences are deleted.

j.	In Section 16.9, the “Owner” section is replaced with [insert new contact information]

3.	With respect to the Owner Agreements:

a.	Pursuant to Sections 5(a) and 5(b) thereof, Assignee hereby recognizes Manager’s rights under the Management Agreements, and agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the Hotel pursuant to (and subject to the terms of) the Management Agreement; and

b.	Assignee and Manager acknowledge that this Assignment satisfies Assignee’s obligations under Section 5(c)(i) thereof.

4.	Except as specifically modified by this Assignment, all of the provisions of the Management Agreements are unchanged and continue in full force and effect. In the event of any conflicts between any Management Agreement and this Assignment, this Assignment shall control.

5.	This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

6.	This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

7.	This Assignment may be executed in counterparts, all of which taken together shall constitute one and the same instrument and each of which shall be deemed an original instrument as against any party who has signed it. Each party may execute this Assignment via a facsimile (or transmission of a .pdf file) of this Assignment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Assignment.

[Signatures appear on the following page]

4

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered by their duly authorized officers as of the Effective Date.

WITNESS:	ASSIGNOR:

American Realty Capital Hospitality Grace Portfolio, LLC,
a Delaware limited liability company

By:
Name:
Title:

WITNESS:	ASSIGNEE:

ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY PORTFOLIO I NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

ARC Hospitality Portfolio II NTC HIL TRS, LP, a Delaware limited partnership

	By:	ARC HOSPITALITY PORTFOLIO II NTC TRS GP, LLC, its general partner

By:
Name:
Title:
Date:

WITNESS:	MANAGER:

Hampton Inns Management LLC,
a Delaware limited liability company

By:
Authorized Signatory

2

MANAGER:

HOMEWOOD SUITES Management LLC,
a Delaware limited liability company

By:
Authorized Signatory

3

Exhibit A

1

Exhibit C-5

Amended Short-Term Prime Agreement

[see attached]

EXHIBIT C-5

AMENDMENT OF

MANAGEMENT AGREEMENTS

This Amendment of Management Agreements (“Amendment”), is entered into as of ________, 2017 (the “Amendment Date”) by and between (1) ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company whose principal place of business is 405 Park Avenue, New York, NY 10022 and ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership whose principal place of business is 405 Park Avenue, New York, NY 10022 (collectively hereinafter referred to as “Hilton Pool I Owner”); (2) ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company whose principal place of business is 405 Park Avenue, New York, NY 10022 and ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership whose principal place of business is 405 Park Avenue, New York, NY 10022 (collectively hereinafter referred to as “Hilton Pool II Owner”, and together with Hilton Pool I Owner, “Hilton Owner”); (3) ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company whose principal place of business is 405 Park Avenue, New York, NY 10022 and ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership whose principal place of business is 405 Park Avenue, New York, NY 10022 (collectively hereinafter referred to as “McKibbon Pool I Owner”); (4) ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company whose principal place of business is 405 Park Avenue, New York, NY 10022 and ARC HOSPITALITY PORTFOLIO II NTC TRS, LP, a Delaware limited partnership whose principal place of business is 405 Park Avenue, New York, NY 10022 (collectively hereinafter referred to as “McKibbon Pool II Owner”, and together with McKibbon Pool I Owner, “McKibbon Owner”); (5) ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company whose principal place of business is 405 Park Avenue, New York, NY 10022 (“InnVentures Owner”, and together with Hilton Owner and McKibbon Owner, “Owner”); and (6) American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company, whose principal place of business is 405 Park Avenue, New York, NY 10022 (hereinafter referred to as “Manager”).[Final version of document to be revised to only include those entities and third-party prime management agreements that need to be amended due to lack of third-party manager cooperation.]

WITNESSETH:

WHEREAS, Hilton Pool I Owner and Manager entered into a “Management Agreement” dated as of February 27, 2015, amended by that certain First Amendment to Management Agreement (“Hilton Pool I MA First Amendment”) on November 2, 2016 and clarified effective January 1, 2016 by that certain Omnibus 2016 Incentive Fee Implementation (collectively, the “Hilton Pool I Prime Management Agreement”) pursuant to which Hilton Pool I Owner engaged Manager to act as Hilton Pool I Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the Hilton Pool I Prime Management Agreement (collectively, the “Hilton Pool I Hotels”) pursuant to the terms thereof;

WHEREAS, Pool II Owner and Manager entered into a “Management Agreement” dated as of February 27, 2015, and clarified effective January 1, 2016 by that certain Omnibus 2016 Incentive Fee Implementation (collectively, the “Hilton Pool II Prime Management Agreement”, and together with the Pool I Prime Management Agreement, the “Hilton Prime Management Agreements”) pursuant to which Hilton Pool II Owner engaged Manager to act as Hilton Pool II Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the Hilton Pool II Prime Management Agreement (collectively, the “Hilton Pool II Hotels”, and together with the Hilton Pool I Hotels, the “Hilton Hotels”) pursuant to the terms thereof;

WHEREAS, McKibbon Pool I Owner and Manager entered into a “Management Agreement” dated as of February 27, 2015 (the “McKibbon Pool I Prime Management Agreement”) pursuant to which McKibbon Pool I Owner engaged Manager to act as McKibbon Pool I Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the McKibbon Pool I Prime Management Agreement (collectively, the “McKibbon Pool I Hotels”) pursuant to the terms thereof;

WHEREAS, McKibbon Pool II Owner and Manager entered into a “Management Agreement” dated as of February 27, 2015 (the “McKibbon Pool II Prime Management Agreement”, and together with the McKibbon Pool I Prime Management Agreement, the “McKibbon Prime Management Agreements”) pursuant to which McKibbon Pool II Owner engaged Manager to act as McKibbon Pool II Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to the McKibbon Pool II Prime Management Agreement (collectively, the “McKibbon Pool II Hotels”, and together with the McKibbon Pool I Hotels, the “McKibbon Hotels”) pursuant to the terms thereof;

WHEREAS, InnVentures Owner and Manager entered into two separate “Management Agreements”, each dated as of February 27, 2015 (the “InnVentures Prime Management Agreements”, and together with the Hilton Prime Management Agreements and the McKibbon Prime Management Agreements, the “Prime Management Agreements”) pursuant to which InnVentures Owner engaged Manager to act as InnVentures Owner’s exclusive agent to supervise, direct, and control management and operation of those certain hotels fully described on Exhibit A to each of the InnVentures Prime Management Agreements (collectively, the “InnVentures Hotels”, and together with the Hilton Hotels and the McKibbon Hotels, the “Hotels”) pursuant to the terms thereof;

WHEREAS, Owner and Manager wish to amend the Prime Management Agreements, effective as of the Amendment Date, in the manner set forth herein.

2

NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          The Hilton Pool I MA First Amendment is hereby rescinded and is void ab initio. [This paragraph to be included only if Hilton Prime Management Agreements are being amended.]

2.          Section 9.1 of each of the Hilton Prime Management Agreements and each of the InnVentures Prime Management Agreements is hereby amended, effective as of the Amendment Date, by replacing the entire current section with the following:

During each Fiscal Year after the Management Commencement Date (and for a fraction of any partial Fiscal Year), in consideration of the services Manager is to render under this Amendment, Manager will be paid a fee (“Base Management Fee”) at the rate of two percent (2.0%) of Gross Operating Revenues of the Hotel per Fiscal Year. The Base Management Fee will be paid in installments by deducting such fee from Gross Operating Revenues of the Hotel immediately following the submission of the financial statements and schedules pursuant to Section 7.2 for each Accounting Period at the rate of the corresponding percentage of Gross Operating Revenues for that Accounting Period. At the end of each Accounting Period, an adjustment will be made on a cumulative year-to-date basis, if necessary, and all sums due either the Manager or Owner shall be paid immediately.

3.          Section C. of the Management Fee Rider in each of the McKibbon Prime Management Agreements is hereby amended, effective as of the Amendment Date, by replacing the entire current section with the following:

During each Fiscal Year after the Management Commencement Date (and for a fraction of any partial Fiscal Year), in consideration of the services Manager is to render under this Amendment, Manager will be paid a fee (“Base Management Fee”) at the rate of two percent (2.0%) of Gross Operating Revenues of the Hotel per Fiscal Year. The Base Management Fee will be paid in installments by deducting such fee from Gross Operating Revenues of the Hotel immediately following each Accounting Period at the rate of the corresponding percentage of Gross Operating Revenues for that Accounting Period. At the end of each Accounting Period, an adjustment will be made on a cumulative year-to-date basis, if necessary, and all sums due either the Manager or Owner shall be paid immediately.

4.          Section 16.9 of each of the Hilton Prime Management Agreements and each of the InnVentures Management Agreements, and Section 12.10 of each of the McKibbon Prime Management Agreements, is amended by replacing the notice information for “Owner” with the following: [insert new notice addressees/addresses for TRS and for Management Company]

3

5.          Any capitalized term not specifically defined in this Amendment shall have the definition given such term in the Prime Management Agreements.

6.          This Amendment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Amendment shall be for the benefit of or enforceable by any other person.

7.          This Amendment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

8.          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Amendment or the terms of this Amendment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Amendment via a facsimile (or transmission of a .pdf file) of this Amendment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Amendment.

[Signatures follow on next page]

4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MANAGER:
American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company

By:

Name:
Title:
Date:

HILTON OWNER:
Hilton Pool I Owner:
ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company

By:

Name:
Title:
Date:

ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership

By:	ARC HOSPITALITY
PORTFOLIO I NTC TRS GP,
LLC, its general partner

By:
Name:
Title:
Date:

5

Hilton Pool II Owner:
ARC Hospitality Portfolio II HIL TRS, LLC, a Delaware limited liability company

By:

Name:
Title:
Date:

ARC Hospitality Portfolio II NTC HIL TRS, LP, a Delaware limited partnership

By:	ARC HOSPITALITY
PORTFOLIO II NTC TRS GP,
LLC, its general partner

By:
Name:
Title:
Date:

MCKIBBON OWNER:
McKibbon Pool I Owner:
ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company

By:

Name:
Title:
Date:

ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership

By:	ARC HOSPITALITY
PORTFOLIO I NTC TRS GP,
LLC, its general partner

By:
Name:
Title:
Date:

6

McKibbon Pool II Owner:
ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company

By:

Name:
Title:
Date:

ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership

By:	ARC Hospitality
PORTFOLIO II NTC TRS GP,
LLC, its general partner

By:

Name:
Title:
Date:

INNVENTURES OWNER:
ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

7

Exhibit D-1

Asset Assignment Agreement

[see attached]

Exhibit D-1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [•], 2017 (the “Effective Date”), by and among each of American Realty Capital Hospitality Advisors, LLC (“Hospitality Advisor”) and AR Global Investment, LLC (“Global” and, together with Hospitality Advisor, “Assignor”), on the one hand, and Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP” and, together with the Assignor, the “Parties”), on the other hand.

WITNESSETH:

WHEREAS, Assignor holds all right, title and interest to and under each of the assets set forth on Schedule I attached hereto (the “Assets”);

WHEREAS, each of Hospitality Advisor and the Assignee, together with certain other persons, have entered into that certain Framework Agreement, dated as of January 12, 2017 (as such agreement may be amended, modified or supplemented, the “Framework Agreement”); and

WHEREAS, in connection with the Closing (as defined in the Framework Agreement), the Assignee has agreed to acquire, and the Assignor has agreed to assign, transfer, convey and deliver to the Assignee, all of the Assignor’s rights, titles and interests in and to all of the Assets.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Assignment and Assumption. Effective as of the date hereof, upon the terms and subject to the conditions set forth herein:

(i)          Assignor hereby assigns, transfers, conveys and delivers to Assignee, all of Assignor’s rights, titles and interests in and to the Assets, in each case, free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind; and

(ii)         Assignee hereby (a) acquires all of Assignor’s rights, titles and interests in and to the Assets in each case, free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind, and (b) unconditionally and irrevocably assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Assignee and its successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, such Assets, in each case, solely to the extent arising from and after the date hereof; provided, however, that (x) it is understood and agreed that no Assignee shall assume any obligation or claim arising out of the performance of, or failure to perform under, any Asset to the extent relating to an act or omission prior to the date hereof or to the extent that such obligation or claim is attributable to any period prior to the date hereof (the “Retained Liabilities”) (and any third party shall be required to look solely to Assignor with respect to any claims relating to such Retained Liabilities), and (y) Assignor hereby agrees to indemnify, reimburse, defend and hold harmless Assignee, its affiliates and representatives from and against any and all damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against them, in any way by any third party relating to or arising out of any Retained Liabilities.

2.              Further Assurances. The Parties covenant and agree to take such actions and execute and deliver such further deeds, assignments or other transfer documents, in each case, as a Party may reasonably request, to effectively contribute, transfer, assign and convey, and to evidence such contribution, transfer, assignment and conveyance of, the Assets (including, in each case, by causing any of its applicable affiliates to execute such documents to effectively contribute, transfer, assign and convey, and to evidence such contribution, transfer, assignment and conveyance of, the Assets).

3.              Assignor Representations and Warranties.

(i)        Global hereby represents and warrants to Assignee as follows:

(a)          Existence and Power. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority required to carry on its business as now conducted.

(b)          Authorization. It and each of its applicable subsidiaries, has all requisite corporate or similar power, authority and legal capacity to execute and delivery, as applicable, this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly approved by all requisite action on it and its applicable subsidiaries’ parts. This Agreement has been executed and delivered by it or such affiliate, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes or will constitute a legal, valid and binding obligation of it and such applicable subsidiaries, enforceable against each such person in accordance with its terms, subject to the Equitable Exceptions.

(c)          Non-Contravention. The execution, delivery and performance by it of this Agreement does not and will not, directly or indirectly, (a) violate, contravene or conflict with any provision of the organizational documents of such person, (b) contravene or conflict with, or constitute a violation of, any applicable order or provisions of any applicable law binding upon or applicable to any such person, (c) require it or any of its respective subsidiaries to make or obtain any registration, filing, application, notice, consent, approval, order, qualification, authorization, designation, declaration or waiver with, to or from any governmental authority or any other person, or (d) require a consent, approval or waiver from, or notice to, any party to any contract to which it or any of its respective affiliates (other than ARCH, the OP and their respective subsidiaries) is a party.

(d)          No Liens. The Assets are free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind.

(ii)         Hospitality Advisor hereby represents and warrants to Assignee that the Assets are free and clear of all liens, pledges, charges, security interests or other encumbrances of any kind.

4.              Entire Agreement. This Agreement (together with the Framework Agreement and the other documents contemplated thereby) constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

5.              Miscellaneous. Sections 11 (Counterparts), 12 (Governing Law; Specific Performance; WAIVER OF JURY TRIAL), 13 (Severability), 14 (Further Assurances), 15 (Parties in Interest), 17 (Headings), 18 (Expenses), 19 (Construction), 20 (Assignment) and Section 22 (Amendments and Waivers) of the Framework Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

ASSIGNOR:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AR GLOBAL INVESTMENTS, LLC

By:
Name:
Title:

ASSIGNEE:

HOSPITALITY INVESTORS TRUST, OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

Schedule I

Assets

All of the following assets as are relevant to the Hospitality Investors Trust, Inc., the OP and each of their respective subsidiaries:

1.	Accounting systems

2.	Software [NOTE – APPLICABLE SOFTWARE AND ANY RELATED AGREEMENTS TO BE TRANSFERRED TO BE IDENITFIED]

3.	IT equipment (excluding all servers owned or leased by the Advisor or its affiliates, but not the information contained on such servers relating to ARCH and its subsidiaries)

4.	[THIRD PARTY CONTRACTS – TO BE IDENITIFED]

5.	Office furniture and office equipment presently exclusively used by Transition Personnel (including desks, chairs, office and cellular phones, office and portable computers, file cabinets)

6.	[MANAGEMENT TO IDENTIFY OTHER ASSETS]

Exhibit D-2

Facilities Use Agreement

[see attached]

EXHIBIT D-2

FACILITIES USE AGREEMENT

This FACILITIES USE AGREEMENT (this “License”) is entered into as of the [•] day of [•], 2017, by and between Crestline Hotels & Resorts, LLC, with its principal place of business at 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (hereinafter referred to as “Licensor”), Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P. and hereinafter referred to as the “Licensee”) and, solely for purposes of Section 14 and Section 25 hereof, CH Realty III/OldTown Village, L.L.C. (“Landlord”). Each of Licensor and Licensee is referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Licensor, Licensee and certain other persons are party to that certain Framework Agreement, dated as of January 12, 2017, pursuant to which, among other things, Licensor has agreed to provide to Licensee and its affiliates access to, and use of, certain of Licensor’s properties and facilities;

WHEREAS, Licensor entered into that certain Deed of Lease Agreement, dated as of November 11, 2015, between Licensor and Landlord for a term ending on August 31, 2026 (the “Master Lease”) pursuant to which Licensor leases from Landlord Unit 0A201 (the “Leased Premises”) in the building located at 3950 University Drive, Fairfax, Virginia 22030 (the “Building”);

WHEREAS, capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Master Lease;

WHEREAS, Licensor and Licensee wish to enter into this License subject to the applicable terms and provisions of the Master Lease; and

WHEREAS, Licensee agrees to the terms set forth herein and agrees to use the Licensed Space (as defined below) in a manner that is in compliance in all material respects with the applicable terms and provisions of the Master Lease (as such terms and provisions are applicable to the Licensed Space) and all applicable laws.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein:

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1              GRANT OF LICENSE; LICENSED SPACE: Licensor hereby grants to Licensee an irrevocable limited exclusive license during the License Term for use of, and access to, that certain space in the Leased Premises set forth on Schedule A attached hereto (the “Licensed Space”). The Licensee acknowledges and agrees that it shall not take any action that would reasonably be expected to result in an Event of Default (as defined in the Master Lease) under, or material breach of the terms of, the Master Lease or otherwise give rise to termination right in favor of the Landlord under the Master Lease. The Licensee shall use the Licensed Space in a manner that is in all material respects in compliance with the applicable terms and provisions of the Master Lease and all applicable laws. The rights granted in favor of Licensee under this License are in the nature of a license in respect of the Licensed Space and shall not create any leasehold or other estate or possessory rights in such Licensed Space, provided that the Licensor shall use its commercially reasonable efforts to provide use of, and access to, the Licensed Space to the Licensee and its affiliates at all times during the License Term, and shall provide the right of ingress and egress for the purposes of the Licensee’s and its affiliates’ use of, and access to, the Licensed Space. Any occupancy of the Licensed Space by Licensee (or an Access Party (as defined below)) after the date of the expiration of the License Term (as defined below), or any earlier termination of this License, shall be considered a trespass.

2	LICENSE TERM:

(i)          The term of this License will begin on the date hereof (the “Start Date”) and (except as otherwise provided) will continue through December 31, 2019, which constitutes the end of the term; provided, however, that such term shall automatically renew for successive one (1) year periods unless either Party delivers written notice to the other at least one hundred twenty (120) days prior the expiration of the initial term or any renewal term (the “License Term”); provided, further, that in no event shall the License Term extend past the expiration or earlier termination of the Master Lease. If the Master Lease is terminated for reasons not relating to Licensor’s default under, or breach of any of the terms of, the Master Lease, whether by operation of law or otherwise, Licensor shall not be liable in any manner whatsoever for such termination and this License shall terminate upon such termination of the Master Lease; provided, however, that the Licensor shall provide written notice to the Licensee as promptly as practicable following the Licensor becoming aware that the Master Lease shall terminate and the estimated date of termination thereof.

(ii)         Notwithstanding anything contained herein to the contrary, in the event either Party proposes to consummate a Change in Control, each Party shall have the right to terminate this License effective on the later of (i) the date of consummation of such Change in Control, and (ii) the 120th day following the provision of written notice (which cannot be delivered later than 30 days following the date of consummation of such Change in Control) by the terminating Party to the other Party that the terminating Party intends to terminate this Agreement in connection with a Change in Control. “Change in Control” means, with respect to a Party, any transaction or series of transactions (as a result of a merger, consolidation, purchase of assets, purchase of equity interests or other similar transaction) that results in (A) any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than such Party or one or more of its affiliates) acquiring beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the then issued and outstanding voting securities of such Party, or (B) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration), directly or indirectly, of all or substantially all of the property or assets of such Party to any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than such Party or one or more of its affiliates); provided, however¸ that a transaction that results in Barceló Crestline Corporation acquiring beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the then issued and outstanding voting securities of Licensor (or substantially all of the property or assets of Licensor) shall not be a Change in Control.

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(iii)        The following Sections shall survive termination of this License: this Section 2, Section 10 (Indemnification), Section 11 (Assignment), Section 13 (Notices), Section 16 (Governing Law), Section 17 (Entire Agreement), Section 19 (Counterparts), Section 20 (Severability), Section 21 (Parties in Interest), Section 22 (Headings), Section 23 (Expenses) and Section 24 (Construction).

3              LICENSE PAYMENTS: During the License Term, Licensee agrees to pay to Licensor at the address referenced above, or at any other address designated in writing by Licensor in advance on the first of each calendar month, an aggregate monthly licensee fee for the Licensed Space in the amount of (i) 65% multiplied by the sum of (A) the aggregate Rent (as defined in the Master Lease) payable by Licensor for the applicable calendar month under the Master Lease (but expressly excluding any security deposit), and (B) the aggregate amounts incurred by Licensor in respect of Services and Repairs (as defined below) for the applicable calendar month which are individually billed for the 2nd floor of the Leased Premises (and which do not include any allocation of expenses or fees relating to the 3rd floor of the Leased Premises), provided that the Parties acknowledge and agree that the rental cost for furniture shall be as set forth on Schedule B hereto, and (ii) 10.86% multiplied by the aggregate amounts incurred by Licensor in respect of Services and Repairs for the applicable calendar month which are not individually billed for the 2nd and 3rd floors of the Leased Premises (i.e., which have a bill that consolidates fees or expenses for the 2nd and 3rd floors of the Leased Premises); provided, however, that the first monthly payment shall be due on the date hereof; provided further that, in the event that the Closing does not occur on the first of a calendar month, then the applicable monthly Licensee Fee payable on the date hereof shall be prorated such that the Licensee is only required to pay a pro rata portion of the Licensee Fee for the period from the date of the Closing to the first day of the next calendar month. “Services and Repairs” means any costs and liabilities incurred by Licensor (i) for the services identified on Schedule B hereto, and (ii) with respect to insurance under Section 14 hereof.

4             USE AND ACCESS: Licensee shall use the Licensed Space for the sole purpose of operating its business of acquiring, holding, owning, developing, constructing, improving, maintaining, operating, selling, managing, leasing, encumbering and disposing of and dealing with hotel properties and related assets and undertaking activities in connection therewith (the “Business”) and for no other purpose without Licensor’s prior written consent (in its reasonable discretion). Licensee’s employees, agents, representatives and invitees and their respective affiliates (each, an “Access Party”) shall have the right to access the Licensed Space in connection with Licensee’s operation of the Business. Licensee and each Access Party shall have access to the common areas of the Building to the same extent enjoyed by Licensor under the Master Lease. The Licensor shall permit the Licensee to erect, and, if requested by Licensor, Licensee shall erect, in each case, at Licensee’s sole cost and expense, non-structural partitions or dividers in the Licensed Premises to reasonably separate the Licensed Space from other portions of the Leased Premises and/or to provide security for the Licensee’s files; provided, however, that, in accordance with Section 7, Licensee shall, at its sole expense, remove such partitions or dividers at the expiration or earlier termination of the License.

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5              QUIET ENJOYMENT: Licensee shall be entitled to quiet enjoyment of the Licensed Space, and neither Licensor nor Landlord will interfere with that right, as long as Licensee pays the License Fee in a timely manner and performs in all material respects all other obligations under this License (subject to notice and cure periods). Licensor acknowledges and agrees that (a) it shall not be permitted to amend or modify any terms or conditions of the Master Lease that would be applicable to the Licensee or with which the Licensee would be required to comply without the prior written consent of the Licensee (which consent will not be unreasonably withheld), and (b) the Licensor shall not take any action under the Master Lease that would deprive in any material respect the Licensee of its rights under this License, including with respect to use and enjoyment of the Licensed Space during the License Term.

6              LICENSOR ACCESS TO LICENSED SPACE: Licensor and Licensor’s agents shall have the right to enter the Licensed Space for any emergency at any time, and, at other reasonable times during normal business hours and following reasonable advance notice to the Licensee, to examine the Licensed Space and to make repairs, replacements, and improvements. Licensor will make reasonable efforts to notify Licensee in advance of an emergency entry. However, in the event of emergency, Licensor may enter the space without notice. For the purpose of right of entry, issues related to telephone connectivity and/or computer network access is considered an emergency.

7              POSSESSION AND SURRENDER OF LICENSED SPACE: Licensee shall be entitled to possession of the Licensed Space on the first day of the License Term. At the expiration of this License or upon earlier termination in accordance with this License, Licensee shall, at its sole cost and expense, (a) remove (and cause each Access Party to remove) its personal property, equipment and other goods and effects from the Licensed Space, (b) repair any damage to the Licensed Space caused by Licensee (or an Access Party) during the License Term, reasonable wear and tear, damage by fire and the elements excepted, and (c) otherwise vacate (and cause each Access Party to vacate) the Licensed Space peaceably and quietly and in as good order and condition as the same were in on the Start Date, reasonable wear and tear, damage by fire and the elements excepted. In the event Licensee fails to make the aforementioned repairs as set forth above and such failure is not cured within thirty (30) days following written notice by the Licensor to the Licensee, then the Licensor shall have the right to make said reasonable repairs, charge the Licensee the reasonable and documented out-of-pocket costs of such repairs, and Licensee shall reimburse Licensor within thirty (30) days of receipt of invoice. Any property of Licensee (or of an Access Party) left at the Licensed Space after the expiration or termination of this License shall be deemed to have been abandoned and the property of Licensor, to be disposed of as Licensor deems expedient and at Licensee’s sole cost and expense.

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8              CONDITION OF THE LICENSED SPACE: Licensee hereby accepts the Licensed Space in its “as is” “where is” “with all faults” condition as of the Start Date. Licensor shall not be obligated to perform any work or furnish any materials in, to or about the Licensed Space in order to prepare the Licensed Space for use or occupancy by Licensee or otherwise. Except as provided in Section 4, Licensee shall not make any alterations, additions or improvements to the Licensed Space unless Licensor has given its prior written consent (in its reasonable discretion).

9               SERVICES AND REPAIRS: Solely to the extent that either (a) the Landlord performs such services for Licensor under the Master Lease, or (b) the Licensor provides or procures such services for its own benefit at the Leased Premises, then, in each case, the Licensor agrees to perform, or cause to be performed, for Licensee during the License Term the Services and Repairs.

10	INDEMNIFICATION:

(i)            Licensee shall indemnify, defend and hold harmless Licensor and its partners, members, stockholders, other equity holders, directors, officers, employees and agents (collectively, the “Licensor Indemnified Parties”), from and against any and all claims, liabilities, costs and expenses of every kind and nature for which the Licensor Indemnified Parties are not reimbursed by insurance, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines incurred in connection with or arising out of any of the following (to the extent not caused by the bad faith, gross negligence or willful misconduct of the Licensor Indemnified Parties or any breach of the covenants, representations or warranties of the Licensor set forth in this Agreement):

a.	the use or manner of use of the Licensed Space by Licensee or by an Access Party;

b.	any injury or damage occurring during the License Term (v) to Licensee or an Access Party happening in or about the Licensed Space, (w) to any other person happening in the Licensed Space, (x) to the Licensed Space, (y) to any property of Licensor or an Access Party happening in or about the Licensed Space or (z) to any property of Licensor or of any other person, firm, association or corporation happening in the Licensed Space;

c.	any default by Licensee in the observance or performance of, or compliance with any of, the terms, provisions or conditions of this License, including, such matters relating to obtaining possession of the Licensed Space following any such default; and

d.	any holdover by Licensee beyond the License Term.

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(ii)            Licensor shall indemnify, defend and hold harmless Licensee and its partners, members, stockholders, other equity holders, directors, officers, employees and agents (collectively, the “Licensee Indemnified Parties”), from and against any and all claims, liabilities, costs and expenses of every kind and nature for which the Licensee Indemnified Parties are not reimbursed by insurance, including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses, court costs, penalties and fines incurred in connection with or arising out of any of the following (to the extent not caused by the bad faith, gross negligence or willful misconduct of the Licensee Indemnified Parties or any breach of the covenants, representations or warranties of the Licensee set forth in this Agreement):

a.	any injury or damage to Licensee, Licensor or any other person happening in or about the Leased Premises (other than the Licensed Space) during the License Term; and

b.	any default by Licensor in the observance or performance of, or compliance with any of, the terms, provisions or conditions of this License.

11            ASSIGNMENT: This License shall not be assigned by either party without the prior written consent of other party. The Licensee shall not sublease, sublicense or otherwise sublet any portion of the Licensed Space. Any purported assignment, sublease, hypothecation or transfer in breach of this Section 11 shall be null and void ab initio.

12            Licensee Default. Any one or more of the following events will constitute an event of default ("Event of Default") by Licensee under this License:

(i)	failure or refusal by Licensee to timely pay any amounts hereunder when due and such failure or refusal continues for fifteen (15) business days after written notice by Licensor; or

(ii)	failure or refusal by Licensee to perform or observe any other term, covenant or provision of this License required to be performed or observed by Licensee, where such failure continues for thirty (30) days after written notice by Licensor to Licensee describing such failure or refusal in reasonable detail; or

(iii)	the institution in a court of competent jurisdiction of proceedings for reorganization, liquidation, or involuntary dissolution by Licensee, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Licensee, provided that proceedings are not dismissed, and any receiver, trustee, or liquidator appointed therein is not discharged within ninety (90) days after the institution of said proceedings.

At any time after an Event of Default has occurred, Licensor shall be entitled to (i) terminate this License upon providing written notice of such termination to the Licensee (in which case all amounts payable to the Licensor by the Licensee under this License as of the date of termination shall be immediately due and payable by the Licensee on the date of termination), and (ii) suspend the provision of all Services and Repairs being provided hereunder.

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13            NOTICES: Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

Licensee:

[______________________]

[_____________________]

[_____________________]

Attention: [_______________________]

Fax: [__________________]

Email: [____________________]

With a copy to:

[______________________]

[_____________________]

[_____________________]

Attention: [_______________________]

Fax: [__________________]

Email: [____________________]

Licensor:

Crestline Hotels & Resorts, LLC

3950 University Drive, Suite 301

Fairfax, VA 22030

Attention: Pierre Donahue and James Carroll

Fax: (571) 529-6091 and (571) 529-6090

E-Mail: pierre.donahue@crestlinehotels.com

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Jeffrey D. Marell, Esq.

Facsimile: (212) 492-0105

Email: jmarell@paulweiss.com

Any party may at any time change its address for the purpose of this section by like notice. Any such notice, demand or communication shall be deemed given or served, as the case may be, upon delivery of same to such party.

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14            INSURANCE: Licensee shall not be required to obtain insurance policies in connection with the License. Licensor shall obtain and maintain, during the License Term, insurance policies and in coverage amounts as are required by the Master Lease for the Leased Premises (including the Licensed Space and Licensee’s personal property located at the Licensed Space); provided, that Licensee shall be named as an “additional insured” under such policies. Upon request, Licensor shall provide Licensee a certificate of insurance as proof of insurance coverage.

15            POWER AND AUTHORITY: Each of Licensor, Landlord and Licensee each represent as of the date of this License that it has full power and authority to enter into this License. Licensee represents that a true, correct and complete copy of the Master Lease is attached hereto as Schedule C.

16	GOVERNING LAW:

(a)          This License shall be governed by, interpreted under, and construed and enforced in accordance with, the law of the Commonwealth of Virginia, not taking into account any rules of conflicts of laws that would cause the application of the laws of any other jurisdiction.

(b)          The parties hereto agree that irreparable damage would occur if any provision of this License were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this License or to enforce specifically the performance of the terms and provisions hereof, without the need to post any bond or other security in addition to any other remedy to which they are entitled at law or in equity.

(c)          EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LICENSE OR THE TRANSACTIONS CONTEMPLATED BY THIS LICENSE.

17            ENTIRE AGREEMENT: This License (together with the Framework Agreement and the other transaction documents contemplated thereby) constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

18            AMENDMENTS AND WAIVERS: Any amendments or addendums to this License must be executed in writing, signed by the parties agreeing to the terms therein. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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19           COUNTERPARTS: This License may be executed in any number of counterparts, each of which shall be deemed to be an original, and shall be effective once this License has been signed by all of the parties and all signature pages have been attached to one another, it not being necessary for the parties to have physically signed the same signature pages of this License. Signatures to this License received via facsimile or email shall be deemed original signatures.

20           SEVERABILITY: If any term, provision, covenant or restriction of this License is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this License shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21            PARTIES IN INTEREST: Nothing in this License shall create or be deemed to create any third party beneficiary rights in any person not a party to this License.

22            HEADINGS: The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof.

23            EXPENSES: Except as specifically set forth herein, each Party will bear its own costs and expenses in connection with this License, including all fees and expenses of its representatives and advisors.

24            CONSTRUCTION: As used in this License, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. Unless the context otherwise requires, the term “party” when used in this License means a Party to this License. References in this License to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this License shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this License to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this License. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this License refer to this License in its entirety and not to any particular Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this License, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this License. All references in this License to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a business day shall be extended to the next business day (with the term “business day” meaning any day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close).

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25            SPECIFIC PERFORMANCE: Each Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this License by such Party and that any such breach would cause the other Party irreparable harm. Accordingly, subject to the next sentence, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this License by such Party, the other Party shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Party at law or in equity.

26             LANDLORD CONSENT: Landlord hereby consents to the execution, delivery and performance of this License by each of Licensor and Licensee, including all such consents as may be required pursuant to the terms of the Master Lease. Furthermore, Landlord hereby acknowledges and agrees that no amounts shall be owed or payable to Landlord in respect of the License Fee under Section 9(g) of the Master Lease.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties have executed this License as of the date first written above.

LICENSOR:

CRESTLINE HOTELS & RESORTS, LLC

By:
Name:
Title:

LICENSEE:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

LANDLORD:

[____________________________]

By:
Name:
Title:

11

SCHEDULE A

Licensed Space

See attached.

12

SCHEDULE B

SERVICES AND REPAIRS

1.	Furniture: Use of furniture for a standard office environment and furnishings such as file cabinets, standard safes/bar locks, white boards, key board tables, desks, tables and chairs that meet facility standards, and use of artwork for office areas (not individual offices) and common areas when available in inventory. The Parties acknowledge and agree that the cost of use of such furniture and office buildout shall be $3,166.66 per month (i.e., $38,000 per year, which amount was calculated based upon 65% of the $58,000 annual depreciation cost for such furniture and buildout with respect to the entire Leased Premises).

2.	Mail service: Daily delivery and pick up of internal and external mail at designated mail centers, including overnight mail, and postage for external standard business related US mail; provided that priority mail postage costs (including UPS, Federal Express and Airborne Overnight) are expressly excluded.

3.	Custodial services: Trash removal for employee work areas, general cleaning of common areas in the Licensed Space and the Leased Premises (including restrooms, lobbies and corridors), spot vacuuming and dusting of furniture as necessary, and pest control as needed.

4.	Building maintenance: Building maintenance reasonably necessary for operation of the Licensed Space and the Leased Premises.

5.	Basic voice telecommunication usage: Access to telecommunication infrastructure wiring, phone switches and associated equipment.

6.	Security guards: Standard security guard services.

7.	Access control: Badging and access control services for employees and visitors of the Operating Partnership and its subsidiaries.

8.	Lobby receptionist: Point of contact in main lobby for greeting and badging of authorized vendors, visitors and employees during regular business hours.

9.	Utilities: Access to and use of applicable utilities for the Licensed Space, including electrical, water and sewage.

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SCHEDULE C

MASTER LEASE

See attached.

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Exhibit D-3

Royalty-Free IP License Agreement

[see attached]

EXHIBIT D-3

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (the “Agreement”) is made and entered into as of [●], 2017, by and between AR Capital LLC, a Delaware limited liability company (“AR Capital”) and American Realty Capital Hospitality Advisors, LLC, a Delaware limited liability company (the “Advisor” and with AR Capital, the “Licensor”), on the one hand, and Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.), a Maryland corporation (the “Company”) and Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP” and, together with the Company, the “Licensee” and, together with the Licensor, the “Parties”), on the other hand.

RECITALS

WHEREAS, each of Advisor, the Company and the OP, together with certain other persons, have entered into that certain Framework Agreement, dated as of January 12, 2017 (as such agreement may be amended, modified or supplemented, the “Framework Agreement”);

WHEREAS, Licensor (or its Affiliates, as defined below) owns certain rights, title and interest in and to certain trademarks, tradenames, service marks, logos and domain names, including “American Realty Capital”, “ARC” and “AR Capital” in connection with real estate investment activities;

WHEREAS, pursuant to that certain Advisory Agreement, by and among Licensee, Advisor and the OP, dated as of January 7, 2014 (as amended, the “Advisory Agreement”), Licensee received a limited license to use the names “American Realty Capital”, “ARC” and “AR Capital”;

WHEREAS, pursuant to the Advisory Agreement, Licensee also received certain administrative functions related to the operation of Licensee’s business, including the operation and maintenance of the website found at the domain name www.archospitalityreit.com, including all sub-domains thereof (the “Website”);

WHEREAS, Licensee desires to obtain (i) a limited royalty-free license from Licensor to use “American Realty Capital”, “ARC” and “AR Capital” in the conduct of Licensee’s business as Licensee discontinues any use of Licensor’s Marks (as defined below) and (ii) the control of the operation of the Website solely for the duration of the Term (as defined below); and

WHEREAS, Licensor and Licensee wish to set forth herein the terms and conditions with respect to the licensing of the Marks and operation and control of the Website by Licensee solely during the Term, including the utilization by Licensee of the Marks, and the utilization and reference by Licensee of and to related trademarks and service marks of Licensor that contain the Marks.

NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein.

DEFINED TERMS

Defined terms in the recitals and the preamble to this Agreement are used as so defined and, as used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Marks” shall mean the trademarks and service marks set forth on Schedule A hereto and only those variations and translations thereof requested by Licensee and approved in writing by Licensor.

“Term” shall have the meaning as set forth in Section 2 herein.

“Territory” shall mean throughout the world or worldwide.

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Advisory Agreement.

OPERATIVE PROVISIONS

1)	GRANT

Licensor hereby grants to Licensee and each of Licensee’s Affiliates, solely for the Term and within the Territory, subject to the terms and conditions herein, a limited, nonexclusive, non-transferable, non-sublicensable, royalty-free, fully paid-up, right and license to use the Marks in connection with Licensee’s existing business in order for Licensee and its Affiliates to transition to the use of new trademarks. Without limiting the foregoing, Licensor also agrees that Licensee and its Affiliates may use the Marks on the Website and in connection with its operation of the Website, provided that all such uses shall be in accordance with the terms of this Agreement.

2)	TERM AND LICENSE

a)   The “Term” of this Agreement shall commence on the date hereof and shall continue for ninety (90) calendar days, at which point this Agreement and the license described herein shall expire, unless earlier terminated pursuant to Section 8.

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b)   Upon the expiration of the Term or the earlier termination of the Agreement pursuant to Section 8, all rights granted to Licensee and its Affiliates by Licensor hereunder shall automatically revert to Licensor. Except as otherwise expressly provided herein, Licensee and its Affiliates shall cease the use of any materials or names bearing or incorporating the Marks or any similar derivation thereof.

c)   Prior to expiration of this Agreement, or within five (5) days of the termination of this Agreement if this Agreement is terminated pursuant to Section 8(a)(ii), Licensee and its Affiliates shall effect a change of their corporate names to names that do not include, and are not confusingly similar to, the Marks and shall promptly provide evidence of such name changes to Licensor. In no event shall Licensee or its Affiliates use the Marks and any other name confusingly similar thereto after the expiration or termination of this Agreement in a manner likely to cause confusion, or to cause mistake or to deceive as to the affiliation, connection, or association of Licensor, or as to the origin from, sponsorship by or approval by Licensor of Licensee’s products or services. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Licensee and its Affiliates shall be able to continue to utilize the Marks solely in the names of any subsidiaries of the Licensee after the expiration of the Term for an additional thirty (30) days solely to the extent Licensee is not able to obtain any material third party consent with respect to the change in name to any such subsidiary prior to the expiration of the Term. Licensee and its Affiliates shall use commercially reasonable efforts to obtain all such consents prior to the expiration of the Term.

d)   Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Licensee and its Affiliates shall be able to continue to reference the Marks in a historical context as the former names of the Licensee and its subsidiaries and in the names of such entities pursuant to contracts existing prior to the date hereof (and such references shall not be deemed to be in breach or violation of this Agreement or the rights of the Licensor to the Marks).

e)   Other than as expressly provided herein, nothing in this Agreement shall be construed or interpreted to mean that Licensee or its Affiliates are the owners of any specific right, title or interest to any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, or other intellectual property.

3)	RESERVATION OF RIGHTS

Licensor reserves all rights in connection with the Marks, now known or hereafter developed, that are not expressly granted to Licensee herein.

4)	WEBSITE OBLIGATIONS

a)   As of the date hereof and for the Term, Licensee and its Affiliates shall have the right (but not the obligation) to host, operate, maintain, and provide the technology and other related functions and services for the Website. If Licensee or any of its Affiliates elects to operate the Website, Licensee and its Affiliates shall use commercially reasonable efforts to operate the Website in a manner that ensures that the Website is compliant in all material respects with all “safe harbors” provided under the Communications Decency Act and Digital Millennium Copyright Act, and similar laws designed to minimize liability of websites and interactive properties for third party content.

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b)   In the event that the Licensee or any of its Affiliates elects to operate the Website, then Licensee and its Affiliates shall operate the Website such that Licensee remains in compliance in all material respects with all applicable laws, rules and regulations relating to the operation of the Website.

5)	TRADEMARK OWNERSHIP AND PROTECTION

a)   All ownership rights, title and interest in the Marks, including any goodwill generated in connection with Licensee’s use of the Marks in the Territory, shall at all times vest in Licensor.

b)   Nothing contained in this Agreement shall be construed to confer upon Licensee or its Affiliates, or to vest in Licensee or its Affiliates, any right of ownership to the Marks. At no time shall Licensee or its Affiliates directly or indirectly attempt to register or cause to be registered any rights in the Marks in the Territory. Moreover, at no time shall Licensee or its Affiliates directly or indirectly attempt to register or cause to be registered in the Territory any names, logos or other materials identical or substantially or confusingly similar to the Marks without the prior written approval of Licensor. It is understood and agreed that Licensee and its Affiliates shall not acquire and shall not claim any title to the Marks by virtue of the license granted to Licensee and its Affiliates or through Licensee’s and its Affiliates’ use of the Marks. Licensee and its Affiliates further acknowledge the validity of the Marks, and agree not to institute or participate in any proceedings which challenge the validity of, or Licensor’s ownership of, the Marks.

6)	QUALITY CONTROL; TRADEMARK APPROVALS

a)   Licensee and its Affiliates shall at all times throughout the Term use the Marks in a manner materially consistent with the uses made by it prior to the date hereof and shall only use the Marks in connection with the provision of services of a quality at least as high as those offered by Licensor prior to the date hereof.

b)   Licensee and its Affiliates shall neither do nor permit to be done any act or thing which would have a material adverse effect on a Mark or materially reduce the value of a Mark or detract from its reputation. Licensor shall have the right to request in writing that Licensee or any of its Affiliates cease a particular use of any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, which features the Marks, and Licensee and its Affiliates must comply with that request within five (5) days, if in Licensor’s reasonable opinion such use, component or feature would materially denigrate or otherwise have an adverse effect on the Mark.

c)   Licensee and its Affiliates shall comply in all material respects with all applicable laws and regulations and obtain all necessary or appropriate government approvals and permits pertaining to the business activities it seeks to engage in under the Marks.

7)	REPRESENTATIONS, WARRANTIES AND COVENANTS

a)	Licensee represents, warrants and covenants on behalf of itself and its Affiliates that:

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i)	this Agreement is a legal, valid and binding obligation of the Licensee; and

ii)	Licensee has full power and authority to enter into, and perform its obligations under, this Agreement in accordance with its terms.

b)	Licensor represents, warrants and covenants that:

i)	this Agreement is a legal, valid and binding obligation of the Licensor; and

ii)	Licensor has full power and authority to enter into, and perform its obligations under, this Agreement in accordance with its terms; and

iii)	Neither Licensor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the Marks licensed hereunder or the use thereof (including without limitation as to whether the use of the Marks will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, Licensor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the Mark.

c)   Licensee shall be responsible and liable to Licensor for: (i) the use of the Marks by its Affiliates and their compliance with the provisions of this Agreement and (ii) any acts and omissions of any of Licensee’s Affiliate as if Licensee itself had performed those acts or made those omissions.

8)	TERMINATION; EFFECT OF TERMINATION

a)   In addition to any and all other remedies available to it hereunder, Licensor shall have the right to immediately terminate this Agreement, including the license to use the Marks as set forth in this Agreement, upon written notice to Licensee upon the occurrence of the following:

i)	Licensee’s or an Affiliates’ failure to cease using any trademark, service mark, term, name, logo, symbol, device, or trade dress, or any combination thereof, featuring the Marks, within five (5) days of receipt of written notice provided by Licensor of a material breach of Section 5(b); or

ii)	Licensee’s or its Affiliates’ material breach of any provision of this Agreement, which remains uncured by Licensee or such Affiliate after ten (10) days of receipt of written notice provided by Licensor.

b) In the event that the license to use the Marks is terminated pursuant to this Section 8, Licensee and its Affiliates shall completely cease use of the Marks, and all related logos and designs, including in relation to the Website, within five (5) days of such termination.

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9)	LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN AND TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10)	LAW AND JURISDICTION

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

11)	NOTICES

Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Licensee:	[______________________]

[_____________________]

[_____________________]

Attention: [_______________________]

Fax: [__________________]

Email: [____________________]

with a copy to:

[______________________]

[_____________________]

[_____________________]

Attention: [_______________________]

Fax: [__________________]

Email: [____________________]

To the Licensor:	American Realty Capital Hospitality Advisors V, LLC

405 Park Ave., 14th Floor

New York, NY 10022

Attention: Jesse Charles Galloway

Facsimile: (646) 861-7804

Email: jgalloway@ar-global.com

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with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Jeffrey D. Marell, Esq.

Facsimile: (212) 492-0105

Email: jmarell@paulweiss.com

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 11.

12)	SEVERABILITY

The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

13)	ENTIRE AGREEMENT

This Agreement (together with the Framework Agreement and the transaction documents contemplated thereby) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

14)	WAIVERS, REMEDIES

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15)	ASSIGNMENT; CHANGE OF CONTROL

This Agreement may be assigned by the Licensor without obtaining the approval of Licensee. This Agreement shall not be assigned by the Licensee without the consent of the Licensor, except in the case of an assignment by the Licensee to a Person which is a successor to all the assets, rights and obligations of the Licensee, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Licensee is bound by this Agreement.

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16)	Further Assurances

Licensee shall take, and, as applicable, shall cause any of its Affiliates to take, such actions and execute and deliver to Licensee such documents as Licensor may reasonably request, and do all such other actions and things as may be reasonably requested by Licensee in order to carry out the purposes of this Agreement.

17)	UNIQUE LICENSE

Licensee further agrees and acknowledges that, in addition to all other rights that Licensor may have, Licensee acknowledges that its failure to perform any of the material terms or conditions of this Agreement shall result in immediate and irreparable damage to Licensor. Licensee recognizes that Licensor’s remedy at law for any breach or alleged breach of this Agreement arising from Licensee’s use or threatened use of the Marks inconsistent with the terms of this Agreement will be inadequate and, accordingly, in addition to such other remedies that may be available to Licensor at law or equity, Licensee further acknowledges and agrees that Licensor shall be entitled as a matter of right without further notice to Licensee, to obtain injunctive relief and/or other equitable relief, against any threatened, potential or actual breach by Licensee of any of the provisions, without the posting of a bond or other security.

18)	SURVIVAL

Sections 5, 8-17, and this Section 18 shall survive the termination of this Agreement, as shall any other of the provisions of this Agreement that by their terms or by implication are to have continuing effect after any such expiration or termination.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LICENSOR:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AR GLOBAL INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to Trademark License Agreement]

LICENSEE:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

[Signature Page to Trademark License Agreement]

Schedule A

American Realty Capital

ARC

AR Capital

ARC Hospitality

ARCH Hospitality Trust

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Operating Partnership, L.P.

Exhibit D-4

Transferred Employee Waiver and Release

[see attached]

EXHIBIT D-4

SEPARATION AGREEMENT

THIS SEPARATION Agreement (this “Agreement”), by and among [_________________] (“Employee” or “you”) and AR Global Investments, LLC and ARC Advisory Services, LLC (collectively, the “Company” or “Employer”) is dated as of [•], 2017. Except as set forth in Section 12 below, this Agreement terminates the letter agreement between you and the Company dated [•], together with all prior versions and amendments thereto (the “Employment Agreement”).

1.        SEPARATION Date. You hereby acknowledge that (i) your employment with the Company and the Employment Agreement are hereby terminated by mutual agreement effective as of the date hereof and your last day of employment is the date hereof (the “Separation Date”) and (ii) you have mutually agreed with Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) (the “REIT”) to commence employment with the REIT beginning on the date that is no later than five (5) business days after the Separation Date. From and after the Separation Date, you shall not represent yourself as being an employee, officer, agent or representative of the Company or any of its affiliates or related entities for any purpose (provided that, for purposes of this Agreement, neither the REIT nor any of its subsidiaries shall constitute an affiliate or related entity of the Company). You will be paid by the Company for all accrued salary, bonus and accumulated paid time off through the Separation Date. You will not earn any salary, bonus or other compensation following the Separation Date other than as set forth below in Section 2. Your medical benefits from the Company will end on the date hereof. For purposes of any restricted stock grants, the termination of your employment and the Employment Agreement hereunder is deemed to be “without cause” and therefore such restricted stock grants shall become fully vested on the date hereof.

2.        Consideration. In exchange for your agreement to the terms and conditions in this Agreement, including and subject to the execution and delivery of the release and waiver of claims provided in Exhibit 1 hereto (the “Release”), the Company hereby agrees to provide the following additional consideration and benefits, which you acknowledge and agree exceed any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company:

a.         The Company will accelerate and pay (subject to any applicable withholding required by applicable law) (x) your bonus with respect to fiscal year 2016 (in the amount of $___) , (y) your 401(k) plan match with respect to fiscal year 2016 (in the amount of $___), and (z) a pro rata portion of your bonus with respect to fiscal year 2017 for the portion of 2017 elapsed through the Separation Date (in the amount of $___); and

b.        Your employment with the REIT (or any successor thereto by merger, transfer or otherwise) shall not be deemed a violation at any time of the non-competition or non-contract provisions in Section [3] of the Employment Agreement.

Other than the foregoing, no other payments, incentives or benefits shall be paid. It is understood and agreed that if you fail to comply with the terms of this Agreement, including any of your covenants in this Agreement (which include the covenants in the Employment Agreement that continue in full force and effect in accordance with Section 12 below), the Company shall have no further obligation to provide you with any additional payments, commissions or benefits and you agree to return to the Company all payments you have received from the Company.

3.         Confidentiality of Agreement. You agree that you will keep confidential and not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the Company, except to your financial advisor(s), attorney(s) and/or spouse (provided that you first inform them of the confidentiality of this Agreement and they agree to maintain its confidentiality) and the REIT and its representatives. Nothing in this Agreement prohibits the Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

The Employer acknowledges and agrees that Employee does not need the prior authorization of Employer to make any such reports or disclosures and Employee is not required to notify the Employer that it may make or has made such reports or disclosures.

4.        Non-Admission of Wrongdoing. This Agreement is not intended, and shall not be construed, as an admission by you or by the Company or any of its affiliates or related entities (which, together with the Company, are referred to below as the "Company Entities") that you or any of the Company Entities have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or policy, or committed any wrong whatsoever against the other party.

5.         Non-competition and restrictive covenant affirmation. You hereby acknowledge, agree and affirm that non-competition and other restrictive covenants set forth in your Employment Agreement, the Non-Compete Release Agreement and the Employee Confidentiality and Non-Competition Agreement shall continue in full force and effect in accordance with their respective terms other than as expressly modified herein or in the Non-Compete Release Agreement.

6.        non-disparagement. You agree that you will not disparage or encourage or induce others to disparage the entities and persons listed on Exhibit 2 attached hereto. The Company shall and shall direct its senior management team (specifically, Messrs. Schorsch, Kahane, Budko and Weil) and their families not to disparage or encourage or induce others to disparage you. For the purposes of this Agreement, the term “disparage” includes the making of false, defamatory or derogatory comments that could reasonably be expected to damage the reputation of you or the Company Entities (or any of their officers, executives, or personnel); provided, however, that nothing in this Agreement shall restrict communications protected as privileged under federal or state law to testimony or communications ordered and required by a court or an administrative agency of competent jurisdiction.

7.        RETURN OF COMPANY EQUIPMENT, DOCUMENTS AND INFORMATION. You will promptly return to the Company all Company documents, data, intellectual property and information (whether in hard copy, electronic, or any other form) that you received from the Company or created or received in connection with your employment with the Company and that relate solely to the Company (and not to the REIT or any of its subsidiaries). You further agree to delete or destroy any and all copies of such documents, data, intellectual property or information on or before the Separation Date that may be stored on any computing device or data storage mechanism in your possession, custody or control.

8.        Material Breach. Any breach of the provisions of Sections 3, 6, and/or 7 above, shall be considered a material breach of this Agreement. In the event that you have committed a material breach of this Agreement, you:

a.        consent to the entry of injunctive relief against yourself, and the cessation by the Company of any further payments to you, in addition to the Company’s right to pursue any and all of their remedies under the law and under this Agreement. You further understand and agree that all of the Company Entities other than the Company itself are third-party beneficiaries under this Agreement, and each may, on its own or together with other Company affiliates, obtain injunctive relief without the posting of a bond; and

b.        agree that, in the event any Company Entity pursues legal remedies against you, you shall pay and reimburse the relevant Company Entity for its attorneys’ fees and costs incurred in any such civil action in court to enforce their rights under this Agreement in the event that the Company Entity is the prevailing party in such action.

9.        NOTIFICATION OF THIRD PARTIES. Employee and the Company hereby agree to jointly notify any third parties which Employee was working with on behalf of the Company prior to the Separation Date.

10.        Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns, including the successors and assigns of the Company Entities.

11.        Governing Law and Enforcement. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Additionally, any action to enforce the terms of this Agreement shall be commenced exclusively in the federal or state courts in New York County in the City and State of New York. Both parties consent to the exclusive jurisdiction of the federal and state courts in New York County, agree not to seek to transfer or remove the action to another court, waive any claim under the doctrine of forum non conveniens, and waive their right to a trial by jury.

12.        Entire Agreement. You understand that this Agreement (together with the Omnibus Waiver and Release Agreement executed by you on or prior to the date hereof (the “Non-Compete Release Agreement”)) constitutes the complete understanding between the Company and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities, and provided that (a) if there is a conflict between this Agreement and the Employment Agreement, the terms of this Agreement shall govern, and (b) the Employee Confidentiality and Non-Competition Agreement between the Employee and Company shall continue in full force and effect except as modified by the overlapping provisions herein, and (c) in the event of any conflict between this Agreement, the Non-Compete Release Agreement and the Employee Confidentiality and Non-Competition Agreement, then the terms of the Non-Compete Release Agreement shall govern. Furthermore, no modifications shall be made to this Agreement, unless such modification is made in writing and signed by both the Company and you.

13.        Effective Date; ACKNOWLEDGEMENTS. If you do not sign this Agreement and execute and deliver the Release, you will be deemed not to have accepted the terms of this Agreement or the Release, and (i) no further action will be required of the Company under any section of this Agreement or Release, (ii) your termination of employment will still be effective as of the Separation Date, and (iii) you will remain subject to your agreements and covenants set forth in the Employment Agreement and Employee Confidentiality and Non-Competition Agreement. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider the terms; (c) have had an opportunity to consult with an attorney of your choice before signing this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement; and (e) agree to abide by all the terms and conditions contained herein.

14.        HEADINGS. The parties agree that the Paragraph headings in this Agreement are for reference purposes only and do not limit in any way the meaning of the language in each Paragraph.

15.        MISCELLANEOUS. This Agreement may be executed in counterparts, each of which will be deemed an original, and, when executed by all parties to this Agreement, will constitute one and the same instrument. Facsimile and email transmissions of this Agreement signed by any party hereto will be deemed an original counterpart and binding.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have approved, executed and delivered this Agreement as of the dates set forth below:

Print Name:	[_________________]	Date:
Employee

Signature:

AR Global Investments, LLC

By:		Date:
Print Name:
Title:

ARC Advisory Services, LLC

By:		Date:
Print Name:
Title:

Exhibit 1

General WAIVER AND Release of All Claims

a.        Subject to the limitations in sub-paragraph (b) below, in consideration for the payment and other benefits to be provided to [_________________] (“Employee”) pursuant to the attached separation agreement, Employee, for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever releases and discharges AR Global Investments, LLC and ARC Advisory Services, LLC (collectively the “Company”) and the Company’s subsidiaries, divisions, affiliates, parent entities, and related business entities, and with respect to each of them, their predecessors, successors and assigns, employee benefit plans or funds, and with respect to each such entity, all of its or their past, present and/or future directors, officers, attorneys, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (which collectively, including the Company, are referred to below as the “Company Releasees”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Employee ever had, now has, or may have against any of the Company Releasees by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter, up to and including the Separation Date as defined in the Agreement to which this Exhibit 1 is attached, including but not limited to claims for, under, or based on: (i) Title VII of the Civil Rights Act of 1964; (ii) the Americans with Disabilities Act; (iii) any claims under Sections 1981 through 1988 of Title 42 of the United States Code; (iv) the Employee Retirement Income Security Act of 1974; (v) the National Labor Relations Act; (vi) Sections 503 and 504 of the Rehabilitation Act of 1973; (vii) the New York State Human Rights Law and the New York City Administrative Code; (viii) all other federal, state and local fair employment and civil rights laws; (ix) all other statutes, ordinances, and laws as well as executive orders, judicial decisions and constitutions, (x) breach of contract (express or implied), retaliation, wrongful discharge, detrimental reliance, defamation, emotional distress, and/or compensatory and/or punitive damages; and (xi) attorneys' fees, costs, disbursements and/or the like.

b.        Claims Not Released. Notwithstanding the foregoing, Employee is not waiving or releasing claims that relate to: (i) the enforcement of the Agreement to which this waiver and release is attached (including the right to payments contemplated thereby); (ii) any rights or claims that cannot be released as a matter law; (iii) the enforcement of the Non-Compete Release Agreement; or (iv) any right of such Employee to indemnification by any Company Releasee under such Company Releasee’s constituent documents or by contract.

Employee

[_________________]
Date:

Exhibit 2

Non-Disparagement Persons

1.	AR Global Investments, LLC and AR Capital, LLC and their respective direct and indirect subsidiaries

2.	Nicholas Schorsch

3.	William Kahane

4.	Peter Budko

5.	Edward M. Weil, Jr.

6.	Brian Block

7.	Nicholas Radesca

8.	Nicholas Schorsch Jr.

9.	Jesse Galloway

Exhibit E

Non-Competition Waiver and Release

[see attached]

EXHIBIT E

OMNIBUS WAIVER AND RELEASE AGREEMENT

This OMNIBUS WAIVER AND RELEASE AGREEMENT (this “Agreement”), dated as of [●], 2017, is by and among ARC ADVISORY SERVICES, LLC (“ARC”), AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC (“Hospitality Advisor”), AR CAPITAL, LLC (“AR Capital”), Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) (“ARCH” and, together with its current and future subsidiaries, the “Company”), Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP”), and each of the individuals listed on Schedule A to this Agreement (the “Covered Employees”, and together with ARC, Hospitality Advisor, AR Capital, ARCH and the OP, the “Parties” and each individually, a “Party”).

WITNESSETH:

WHEREAS, each Covered Employee (other than Jonathan Mehlman (“JM”) and Paul Hughes (“PH”)) is a party to an Employee Confidentiality and Non-Competition Agreement with ARC, effective as of the date listed opposite such Covered Employee’s name on Schedule A (each agreement, a “Restrictive Covenant Agreement”, and collectively, the “Restrictive Covenant Agreements”), pursuant to which such Covered Employee agreed to be bound by certain restrictive covenants during the term of his or her employment with ARC (together with AR Capital, Hospitality Advisor and each other affiliated and/or related entity of ARC which employed such Covered Employee, such Covered Employee’s “Employers”) and for a specified or indefinite period of time after termination of such employment;

WHEREAS, the Hospitality Advisor, ARCH, the OP and the other parties thereto have entered into that certain Framework Agreement, dated as of January 12, 2017 (as such agreement may be amended, modified or supplemented, the “Framework Agreement”);

WHEREAS, JM is party to that certain Employment Agreement (as amended, modified or supplemented, the “JM Employment Agreement”), dated as of July 1, 2015, by and between JM, ARC, AR Capital and Hospitality Advisor;

WHEREAS, PH is party to that certain Employment Agreement (as amended, modified or supplemented, the “PH Employment Agreement” and together with the JM Employment Agreements, the “Employment Agreements”), dated as of September 24, 2013, by and between PH and ARC;

WHEREAS, in connection with the transactions contemplated by the Framework Agreement, until the Trigger Date (as defined in the Framework Agreement), the Company shall have the right to hire each Covered Employee; and

WHEREAS, in connection with the transactions contemplated by the Framework Agreement and subject to receipt from a Covered Employee of an executed separation and release agreement, substantially in the form attached hereto as Exhibit A1 (each such separation and release agreement, an “Employee Release”), ARC wishes to fully, unconditionally and irrevocably release each such Covered Employee from certain obligations under such Covered Employee’s Restrictive Covenant Agreement or Employment Agreements, as applicable, in order to permit such Covered Employee to, at or following the Closing, accept an offer of employment with the Company (the “Subject Employers” and the date such Covered Employee commences employment with the Subject Employers, the “Hire Date”).

1 Note to Draft: This will be Exhibit D-4 from Framework Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Waiver of Restrictive Covenant Agreements.

(a) With respect to each Covered Employee (other than JM and PH), effective at, but conditioned upon (i) the execution by such Covered Employee and delivery to the Advisor of an Employee Release that is effective as of such Covered Employee’s Hire Date and (ii) the acceptance by such Covered Employee of an offer of employment (and the occurrence of his or her Hire Date) by the Subject Employers, ARC, on its behalf and on behalf of each other applicable Employer, hereby acknowledges and agrees that (x) such Covered Employee’s acceptance of employment with, or employment by, the Subject Employers shall not be deemed a violation at any time of the non-competition or non-contact provisions in Section 3 of such Covered Employee’s Restrictive Covenant Agreement and (y) such Covered Employee shall not be in breach or violation of the non-solicitation provisions or any other provisions set forth in Section 3 of such Covered Employee’s Restrictive Covenant Agreement due to the hiring of (A) any other Covered Employee by the Subject Employers on or prior to the Trigger Date (as defined in the Framework Agreement), and/or (B) any other employee or independent contractor of ARC, Hospitality Advisor, AR Capital or their respective affiliates (1) who responds to a solicitation that constitutes a good-faith general solicitation, mass advertisement, or similar type of broad-based publicly disseminated solicitation through advertisement or search firms not directed specifically toward one or more employees of the ARC, Hospitality Advisor, AR Capital or their respective affiliates, (2) whose employment has been terminated by ARC, Hospitality Advisor, AR Capital or their respective affiliates (other than for cause) at least six (6) months prior to commencement of such employment discussions or (3) who resigned from their position or who was terminated by ARC, Hospitality Advisor, AR Capital or their respective affiliates for cause, in each case, at least twelve (12) months prior to commencement of such employment discussions.

(b) Effective at, but conditioned upon (i) the execution by JM or PH, as applicable, and delivery to the Advisor of, an Employee Release that is effective as of such Covered Employee’s Hire Date and (ii) the acceptance by such Covered Employee of an offer of employment (and the occurrence of his Hire Date) by the Subject Employers, ARC, on its behalf and each other applicable Employer, hereby acknowledges and agrees that (x) such Covered Employee’s acceptance of employment with, and employment by, the Subject Employers shall not be deemed a violation at any time of Section 10 (with respect to PH) or Section 8 (with respect to JM) of such Covered Employee’s Employment Agreement and (ii) such Covered Employee shall not be in breach or violation of Section 10 (with respect to PH) or Section 8 (with respect to JM) of such Covered Employee’s Employment Agreement due to the hiring of any other Covered Employee by the Subject Employers prior to the Trigger Date.

(c) Notwithstanding anything contained herein to the contrary, this Section 1 shall not apply to any Covered Employee whose Hire Date is after the Trigger Date.

2.	Confidentiality.

(a) With respect to each Covered Employee for whom the conditions set forth in Section 1(a) have been satisfied, ARC hereby acknowledges and agrees that Section 1 of such Covered Employee’s Restrictive Covenant Agreement shall not apply to confidential information relating to the Company.

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(b) Provided that the conditions set forth in Section 1(b) have been satisfied, ARC hereby acknowledges and agrees that Section 9 (with respect to PH) and Section 7 (with respect to JM) of the applicable Covered Employee’s Employment Agreement shall not apply to confidential information relating to the Company.

(c) Notwithstanding anything contained herein to the contrary, this Section 2 shall not apply to any Covered Employee whose Hire Date is after the Trigger Date.

3.            Effectiveness. For the avoidance of doubt, except as explicitly modified by this Agreement, the Restrictive Covenant Agreements shall be unmodified and remain in full force and effect.

4.            Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

5.            Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the Law of the State of New York, not taking into account any rules of conflicts of laws that would cause the application of the laws of any other jurisdiction.

6.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.            Further Assurances. Each Party shall execute and deliver such additional documents as may be reasonably requested by any other Party to consummate the transactions contemplated by this Agreement.

8.            Parties in Interest. The Company shall be a third party beneficiary of this Agreement. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any other person not a party to this Agreement.

9.            Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

10.          Headings. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

ARC ADVISORY SERVICES, LLC

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AR CAPITAL, LLC

By:
Name:
Title:

HOSPITALITY investors trust OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

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HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

5

COVERED EMPLOYEES

By:
Name:

2 Note to Draft: To be executed by Transferred Employees under the Framework Agreement (but excluding any employee that is employed by Crestline or its subsidiaries).

Schedule A3

Name	Date of Restrictive Covenant Agreement

3 Note to Draft: To include Transferred Employees under the Framework Agreement (but excluding any employee that is employed by Crestline or its subsidiaries).

Exhibit F

Transition Services Agreement

[see attached]

EXHIBIT F

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of [•], 2017, is by and among (i) [American Realty Capital Hospitality Advisors, LLC / Crestline Hotels & Resorts LLC]1 (the “Service Provider”), (ii) Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) (“ARCH”), and (iii) Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP” and together with ARCH, the “Company”). The Company and the Service Provider are collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS, the Company, the Service Provider and certain other persons party thereto have entered into that certain Framework Agreement, dated as of January 12, 2017 (the “Framework Agreement”);

WHEREAS, the Company desires, for a transitional period beginning on the date hereof (the “Effective Date”), to avail itself of the assistance of the Service Provider and to have the Service Provider undertake the duties and responsibilities hereinafter set forth; and

WHEREAS, the Service Provider is willing to render such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein:

1.          Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Framework Agreement, and the following terms, as used herein, shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors or managers (or other persons acting in similar capacities) of such person or otherwise to direct or cause the direction of the management and policies of such person through the ownership of voting securities, by contract or otherwise.

“Person” means any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority, other entity or group.

1 Note to draft: If requested by the REIT, ARC Hospitality and Crestline to provide services under two separate transition services agreements on the same terms as set forth herein (other than as expressly noted).

2.          Duties of the Service Provider.

(a)          Effective as of the date hereof, the Company hereby retains and appoints the Service Provider to perform the services set forth on Schedule A hereto (the “Services”), and the Service Provider hereby accepts such appointment, all subject to the terms and conditions hereinafter set forth. The Service Provider shall devote such time and resources to the performance of the Services hereunder as it shall determine to be reasonably necessary to fully perform its obligations hereunder. This Agreement provides no authority for Service Provider to bind the Company or any of its Affiliates to any agreement, arrangement or other action. In all instances, Service Provider shall bring any potential written agreement underlying any Service to the Company for discussion with, and approval by, the Company.

(b)          It is understood and agreed that the Service Provider may retain third-party service providers (including its Affiliates) to provide some or all of the Services to the Company. The Service Provider shall in all cases retain responsibility for the provision to the Company of the Services to be performed by any third-party service provider or subcontractor or by any of the Service Provider’s Affiliates.

3.          Standard of Service.

(a)          The Service Provider represents, warrants and agrees that the Services shall be provided in good faith, in accordance with applicable Law and, except as specifically provided in the Schedule A, in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 2(b), the Service Provider agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)          Except as expressly set forth in Section 3(a) or in any contract entered into hereunder, the Service Provider makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. The Company acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between any of the parties hereto, and all Services are provided by the Service Provider as an independent contractor.

(c)          Service Provider or the Company shall promptly notify the Company or Service Provider, as applicable, of any event or circumstance of which such Party or any of its representatives has knowledge that causes, or would be reasonably likely to cause, a material disruption in the Services.

(d)          Service Provider shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for Service Provider (or its Affiliates’) personnel assigned to perform the Services, as well as such personnel’s worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such personnel as required by law.

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(e)          Service Provider and the Company will maintain or cause to be maintained reasonable security measures with respect to any interfaces required between Service Provider and the Company in connection with the Services in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. At all times during the Term, neither Service Provider nor the Company will intentionally or knowingly introduce, and each will take commercially reasonable measures to prevent the introduction of, into Service Provider’s or the Company’s computer systems, databases, or software any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access (without authorization), alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down another Party's computer systems, databases, software, or other information or property. Except as may be required in connection with the provision of the Services, neither Service Provider nor the Company will intentionally or knowingly tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by the other in the course of its business operations, and/or intentionally or knowingly compromise the security of the other’s computer systems and/or networks.

(f)          Each of Service Provider and the Company shall reasonably cooperate with the other and shall cause their respective Affiliates to reasonably cooperate (i) in notifying the other of any Security Breach affecting Service Provider or the Company and (ii) in any investigation and mitigation efforts relating to such Security Breaches, in each case, in such party’s reasonable discretion and subject to applicable law. As used herein, “Security Breach” means unauthorized access to or disclosure of computerized data that compromises the security, confidentiality or integrity of any Confidential Information maintained by a Party and are part of the Services provided hereunder.

(g)          The Company shall use commercially reasonable efforts to maintain or establish, and cause its directors, officers, other employees, personnel and agents to comply with, reasonable security measures, as well as all necessary physical, information and other security practices and policies. Service Provider shall have no liability for any Security Breach to the extent arising out of the Company’s failure to comply with this Agreement.

4.          Fees and Other Compensation of the Service Provider.

(a)          During the Term (as defined below), as consideration for the Services, the Service Provider shall receive from the Company (by wire transfer of immediately available funds to account(s) specified by the Service Provider in writing) (i) [the amounts set forth on Schedule A on the payment schedule set forth in Schedule A]2 [in advance of the applicable month for which the Services will be provided the amounts set forth on Schedule A]3 and (ii) all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Service Provider in connection with providing the Services, payable within twenty (20) days of the issuance of an invoice by the Service Provider to the Company showing the computation of all such fees, costs and expenses under this Section 4.

2 Note to Draft: Applicable for Advisor TSA only.

3 Note to Draft: Applicable for Crestline TSA only.

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(b)          [Notwithstanding the foregoing, the Parties agree that on or before October 1 of each calendar year and to the extent that this Agreement remains in effect and Services continue to be provided hereunder, they will negotiate in good faith with respect to the consideration specified in Section 4(a)(i) that will be payable for any month (or portion thereof) during the Term occurring in the following calendar year. In the event that agreement cannot be so reached, this Agreement shall automatically terminate on December 31.] 4

(c)          All amounts owed by the Company to the Service Provider under this Agreement shall bear interest from the date due until paid at the lesser of (i) Prime Rate plus two percent (2%) per annum or (ii) the maximum lawful contract rate per annum. In no event, however, shall the charges permitted under this Section or elsewhere in this Agreement, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest. As used herein, the “Prime Rate” shall mean the rate per annum equal to the “Prime Rate” as published on the due date of the amount in question by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates.”

(d)          Term; Termination of Agreement. The term of this Agreement shall begin on the Effective Date and shall continue in force until [_____], 20175 [and shall automatically renew for successive 90 day periods unless the Service Provider, on the one hand, or ARCH or the OP, on the other hand, delivers written notice to the other at least forty (40) days prior the expiration of the initial term or any renewal term]6 (the “Term”). The provisions of this Section 5 and Sections 6-15 shall survive the expiration or earlier termination of this Agreement.

5.          Confidentiality.

(a)          Service Provider may receive (or otherwise have access to) Confidential Information of the Company (both orally and in writing) in connection with the provision of the Services. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to the Company and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of the Company or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material.

4 Note to Draft: Applicable for Crestline TSA only.

5 Note to Draft: Insert date that is 90 days.

6 Note to Draft: Applicable for Crestline TSA only.

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(b)          Service Provider agrees to treat all Confidential Information provided by the Company, or which Service Provider otherwise has access to, pursuant to this Agreement as proprietary and confidential to the Company and to hold such Confidential Information in confidence. Service Provider shall not (without the prior written consent of the Company) disclose or permit disclosure of such Confidential Information to any third party; provided, that, Service Provider may disclose such Confidential Information as permitted by Section 6(c) and to its third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information and who have previously agreed either in writing or orally (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement). Service Provider agrees to safeguard all Confidential Information of the Company with at least the same degree of care (which in no event shall be less than reasonable care) as Service Provider uses to protect its own Confidential Information but no less than a reasonable degree of care. Service Provider shall only use the Company’s Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and providing the Services to the Company. Service Provider shall not, at any time, collect, use, sell, license, transfer, make available or disclose the Company’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Service Provider will be responsible for any violation of the confidentiality provisions of Section 6 by its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives.

(c)          Notwithstanding this Section 6, the Parties acknowledge and agree that the following information shall not be deemed Confidential Information, and the receiving Party shall have no confidentiality, non-use or nondisclosure obligation with respect to any such information to the extent that it: (i) is in the public domain or becomes available in the public domain by no fault or wrongful act of Service Provider in violation of this Agreement, (ii) was independently developed by Service Provider or any other Persons without the use of any Confidential Information, (iii) was already in the Service Provider’s possession on a non-confidential basis or (iv) is approved for release by written authorization of the Company and/or the third party owner of the disclosed information. The Parties further acknowledge and agree that Confidential Information may be disclosed pursuant to the lawful requirement or order of a court or governmental agency, or as otherwise required by applicable law, rule or regulation (including as required in any securities law filings or offering documentation); provided that prompt notice thereof is given to the non-disclosing Party (unless such notice is not possible under the circumstances, and in such event, such notice shall be provided as promptly as possible thereafter) so that such non-disclosing Party may, at its sole cost and expense, have the opportunity to intervene and contest such disclosure and/or seek a protective order or other appropriate remedy.

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(d)          All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Company, and Service Provider shall promptly (at the Service Provider’s sole election) destroy or return to the Company all copies thereof upon termination or expiration of this Agreement, or upon the written request of the Company; provided, that, Service Provider shall not be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of Service Provider and/or its Affiliates and subject to deletion in accordance with Service Provider’s and/or its Affiliates’ electronic information management practices (subject to extended retention by Service Provider’s or its Affiliates’ compliance and legal department personnel in accordance with the existing document retention/destruction policy of Service Provider and/or its Affiliates). Upon the request of the Company, Service Provider shall provide notice of any such applicable destruction in writing.

(e)          The Parties acknowledge and agree that, given the unique and proprietary nature of the Confidential Information, monetary damages may not be calculable or a sufficient remedy for any breach of this Section 6 by Service Provider or its Affiliates, and that the Company may suffer great and irreparable injury as a consequence of such breach. Accordingly, each Party agrees that, in the event of such a breach or threatened breach, the Company shall be entitled to seek equitable relief (including, but not limited to, injunction and specific performance) in order to remedy such breach or threatened breach. Such remedies shall not be deemed to be exclusive remedies for a breach by Service Provider or its Affiliates but shall be in addition to any and all other remedies provided hereunder or available at law or equity to the Company.

6.          Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by all Parties, or their respective successors or permitted assigns, or otherwise as provided herein.

7.          Assignment. This Agreement shall not be assigned by any Party without the prior written consent of the other Party, except to a Person which is a successor to all or substantially of the assets of the assigning Party. Any assignee shall be bound hereunder to the same extent as the Company. Notwithstanding anything to the contrary contained herein, the economic rights of the Service Provider hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Service Provider, without the consent of the Company.

8.          Action Upon Termination. From and after the date of termination of this Agreement, the Service Provider shall not be entitled to compensation for further service rendered hereunder but shall be reimbursed for all reasonable, documented out-of-pocket expenses accrued through the date of such termination within ten (10) business days of such termination. The Service Provider shall forthwith upon such termination:

(a)          pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled; and

(b)          deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company.

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9.           Indemnification.

(a)          Indemnification of the Company by the Service Provider. Subject to Section 11, the Service Provider shall indemnify, defend and hold harmless the Company, its partners, members, stockholders, other equity holders, directors, officers, employees and agents and each of their respective Affiliates, successors and assigns, from and against any and all claims, actions, suits, proceedings, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) (collectively, “Damages”), arising out of or resulting from, directly or indirectly, (i) any breach of this Agreement, or the covenants, obligations, or representations or warranties set forth herein, by Service Provider or its Affiliates; and (ii) any bad faith, gross negligence or willful misconduct on the part of Service Provider or its Affiliates in connection with its provision of the Services. The remedies provided in this Section 10(a) constitute the sole and exclusive remedy of the Company for any and all Damages or other claims relating to or arising from this Agreement.

(b)          Indemnification of the Service Provider by the Company. The Company shall indemnify, defend and hold harmless the Service Provider, its partners, members, stockholders, other equity holders, directors, officers, employees and agents and each of their respective Affiliates, successors and assigns, from and against any and all Damages arising out of or resulting from the performance by the Service Provider of the Services to the extent that the Service Provider reasonably believed such performance to be within the scope of authority conferred upon the Service Provider hereunder, but expressly excluding any act that would be covered by indemnity from the Service Provide to the Company as set forth in Section 10(a) hereof.

(c)          The Company will advance amounts to the Service Provider or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company and (ii) the Service Provider or its Affiliates undertake in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Service Provider or its Affiliates are found not to be entitled to indemnification.

10.         Limitation on Liability. In no event shall (a) any Party have any liability under this Agreement for any punitive, incidental, consequential (other than reasonably foreseeable consequential damages), special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault or (b) the Service Provider’s aggregate liability under this Agreement (exclusive of amounts recovered under insurance) exceed an amount equal to the aggregate fees received by the Service Provider under this Agreement.

11.         Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand, by certified mail, return receipt requested, postage pre-paid, or by e-mail or facsimile at the following addresses of the Parties:

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Company:

Fax:
Email:
Attention:

With a copy to:

Fax:
Email:
Attention:

Service Provider:

American Realty Capital Hospitality Advisors, LLC
405 Park Ave., 14th Floor
New York, NY 10022
Attention: Jesse Charles Galloway
Facsimile: (646) 861-7804
Email: jgalloway@ar-global.com

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Jeffrey D. Marell, Esq.
Facsimile: (212) 492-0105
Email: jmarell@paulweiss.com

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Any party may at any time change its address for the purpose of this section by like notice.

12.         Insurance. The Service Provider shall maintain, at its sole cost and expense, at all times during the Term (and for a period of time continuing for no less than eighteen (18) months following the Term) a professional liability insurance (errors and omissions) policy with such coverages and policy as then maintained by the Service Provider and its affiliates and with coverages of no less than $5,000,000. ARCH, the Company and each of their Subsidiaries shall be a named as “additional insureds” under such policy. All insurance required to be carried by Service Provider shall be written with companies having a policyholder and asset rate, as circulated by Best’s Insurance Reports, of A-:VIII or better. On or prior to the date hereof and from time to time upon the Company’s request, Service Provider shall provide certificates of insurance evidencing such coverage and such other documentation (including a copy of the policy) as may be requested.

13.         Entire Agreement. This Agreement (together with the Framework Agreement and the other documents contemplated thereby) constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

14.         Miscellaneous. Sections 11 (Counterparts), 12 (Governing Law; Specific Performance; WAIVER OF JURY TRIAL), 13 (Severability), 14 (Further Assurances), 15 (Parties in Interest), 17 (Headings), 18 (Expenses), 19 (Construction), and Section 22 (Amendments and Waivers) of the Framework Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above written.

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

[AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer ]

[CRESTLINE HOTELS & RESORTS, LLC

By:
Name:
Ttle:	]

Exhibit G

Registration Rights Agreement

[see attached]

EXHIBIT G

Registration Rights Agreement

by and among

Hospitality Investors Trust, Inc.,

Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC,

American Realty Capital Hospitality Advisors, LLC

and

American Realty Capital Hospitality Properties, LLC

Dated as of [●], 2017

- x -

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2017, is by and among Hospitality Investors Trust, Inc., a Maryland corporation (together with its successors, the “Company”), Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC, a Delaware limited liability company ( “Brookfield”), American Realty Capital Hospitality Advisors, LLC, a Delaware limited liability company ( the “Advisor”), and American Realty Capital Hospitality Properties, LLC, a Delaware limited liability company, (the “Property Manager”), and such other Persons, if any, from time to time that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 3.04. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined herein).

WITNESSETH:

WHEREAS, on January 12, 2017, the Company, American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Opco”), and Brookfield entered into a Securities Purchase, Voting and Standstill Agreement (as may be amended from time to time, the “Purchase Agreement”);

WHEREAS, immediately following the Closing (as defined below), Brookfield will hold 9,152,542.37 CPUs (as defined below) and may acquire additional CPUs pursuant to and on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, immediately following the Closing, the Advisor will hold 525,046 Common Shares and the Property Manager will hold 279,329 Common Shares issuable pursuant to the Framework Agreement among the Company, Advisor, Opco, the Property Manager, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Special Limited Partnership, LLC and Brookfield, dated as of January 12, 2017 (as may be amended from time to time, the “Framework Agreement”);

WHEREAS, Brookfield shall have the right to convert CPUs into OP Units which are redeemable for Common Shares of the Company pursuant to and on the terms and conditions set forth in the Amended and Restated Limited Partnership Agreement of Opco, dated as of the date hereof, (as may be amended from time to time in accordance with its terms, the “A&R Opco LPA”);

WHEREAS, the Company, Brookfield, the Advisor and the Property Manager desire to enter into this Agreement as contemplated by the terms of the Purchase Agreement and the Framework Agreement to set forth certain registration and other rights with respect to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01.         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“A&R Opco LPA” has the meaning set forth in the recitals.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement from and after its effective date, does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing.

“Advisor” has the meaning set forth in the preamble and shall include any Affiliate of the Advisor that succeeds to the rights hereunder pursuant to Section 3.04.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Brookfield” has the meaning set forth in the preamble and shall include any Affiliate of Brookfield that succeeds to the rights hereunder pursuant to Section 3.04.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by Law, regulation or executive order to close.

“Common Shares” means shares of common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.04(a).

“CPUs” means a new series of convertible preferred operating partnership units of Opco designated under the A&R Opco LPA as the “Class C Units.”

“Demanding Holders” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.02(b)

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“Demand Period” has the meaning set forth in Section 2.02(d).

“Demand Registration Statement” means a Registration Statement on Form S-11 or S-1 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Demand Request” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Framework Agreement” has the meaning set forth in the recitals.

“Holder” means any holder of Registrable Securities, including Brookfield, the Property Manager and the Advisor, who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.04.

“Initiating Holder” means the Holder, or, in the case of a Demand Request by the Demanding Holders, the Demanding Holders, making a Demand Request pursuant to Section 2.02 or a Shelf Request pursuant to Section 2.03.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Launch Date” means, with respect to an Underwritten Offering, the commencement of marketing activities or, if no such marketing activities are contemplated, the earliest of (x) the filing of a preliminary Prospectus covering such Underwritten Offering, (y) the public announcement of the Company’s intention to conduct such Underwritten Offering, and (z) the public announcement of the pricing of such Underwritten Offering.

“Loss” and “Losses” has the meaning set forth in Section 2.10(a).

“Non-Recourse Parties” has the meaning set forth in Section 3.12.

“Opco” has the meaning set forth in the recitals.

“OP Unit” means a unit of interest in Opco, which is designated as an OP Unit of the partnership.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 3.04.

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“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Piggyback Registration” has the meaning set forth in Section 2.04(a).

“Property Manager” has the meaning set forth in the preamble and shall include any Affiliate of the Property Manager that succeeds to the rights hereunder pursuant to Section 3.04.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Reduction Securities” has the meaning set forth in Section 2.10(d).

“Registrable Securities” means any Shares and any securities that may be issued or distributed or be issuable in respect of any by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by any Holder as of the date hereof or as may be acquired and held by any Holder at any time after the date hereof pursuant to the Purchase Agreement, the A&R Opco LPA (including by way of Transfer (as defined in the A&R Opco LPA)), the Framework Agreement and the other Transaction Documents; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such Registration Statement, (ii) such Registrable Securities are able to be sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act) without volume limitations or other restrictions under such Rule; (iii) such Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the Securities Act, and such Registrable Securities may be publicly resold without Registration under the Securities Act; or (iv) such Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09.

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“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Request” means a Demand Request, a Shelf Request, a WKSI Takedown Request or a request by a Holder for Registrable Securities to be included as part of a Piggyback Registration.

“Resumption Date” has the meaning set forth in Section 2.07.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means (i) the Common Shares issuable upon redemption of OP Units issuable upon conversion of the CPUs that have actually been issued to Holders pursuant to the Purchase Agreement; (ii) the Common Shares issued to the Advisor and the Property Manager pursuant to the Framework Agreement, (iii) any other securities issued as a distribution with respect to, or in exchange for or in replacement of any of the foregoing Shares; and (iv) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing Shares as a result of a merger, consolidation, reorganization or otherwise (including, without limitation, any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to any of the Holders in connection with any such transaction.

“Shelf Notice” has the meaning set forth in Section 2.03(c).

“Shelf Period” has the meaning set forth in Section 2.03(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.03.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the resale of Registrable Securities by their Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth therein, as applicable.

“Shelf Request” has the meaning set forth in Section 2.01(a).

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“Stand-Down Notice” has the meaning set forth in Section 2.07(b)(ii).

“Suspension” has the meaning set forth in Section 2.01(e).

“Underwritten Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form) in which an underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a bought deal or block sale.

“Underwritten Offering Request” has the meaning set forth in Section 2.07(a).

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recently eligibility determination date specified in paragraph (2) of that definition.

“WKSI Takedown Request” has the meaning set forth in Section 2.03(d).

Section 1.02.         Other Interpretive Provisions. Wherever required by the context of this Agreement:

(a)          the singular shall include the plural and vice versa;

(b)          the masculine gender shall include the feminine and neuter genders and vice versa;

(c)          references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time;

(d)          all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement;

(e)          all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement;

(f)          the word “or” is not exclusive;

(g)          the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation;”

(h)          the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(i)          the article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof;

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(j)          all accounting terms not specifically defined herein shall be construed in accordance with GAAP; and

(k)          the term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise.

Article II

REGISTRATION RIGHTS

Section 2.01.         Registrations.

(a)          Registration Requests. If at any time there are outstanding Registrable Securities, any of (i) Brookfield, (ii) Holders of a majority of the outstanding Registrable Securities (the “Demanding Holders”), (iii) the Advisor, or (iv) the Property Manager may from time to time and at any time make a written request to the Company for Registration of all or part of the Registrable Securities held by them (i) on a Demand Registration Statement (a “Demand Request”) at any time the Company is only eligible to use Form S-11 or S-1 or any similar long-form Registration Statement or (ii) on a Shelf Registration Statement (a “Shelf Request”) at any time the Company is qualified to use Form S-3 or any similar short-form registration statement. Any Demand Registration Statement or Shelf Registration Statement shall be for the registered resale of Registrable Securities by their Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth therein. So long as a Shelf Registration Statement is effective with respect to any Registrable Securities, no Request pursuant to this Section 2.01 shall be made with respect to such Registrable Securities.

(b)          Subject to the limitations set forth in Section 2.01(c) and (e), promptly upon receiving any Request requiring the Company to file a Registration Statement, the Company shall use its reasonable best efforts to file a Registration Statement relating to such Request (i) in the case of a Demand Registration Statement, within sixty (60) days after receipt of a Demand Request for such Registration and (ii) in the case of a Shelf Registration Statement, within thirty (30) days after receipt of a Request for such Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC. No Registration shall be deemed to have been effected if (i) during the Demand Period or Shelf Period such Registration is interfered with by any stop order injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Holder.

(c)          Limitation on Registrations. Brookfield and the Demanding Holders shall collectively have the right to make up to three (3) Requests in any twelve (12) month period. The Advisor and the Property Manager shall, collectively, have the right to make one (1) Request. Notwithstanding the foregoing (and unless otherwise consented to by the Board), (i) Brookfield, the Advisor, the Property Manager and the Demanding Holders may collectively make no more than (A) three (3) Requests in any twelve (12) month period or (B) more than one (1) Request in any three (3) month period and (ii) in no event shall the Company be required to file more than three (3) Registration Statements in any twelve (12) month period.

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(d)          Reduction Securities. Notwithstanding anything contained herein to the contrary, in the event that the SEC limits the amount of Registrable Securities that may be included and sold by Holders in any Registration Statement, including any Shelf Registration Statement or Demand Registration Statement, pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on behalf of the Holders in whole or in part (in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated pro rata among such Holders in proportion to the respective numbers of Registrable Securities represented by Shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by Shares) (such Registrable Securities, the “Reduction Securities”); provided, however, that prior to making any such reduction, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the Registration of all of the Registrable Securities. In such event the Company shall give the Holders prompt notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities. The Company shall use its reasonable best efforts at the first opportunity that is permitted by the SEC to Register for resale the Reduction Securities. Such new Registration Statement shall be on Form S-3 (except if the Company is not then eligible to Register for resale the Reduction Securities on Form S-3, in which case such Registration Statement shall be on another appropriate form for such purpose). The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Demand Period or Shelf Period, as applicable.

(e)          Delay in Filing; Suspension of Registration. If a majority of the Board of Directors of the Company determines in good faith that the filing, initial effectiveness or continued use of a Shelf Registration Statement or a Demand Registration Statement at any time would (i) render the Company unable to comply with applicable securities laws, (ii) require the inclusion or filing of financial statements under Rules 3-05 or 3-14 or Article 11 under the Securities Act with respect to an acquisition at a significance level of greater than 50% that the Company is reasonably unable to include or file at such time or (iii) require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension for a period of more than sixty (60) consecutive calendar days on any one occasion or an aggregate of ninety (90) days in any twelve (12) month period, and in any case not more than three (3) times in any twelve (12) month period. In the case of a Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above, and agree to keep the fact of any Suspension strictly confidential. The Company shall immediately notify the Holders upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to any Registration Statement that is subject to a Suspension, if required by the Securities Act, including the undertakings required to be included in any Registration Statement pursuant to Item 512 of Regulation S-K.

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Section 2.02.         Demand Registration.

(a)          Demand Registration. Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

(b)          Demand Notice. Promptly upon receipt of any Demand Request on a date on which the Company is not eligible to file a Shelf Registration Statement (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders, and the Company shall include in such Demand Registration Statement all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.02(b) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. If any Holder does not deliver a notice within five (5) Business Days after the delivery of the Demand Notice, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.02 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02(b)).

(c)          Demand Withdrawal. Any Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Sections 2.02(a) or 2.02(b), may withdraw all or any portion of its Registrable Securities from a Demand Registration by providing written notice to the Company at least two (2) Business Days prior to the effectiveness of the applicable Demand Registration Statement or, in the case of an Underwritten Offering, at least two (2) Business Days prior to the time of pricing of such Underwritten Offering. The Company shall continue its reasonable best efforts to secure effectiveness of the applicable Demand Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the Demand Registration Statement pursuant to Section 2.02(a) or 2.02(b) so long as the Initiating Holder has not withdrawn all of its Registrable Securities to be included in such Demand Registration Statement; provided, however, if the Initiating Holder has requested for all of its Registrable Securities to be withdrawn from such Demand Registration Statement, the Company shall immediately cease all efforts to secure effectiveness of the applicable Demand Registration Statement, even if one or more other Holders have requested for Registrable Securities to be included in such applicable Demand Request pursuant to Section 2.02(b) and such withdrawn Demand Registration Statement shall not count towards the limitation on Registration Statements set forth in Section 2.01(c).

(d)          Effective Registration. The Company shall use reasonable best efforts to cause any Demand Registration Statement to be declared effective by the SEC and to remain effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn) (the applicable period, the “Demand Period”).

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Section 2.03.         Shelf Registration.

(a)          Filing.

(i)          Subject to the limitations set forth in Section 2.01(c) and (e), if a Shelf Request is made, the Company shall1 file with the SEC a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale by Holders from time to time in accordance with the methods of distribution elected by the Initiating Holder and set forth in the Shelf Registration Statement and, as promptly practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. Each Shelf Request shall specify the kind of Registrable Securities to be Registered, the intended methods of disposition thereof and, unless the Company is a WKSI at the time of such Shelf Request, the aggregate amount thereof. At any time prior to or after the filing of a Shelf Registration Statement, a Holder may request, which request shall be deemed a Shelf Request for purposes of Section 2.01(c), that the number of its Registrable Securities previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to take all actions reasonably necessary to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter, which actions may include causing a post-effective amendment to such Shelf Registration Statement to be filed or filing a new Shelf Registration Statement; provided, that such requests by any Holder and such filings by the Company shall be subject to the limitations of Section 2.01(c). If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, such request shall be deemed to be a Demand Request for purposes of Section 2.01(c) and the Company’s obligations under Section 2.02 shall apply with respect to such request.

(ii)         If, on the date of the Shelf Request, the Company is a WKSI, then the Holders should be permitted to include in such Shelf Request an unspecified amount of Registrable Securities. The Company shall provide to the Holders the information necessary to determine the Company’s status as a WKSI upon request.

(b)          Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until such date as all Registrable Securities covered thereby cease to be Registrable Securities (such period of effectiveness, the “Shelf Period”).

1 Note to Cleary: Time periods in 2.01(b)

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(c)          Shelf Notice. Promptly upon receipt of a Shelf Request pursuant to Section 2.03(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of the receipt of such request, describing it in reasonable detail, to all other Holders. If the Company is not a WKSI, the Company shall offer each such Holder the opportunity to include in the Shelf Registration Statement the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Notice has been delivered. If any such Holder receiving the Shelf Notice does not deliver a notice within five (5) Business Days after the date that the Shelf Notice has been delivered, such Holder shall be deemed to have irrevocably waived any and all right under this Section 2.03with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.03). If the Company is a WKSI, no Holder shall be required to request inclusion of Registrable Securities in the Shelf Registration Statement until such time that the Company delivers a WKSI Takedown Request in connection with such Shelf Registration Statement pursuant to Section 2.03(d) hereunder.

(d)          WKSI Takedown. In the event that the Company is a WKSI and has filed a Shelf Registration Statement registering an unspecified amount of Registrable Securities pursuant to Section 2.03(a)(ii), an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement may be initiated at any time and from time to time during the effectiveness of a Shelf Registration Statement, by notice to the Company specifying the intended method or methods of disposition thereof, by written request of an Initiating Holder to the Company (each, a “WKSI Takedown Request”) to effect a public offering of all or a portion of an Initiating Holder’s Registrable Securities that are covered or will be covered by such Shelf Registration Statement. As soon as practicable after the receipt of a WKSI Takedown Request the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose. For the avoidance of doubt, a WKSI Takedown Request with respect to an Underwritten Offering and shall be subject to the procedures, conditions and restrictions set forth in Section 2.07(a).

(e)          Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a Registration pursuant to this Section 2.03 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder and provided such Registrable Securities have been assigned to such partners or members in accordance with Section 3.04 in connection with such distribution.

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Section 2.04.         Piggyback Registration.

(a)          Participation. Subject to the limitations set forth in Section 2.01, if the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of any equity securities of the Company or Opco for the account of the Company or Opco or for the account of any other Persons (other than (i) a Registration under Sections 2.01, 2.02 or 2.03, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) in connection with an “at-the-market” equity distribution program or dividend reinvestment program or (iv) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.07(c), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register or sell any securities, and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or sell or to delay Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register or sell, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Brookfield, the Advisor, the Property Manager or the Demanding Holders to request that such Registration be effected as a Demand Registration under Section 2.01 or an Underwritten Offering, as the case may be, and (ii) in the case of a determination to delay Registering or selling, in the absence of a Demand Request or a request with respect to a Underwritten Offering, shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling such other securities.

(b)          Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities in a Company Public Sale (other than in an Underwritten Offering, in which case Section 2.07(f) shall apply) by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing at least two (2) Business Days prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Company Public Sale as to which such withdrawal was made.

Section 2.05.         Black-out Periods.

(a)          Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) distributions-in-kind to a Holder’s partners or members but only if such partners or members agree to be bound by the restrictions therein; and (ii) transfers to Affiliates for so long as they remain Affiliates, but only if such Affiliates agree to be bound by the restrictions herein as a Permitted Assignee pursuant to Section 3.04.

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(b)          Black-out Period for the Company and Others. In the case of an Underwritten Offering for Registrable Securities pursuant to Section 2.07(a), the Company and the Holders agree, if requested by the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from (i) to the extent, but only to the extent, any such holder holds more than 5% of the outstanding Common Shares, each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, and (ii) all directors and executive officers of the Company, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.08), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 2.05 as if it were a Holder hereunder.

Section 2.06.         Registration Procedures.

(a)          In connection with the Company’s obligations under Sections 2.01, 2.02, 2.03 and 2.04, the Company shall use its reasonable best efforts to effect any Registration and to permit the sale of any Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)          prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel; (y) except in the case of a Registration under Section 2.04, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the underwriters (if any) shall reasonably object; and (z) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

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(ii)         prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Participating Holder (to the extent such request relates to information relating to such Holder) or (y) necessary to keep such Registration effective for such period as required by Section 2.02(d) or Section 2.03(b), whichever is applicable, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)        notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)        promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)         to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

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(vi)        use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)       promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement such information as the managing underwriter or underwriters agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to a Registration Statement;

(viii)      furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)         deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter, it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

(x)          on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.02(d) or Section 2.03(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)         cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely removal of any restrictive legends from Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

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(xii)        use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)       not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities (and if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company);

(xiv)      make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings then being undertaken;

(xv)       enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Initiating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)      obtain for delivery to the underwriter or underwriters, if any, with copies to the Participating Holders, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance;

(xvii)     in the case of an Underwritten Offering, (a) obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) obtain the required consents from the Company’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement;

(xviii)    cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

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(xix)       use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)       use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii)      make available upon reasonable notice at reasonable times and for reasonable periods for inspection, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Brookfield, the Advisor, the Property Manager or the Demanding Holders, as applicable, or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.06(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this Agreement or any other obligation to maintain confidence of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person without reference to the confidential information provided by the Company or its Representatives;

(xxiii)     in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

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(xxv)     take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition to the Holders of Registrable Securities in accordance with the terms of this Agreement.

(b)          The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.06(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d)          To the extent that Brookfield, the Advisor or the Property Manager or any of their Affiliates, as applicable, is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of Brookfield, the Advisor or the Property Manager, or one of their Affiliates, as applicable, in its role as deemed underwriter in addition to its capacity as Holder and (2) Brookfield, the Advisor or the Property Manager, or any of and their Affiliates , as applicable, shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.

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Section 2.07.         Underwritten Offerings.

(a)          Underwritten Offering Requests. Upon the written request of any Initiating Holder from time to time for an Underwritten Offering under a Registration Statement filed in accordance with the terms of this Agreement (an “Underwritten Offering Request”), the Company shall (A) promptly give written notice of such Underwritten Offering Request to the other Holders and (B) cooperate with such Initiating Holder and any underwriter, as well as any other Holders that have requested that their Registrable Securities be included in such Underwritten Offering within two (2) Business Days after receiving the notice from the Company in clause (A) above, in effecting an Underwritten Offering under any Registration Statement filed pursuant to this Agreement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided, however, that (x) all Holders shall not be entitled to make in the aggregate more than three (3) Underwritten Offering Requests that result in priced Underwritten Offerings in any twelve (12) month period; and (y) any such Initiating Holder may withdraw or abandon the Underwritten Offering Request at any time prior to any Underwritten Offering becoming priced. Each Underwritten Offering Request will specify the number of Registrable Securities proposed by the Holder to be included in such Underwritten Offering, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which may not be less than $50,000,000. If requested by the underwriters for any Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. Participating Holders shall cooperate with the Company in the negotiation and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

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(b)          Priority.

(i)          Notwithstanding any other provision of this Section 2.07, in the case of an Underwritten Offering pursuant to an Underwritten Offering Request, if the managing underwriter or underwriters of an Underwritten Offering advise the selling Holders that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Underwritten Offering (i) first, shall be allocated to the Initiating Holder and, if the Demanding Holders are the Initiating Holder, pro rata among the Demanding Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company and any other Holder that has a right to participate in such Underwritten Offering proposes to include in such Underwritten Offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.

(ii) The Company will have the right to delay an Underwritten Offering by an Initiating Holder following receipt of an Underwritten Offering Request if the Company, not more than 30 days prior to receipt of such request indicated intent (either by (i) circulating to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities of the Company, (ii) soliciting bids for a primary offering of equity securities of the Company, or (iii) otherwise reaching an understanding with an underwriter with respect to a primary offering of equity securities of the Company), and intends to effect its own Underwritten Offering by giving the Initiating Holder written notice of such intent (a “Stand-Down Notice”), whereby the Company’s obligation to cooperate with the Initiating Holder and any underwriter in effecting an Underwritten Offering shall be suspended until the later of the Resumption Date (as defined below) and the expiration of any lock-up agreement required to be entered into by the Initiating Holder pursuant to Section 2.05; provided, however, that (x) the Company will not be entitled to deliver a Stand-Down Notice in respect of an Underwritten Offering Request later than 5 p.m. New York time on the third (3rd) Business Day following receipt of such Underwritten Offering Request; (y) the Company will not be entitled to more than one (1) Stand-Down Notice in any twelve (12) month period; and (z) the Company will be deemed to have rescinded the Stand-Down Notice automatically, whereby the Company’s obligation to cooperate with the Initiating Holder and any underwriter in effecting an Underwritten Offering shall resume, if (I) the Launch Date in respect of the Company’s Underwritten Offering has not occurred by the end of the tenth (10th) Business Day after the date of the Underwritten Offering Request or (II) the Company’s Underwritten Offering has not been priced by the end of the fifth (5th) Business Day after the Launch Date (the date following automatic rescission of a Stand-Down Notice pursuant to either clause (I) and clause (II) above, a “Resumption Date”). The Holders acknowledge and agree that the receipt of any Stand-Down Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any Stand-Down Notice confidential.

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(c)          Piggyback Registrations. In connection with any Underwritten Offering of shares of the Company’s equity Securities pursuant to Section 2.04, the Company shall not be required to include any Registrable Securities in such Underwritten Offering unless such selling Holders accept the terms of the Underwritten Offering as agreed upon between the Company and its underwriters. In connection with any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration pursuant to Section 2.04, if the managing underwriter or underwriters of such proposed Underwritten Offering informs the Company in writing (a copy of which shall be provided to the Holders) that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be allocated (i) first, 100% of the securities proposed to be sold in such Underwritten Offering by the Company or (subject to Section 2.08) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Underwritten Offering, any other securities eligible for inclusion in such Underwritten Offering.

(d)          Participation in Underwritten Registrations. Subject to the provisions of Section 2.07(a) and Section 2.07(c) above and this Section 2.07(d), no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) promptly completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(e)          Underwriters, Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.07(a), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined in good faith by the Initiating Holder, and the Initiating Holder shall have the right to select one or more underwriters for such Underwritten Offering; provided, that any underwriter must be approved by the Company, which approval will not be unreasonably withheld, conditioned or delayed. In the case of any Underwritten Offering under Section 2.04, the Company shall have the sole right to determine the underwriters and all other matters affecting the Underwritten Offering, including the price, underwriting discount and other financial terms of the Underwritten Offering.

(f)          Withdrawal. In the case of any Underwritten Offering under Section 2.07(a) or 2.04, each of the Holders may withdraw all or part of their Registrable Securities from such Underwritten Offering any Holder may elect to withdraw all or part of its Registrable Securities from such Underwritten Offering by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing at least two (2) Business Days prior to the earlier of the anticipated Launch Date and the anticipated pricing or trade date of such Underwritten Offering and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Underwritten Offering as to which such withdrawal was made.

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Section 2.08.         No Inconsistent Agreements. The Company shall not hereafter enter into, and, following the closing of the transactions contemplated by the Framework Agreement, is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.

Section 2.09.         Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto and expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and any subsidiaries of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then customary underwriting practice (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable and documented fees and disbursements of one legal counsel for Brookfield and, if Brookfield is not the Initiating Holder, the Initiating Holder, not to exceed $100,000 in the aggregate for all jurisdictions in connection with the filing of the Shelf Registration Statement or any Underwritten Offering, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration; (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); and (xi) if the underwriter for any Underwritten Offering reasonably determines a “road show” is necessary, all expenses incurred by the Company related to the road show for such Underwritten Offering, and all reasonable and documented out of pocket expenses of Brookfield and, if Brookfield is not the Initiating Holder, the Initiating Holder to the extent, but only to the extent, the managing underwriter explicitly requests the participation of either Brookfield or the Initiating Holder in such road show, including all travel, meals and lodging of the Company. All such expenses are referred to herein as “Registration Expenses.” Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses in connection with any Registration begun pursuant to Sections 2.02 or 2.03(a) if the applicable request is subsequently withdrawn at the request of the Initiating Holder (in which case the Initiating Holder shall bear such expenses), unless the Holders agree to forfeit their right to one Registration provided for in Section 2.01(c). The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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Section 2.10.         Indemnification.

(a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by an indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

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(b)          Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from(i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Participating Holder pursuant to Section 2.10(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, such consent not to be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party, such consent not to be unreasonably withheld, conditioned or delayed. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.10(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

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(d)          Contribution.   If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.10 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 2.10), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, (as well as any other relevant equitable considerations). In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.10(a) and Section 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.10(b) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 2.10and sufficient in respect of all Losses referred to under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.10(a) and Section 2.10(b) hereof without regard to the provisions of this Section 2.10(d). The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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Section 2.11.         Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of Brookfield, the Advisor or the Property Manager make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time), and it will take such further action as Brookfield, the Advisor or the Property Manager may reasonably request, all to the extent required from time to time to enable Brookfield, the Advisor or the Property Manager to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Article III

MISCELLANEOUS

Section 3.01.         Term. Except for the obligations to maintain confidentiality set forth in Section 2.06(a)(xxiii), the provisions of Section 2.10 and all provisions of this Article III, which shall survive any such termination, this Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as all Registrable Securities cease to be Registrable Securities; provided, however, any obligations of the Company to any Holder will terminate as to such Holder when such Holder no longer owns any Registrable Securities.

Section 3.02.         Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which transmission is confirmed), emailed (which receipt is confirmed) or sent by overnight courier (providing proof of delivery), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), to the parties at the following addresses:

if to the Company:	Hospitality Investors Trust, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: Paul Hughes
Email: PHughes@ar-global.com
Facsimile: (212) 421-5799

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with a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Attention: Steven L. Lichtenfeld
Michael E. Ellis
Email: slichtenfeld@proskauer.com
mellis@proskauer.com
Facsimile: (212) 969-2900

if to Brookfield:	c/o Brookfield Property Group
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Lowell Baron
Andrew Burych
Email: lowell.baron@brookfield.com
andrew.burych@brookfield.com

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Steven L. Wilner
Neil Q. Whoriskey
Email: swilner@cgsh.com
nwhoriskey@cgsh.com
Facsimile: (212) 225-3999

if to the Advisor:	American Realty Capital Hospitality Advisors, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: Jesse Charles Galloway
Email: jgalloway@ar-global.com
Facsimile: (646) 861-7804

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with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com
Facsimile: (212) 492-0105

if to the Property Manager:	American Realty Capital Hospitality Properties, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: Jesse Charles Galloway
Email: jgalloway@ar-global.com
Facsimile: (646) 861-7804

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com
Facsimile: (212) 492-0105

if to any other Holder who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder, or such other address, email address or facsimile number as any party may hereafter specify by like notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until 9:00 a.m. local time on the next succeeding Business Day in the place of receipt.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Section 3.03.         Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed by the Company, Brookfield (or if Brookfield is no longer a party to this Agreement, a majority of Holders of then-outstanding Registrable Securities issued or issuable upon conversion of CPUs into OP Units and the redemption thereof for Common Shares), and, if the Advisor or the Property Manager continues to be a party to this Agreement and the extent such amendment or waiver adversely effects the rights of the Advisor or the Property Manager hereunder, the Advisor and the Property Manager, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all parties to this Agreement.

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Section 3.04.         Successors, Assigns and Transferees. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement by operation of Law or otherwise without the prior written consent of the other parties hereto except any Holder may assign all or a portion of its rights or obligations hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities (each such Person, a “Permitted Assignee”); provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Transaction Documents, including the Purchase Agreement, the A&R Opco LPA, or the Company’s Charter in effect as of the date of such assignment, transfer or other disposition; provided, further however no Brookfield Excluded Affiliate may be a Permitted Assignee under this Section 3.04 unless, in the case of a Transfer from Brookfield or a Brookfield Affiliate, prior to the applicable transfer of Registrable Securities, and as a condition thereof, the applicable Brookfield Excluded Affiliate notifies the Company in writing of such Transfer, which notice shall include a confirmation that such Permitted Transferee is an Affiliate of Brookfield and that, following such transfer, shall no longer be a Brookfield Excluded Affiliate for purposes of this Agreement or any of the other Transaction Documents, including the Purchase Agreement and the A&R Opco LPA. Such Permitted Assignees and any other Person that acquires Registrable Securities in accordance with the terms of the Transaction Documents, shall execute a counterpart to this Agreement and become a party hereto with all the rights and obligations set forth hereunder and such Permitted Assignee’s Registrable Securities shall be subject to the terms of this Agreement.

Section 3.05.         Binding Effect. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties (whether by merger, consolidation, acquisition of all or substantially all of the assets of the respective party or otherwise).

Section 3.06.         Third Parties. Other than each other Person entitled to indemnity or contribution under Section 2.10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

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Section 3.07.         Governing Law; Injunctive Relief. This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur if any of the provisions of this Agreement (including failing to take such actions that are required of it hereunder to consummate the transactions contemplated by this Agreement) were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions, specific performance and other equitable relief, without proof of actual damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York, in addition to any other remedy to which they are entitled at Law or in equity for any such breach. Each of the parties agree that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. The parties hereto agree that (i) by seeking the remedies provided for in this Section 3.07 a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement and (ii) the commencement of any action or proceeding pursuant to this Section 3.07 or anything set forth in this Section 3.07 shall not restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

Section 3.08.         Jurisdiction; Waiver of Jury Trial. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.08 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 3.08, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 3.02 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 3.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 3.09.         Entire Agreement. This Agreement and the other documents delivered pursuant to or in connection with this Agreement, including the other Transaction Documents, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Except as otherwise expressly provided herein (including Section 3.04), no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 3.10.         Severability. If any term or provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms. Upon such a declaration by a court of competent jurisdiction, the parties shall use their respective reasonable best efforts to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement to be consummated as originally contemplated to the fullest extent possible.

Section 3.11.         Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

Section 3.12.         No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future director, officer, employee, incorporator, stockholder, equity holder, controlling Person, portfolio company, manager, advisor, managing member, member, general partner, limited partner, principal or other agent of any Holder or of any Affiliate or assignee thereof (excluding, for the avoidance of doubt, the Company and Opco, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement or the transactions contemplated herein or for any claim based on, in respect of or by reason of the respective obligations of such Holder under this Agreement. Without limiting the rights of any party against any other party hereto, in no event shall any party or any party’s Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each party hereby waives and releases all such Liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

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Section 3.13.         Headings. The heading references herein and in the table of contents hereto are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

BROOKFIELD

Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC

By:
Name:
Title:

ADVISOR

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

PROPERTY MANAGER

AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC

By: American Realty Capital Hospitality Special Limited Partner, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit H

RESERVED

EXHIBIT H

[RESERVED]

Exhibit I

Mutual Waiver and Release

[see attached]

EXHIBIT I

MUTUAL WAIVER AND RELEASE

This MUTUAL WAIVER AND RELEASE (this “Agreement”), dated as of [•], 2017, is by and among (i) American Realty Capital Hospitality Advisors, LLC (the “Advisor”), (ii) American Realty Capital Hospitality Properties, LLC (the “Hospitality Manager”), (iii) American Realty Capital Hospitality Grace Portfolio, LLC (the “Grace Manager” and together with the Hospitality Manager, the “Property Manager”), (iv) Crestline Hotels & Resorts, LLC (“Crestline”), (v) Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) (“ARCH”), (vi) Hospitality Investors Trust Operating Partnership, L.P. (formerly known as American Realty Capital Hospitality Operating Partnership, L.P.) (the “OP”), (vii) American Realty Capital Hospitality Special Limited Partnership, LLC (the “Special Limited Partner” and together with the Advisor, the Hospitality Manager, the Grace Manager and Crestline, the “Advisor Parties”), and (viii) Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC, a Delaware limited liability company and an entity that is controlled, directly or indirectly, by Brookfield Asset Management, Inc. (the “Investor” and together with ARCH and the OP, the “REIT Parties”).

WITNESSETH:

WHEREAS, the Advisor Parties and the REIT Parties have entered into that certain Framework Agreement, dated as of January 12, 2017 (the “Framework Agreement”); and

WHEREAS, in connection with the Closing, the Advisor Parties and the REIT Parties have agreed to execute and delivery to the other this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Waiver and Release by REIT Parties.

(a) Effective as of the date hereof, except as otherwise provided in Section 1(b) (which matters are expressly not waived or released under this Agreement):

(i)        each of the REIT Parties (other than the Investor), on its own behalf and on behalf of its Affiliates and Representatives, in each case in each of their capacities as such, and the respective predecessors, successors and assigns of the foregoing (in their respective capacities as such) (collectively with the REIT Parties (other than the Investor), the “REIT Releasors”), does hereby irrevocably, unconditionally, completely, fully and forever waive, release, acquit and discharge each of the Advisor Parties, each of their respective members, partners, equityholders, Affiliates and Representatives, in each case in each of their capacities as such, and the respective predecessors, successors and assigns of the foregoing (in their respective capacities as such) (collectively with the Advisor Parties, the “Advisor Releasors”), jointly and individually, of and from any and all Proceedings and Losses that the REIT Releasors, ever had, now has, or which he, she or it or his, her or its successors and assigns shall or may have, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, arising out of or related to acts or omissions of the Advisor Releasors, in each case, prior to the date hereof (including, without limitation, arising out of or relating to the Advisory Agreement, the OP Agreement and the Property Management Agreements) (such matters, the “Released Matters” and each such Proceeding and Loss as to such REIT Releasors, but expressly excluding the matters set forth in Section 1(b), a “REIT Released Claim”); and

(ii)        the Investor, on its own behalf and on behalf of its Affiliates and Representatives, in each case in each of their capacities as such, and the respective predecessors, successors and assigns of the foregoing (in their respective capacities as such) (collectively with the Investor, the “Investor Releasors”), does hereby irrevocably, unconditionally, completely, fully and forever waive, release, acquit and discharge each of the Advisor Releasors jointly and individually, of and from any and all Proceedings and Losses that the Investor Releasors ever had, now has, or which he, she or it or his, her or its successors and assigns shall or may have, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, arising out of or related to acts or omissions of the Advisor Releasors solely in respect of ARCH, the OP or their respective subsidiaries in each case, prior to the date hereof (such matters, the “Investor Released Matters” and each such Proceeding and Loss as to such Investor Releasors, but expressly excluding the matters set forth in Section 1(b), an “Investor Released Claim”).

(b) Notwithstanding anything in Section 1(a) to the contrary, with respect to a REIT Releasor and/or an Investor Releasor, the REIT Released Claims and the Investor Released Claims do not include any Proceedings or Losses arising (i) under the Framework Agreement or any document or instrument delivered pursuant to or in connection with the transactions contemplated by Framework Agreement (including, without limitation, this Agreement, but expressly excluding the SPA (as defined in the Framework Agreement)), and (ii) with respect any Representatives of a REIT Party that are also employed by any Advisor Releasor (A) to salaries, bonuses and expenses that have accrued or that may be payable to such Representative (including any employment agreement to which such Representative is a party), or (B) any other rights that have accrued, that may accrue or that may be payable to such Representative in accordance with the terms of any employment agreement to which such Representative is a party, in each case, entered into prior to or on the date hereof.

(c) Each REIT Party (other than Investor), on behalf of itself and each of its REIT Releasors, (i) represents and warrants that no such REIT Releasor has pledged, assigned or otherwise transferred to any person all or any portion of any REIT Released Claims (or any Proceedings or Losses that, but for any such pledge, assignment or transfer, would constitute REIT Released Claims) or any rights or entitlements with respect thereto; (ii) covenants and agrees, to the extent not prohibited by applicable law, that no such REIT Releasor shall, either individually or in concert with another person or group of persons, maintain or cause to be maintained any action, in any capacity whatsoever, against any of the Advisor Releasors based upon any of the REIT Released Claims; and (iii) shall indemnify and hold harmless each of the Advisor Releasors from and against any and all losses incurred by any of the Advisor Releasors, by reason of any breach of any of the representations, warranties, covenants or agreements in clause (i) or (ii) of this Section 1(c).

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(d) Investor, on behalf of itself and each of its Investor Releasors, (i) represents and warrants that no such Investor Releasor has pledged, assigned or otherwise transferred to any person all or any portion of any Investor Released Claims (or any Proceedings or Losses that, but for any such pledge, assignment or transfer, would constitute Investor Released Claims) or any rights or entitlements with respect thereto; (ii) covenants and agrees, to the extent not prohibited by applicable law, that no such Investor Releasor shall, either individually or in concert with another person or group of persons, maintain or cause to be maintained any action, in any capacity whatsoever, against any of the Advisor Releasors based upon any of the Investor Released Claims; and (iii) shall indemnify and hold harmless each of the Advisor Releasors from and against any and all losses incurred by any of the Advisor Releasors, by reason of any breach of any of the representations, warranties, covenants or agreements in clause (i) or (ii) of this Section 1(d).

2.           Waiver and Release by Advisor Parties.

(a) Effective as of the date hereof, except as otherwise provided in Section 2(b) (which matters are expressly not waived or released under this Agreement), each of the Advisor Parties, on behalf of itself and each of its Advisor Releasors, does hereby irrevocably, unconditionally, completely, fully and forever waive, release, acquit and discharge each of the REIT Releasors and each of the Investor Releasors, jointly and individually, of and from any and all Proceedings and Losses that the Advisor Releasors ever had, now has, or which he, she or it or his, her or its successors and assigns shall or may have, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, arising out of or related to acts or omissions of REIT Releasors and/or the Investor Releasors, in each case, prior to the date hereof (including, without limitation, arising out of or relating to the Advisory Agreement, the OP Agreement and the Property Management Agreements) (such matters, the “Advisor Released Matters” and each such Proceeding and Loss as to such Advisor Releasors, but expressly excluding the matters set forth in Section 2(b), an “Advisor Released Claim”)

(b) Notwithstanding anything in Section 2(a) to the contrary, with respect to an Advisor Releasor, the Advisor Released Claims do not include any Proceedings or Losses arising under the Framework Agreement or any document or instrument delivered pursuant to or in connection with the transactions contemplated by the Framework Agreement (including, without limitation, this Agreement, but expressly excluding the SPA (as defined in the Framework Agreement)).

(c) Each Advisor Party, on behalf of itself and each of its Advisor Releasors, (i) represents and warrants that no such Advisor Releasor has pledged, assigned or otherwise transferred to any person all or any portion of any Advisor Released Claims (or any Proceedings or Losses that, but for any such pledge, assignment or transfer, would constitute Advisor Released Claims) or any rights or entitlements with respect thereto; (ii) covenants and agrees, to the extent not prohibited by applicable law, that no such Advisor Releasor shall, either individually or in concert with another person or group of persons, maintain or cause to be maintained any action, in any capacity whatsoever, against any of the REIT Releasors or any of the Investor Releasors based upon any of the Advisor Released Claims; and (iii) shall indemnify and hold harmless each of the REIT Releasors and each of the Investor Releasors from and against any and all losses incurred by any of the REIT Releasors or Investor Releasors, by reason of any breach of any of the representations, warranties, covenants or agreements in clause (i) or (ii) of this Section 2(c).

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3.            Definitions.

(a) Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Framework Agreement.

(a) “Action” means any action, claim, lawsuit, legal proceeding, whistleblower complaint, litigation, arbitration and mediation, and any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Authority.

(b) “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors or managers (or other persons acting in similar capacities) of such person or otherwise to direct or cause the direction of the management and policies of such person through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of this Agreement (i) no REIT Party shall be deemed to be an “Affiliate” of any Advisor Party, (ii) no Advisor Party shall be deemed to be an “Affiliate” of any REIT Party, and (iii) the Investor shall not be deemed to be an “Affiliate” of any REIT Party.

(c) “Liabilities” means any debt, obligation or liability of any nature (including any unmatured, unaccrued, unasserted, contingent, conditional, joint or several liability), regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation or liability is immediately due and payable.

(d) “Losses” means all damages, Proceedings, Liabilities, fines, fees, penalties, costs and expenses (including the third party costs of investigation, preparation and defense, amounts paid in settlement and reasonable attorneys’ fees and disbursements).

(e) “Governmental Authority” means any federal, national, supranational, state, county, provincial, local or other governmental, regulatory or administrative authority, agency or commission, or court or other judicial or arbitral body.

(f) “Person” means an individual or entity, including a partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.

(g) “Proceedings” means governmental, judicial, administrative or adversarial proceedings (public or private), Actions or other disputes, including any adversarial proceedings arising out of this Agreement.

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(h) “Representatives” of a Person means any directors, officers, employees, agents and other authorized representatives of such Person.

4.           Entire Agreement. This Agreement (together with the Framework Agreement and the other documents contemplated thereby) constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

5.           Miscellaneous. Sections 11 (Counterparts), 12 (Governing Law; Specific Performance; WAIVER OF JURY TRIAL), 13 (Severability), 14 (Further Assurances), 15 (Parties in Interest), 17 (Headings), 18 (Expenses), 19 (Construction), 20 (Assignment) and Section 22 (Amendments and Waivers) of the Framework Agreement are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its sole member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its managing member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

Signature page to Mutual Waiver and Release

AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC

By: American Realty Capital Hospitality Properties, LLC, its sole member

By: American Realty Capital Hospitality Special Limited Partnership, LLC, its managing member

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

AMERICAN REALTY CAPITAL HOSPITALITY SPECIAL LIMITED PARTNERSHIP, LLC

By: American Realty Capital IX, LLC, its sole member

By: AR Capital, LLC, its sole member

By:
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

CRESTLINE HOTELS & RESORTS, LLC

By:
Name:
Title:

Signature page to Mutual Waiver and Release

HOSPITALITY INVESTORS TRUST, INC.

By:
Name:
Title:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

By: Hospitality Investors Trust, Inc., its general partner

By:
Name:
Title:

Signature page to Mutual Waiver and Release

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II, LLC

By:
Name:
Title:

Signature page to Mutual Waiver and Release

SCHEDULE I

Transition Personnel

SCHEDULE II

ARCH Consents and Approvals

SCHEDULE III

Advisor Party Consents and Approvals

SCHEDULE IV

Certain Transition Matters

SCHEDULE V

Employee Covenants